                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

                                    Depositor

                        NEW CENTURY MORTGAGE CORPORATION,

                                    Servicer

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                     Trustee

                         POOLING AND SERVICING AGREEMENT
                           Dated as of August 1, 2005

               Carrington Home Equity Loan Trust, Series 2005-NC4
                     Asset-Backed Pass-Through Certificates



                                                                                               PAGE
                                                                                               ----

   SECTION 2.03  Repurchase or Substitution of Mortgage Loans by the Responsible Party

   SECTION 2.07  Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II

   SECTION 3.05  No Contractual Relationship Between Sub-Servicers, the Trustee or the



                                       -i-

                                   (continued)



                                                                                               PAGE
                                                                                               ----

   SECTION 3.11  Withdrawals from the Custodial Account and Certificate Account.............    65

   SECTION 3.12  Investment of Funds in the Custodial Account and the Certificate
                 Account....................................................................    67

   SECTION 3.13  [Reserved].................................................................    68

   SECTION 3.14  Maintenance of Hazard Insurance and Errors and Omissions and Fidelity

   SECTION 3.24  Obligations of the Servicer in Respect of Prepayment Interest
                 Shortfalls.................................................................    78

   SECTION 3.25  Obligations of the Servicer in Respect of Mortgage Rates and Monthly



                                      -ii-

                                   (continued)



                                                                                               PAGE
                                                                                               ----



                                      -iii-

                                   (continued)



                                                                                               PAGE
                                                                                               ----

   SECTION 12.02 Class CE Certificateholder's Directions With Respect to Defaulted
                 Mortgage Loans.............................................................   133


                                      -iv-

Exhibits
--------

Exhibit A-1      Form of Class A-1 Certificate
Exhibit A-2      Form of Class A-2 Certificate
Exhibit A-3      Form of Class A-3 Certificate
Exhibit A-4      Form of Class M-1 Certificate
Exhibit A-5      Form of Class M-2 Certificate
Exhibit A-6      Form of Class M-3 Certificate
Exhibit A-7      Form of Class M-4 Certificate
Exhibit A-8      Form of Class M-5 Certificate
Exhibit A-9      Form of Class M-6 Certificate
Exhibit A-10     Form of Class M-7 Certificate
Exhibit A-11     Form of Class M-8 Certificate
Exhibit A-12     Form of Class M-9 Certificate
Exhibit A-13     Form of Class M-10 Certificate
Exhibit A-14     Form of Class CE Certificate
Exhibit A-15     Form of Class P Certificate
Exhibit A-16     Form of Class R Certificate
Exhibit B        [Reserved]
Exhibit C-1      Form of Trustee's Initial Certification
Exhibit C-2      Form of Trustee's Final Certification
Exhibit D        Form of Mortgage Loan Purchase Agreement
Exhibit E        Request for Release
Exhibit F-1      Form of Transferor Representation Letter and Form of Transferee
                 Representation Letter in Connection with Transfer of the
                 Private Certificates Pursuant to Rule 144A Under the 1933 Act
Exhibit F-2      Form of Transfer Affidavit and Agreement and Form of Transferor
                 Affidavit in Connection with Transfer of Residual Certificates
Exhibit G        Form of Certification with respect to ERISA and the Code
Exhibit H        Form of Lost Note Affidavit
Exhibit I-1      Form of Certification to Be Provided by the Servicer with Form
                 10-K
Exhibit I-2      Form of Certification to Be Provided to Servicer by the Trustee
Exhibit J        Form of Annual Statement as to Compliance
Exhibit K-1      Form of Swap Agreement
Exhibit K-2      Schedule of Swap Agreement Notional Balances
Exhibit L        Form of Report Pursuant to Section 12.01

Schedule 1       Mortgage Loan Schedule
Schedule 2       Prepayment Charge Schedule

                                       -v-

     This Pooling and Servicing Agreement, is dated and effective as of July 1,
2005, among STANWICH ASSET ACCEPTANCE COMPANY, L.L.C. as Depositor, NEW CENTURY
MORTGAGE CORPORATION as Servicer and DEUTSCHE BANK NATIONAL TRUST COMPANY as
Trustee.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in each REMIC (as defined herein) created hereunder. The Trust Fund (as defined herein) will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

                                     REMIC I

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets (other than any Servicer Prepayment Charge Payment Amounts, the Swap Account and the
Swap Agreement) subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I."
The Class R-I Interest will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial
Uncertificated Balance and, for purposes of satisfying Treasury regulation
Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the
REMIC I Regular Interests (as defined herein). None of the REMIC I Regular
Interests will be certificated.

                  REMIC I              INITIAL             LATEST POSSIBLE
DESIGNATION   REMITTANCE RATE   UNCERTIFICATED BALANCE    MATURITY DATE(1)
-----------   ---------------   ----------------------   ------------------
  I-LTAA       Variable (2)        $678,605,702.40           April 25, 2027
  I-LTA1       Variable (2)        $     3,070,520        November 25, 2031
  I-LTA2       Variable (2)        $       978,750       September 25, 2035
  I-LTA3       Variable (2)        $     1,081,810       September 25, 2035
  I-LTM1       Variable (2)        $       290,830       September 25, 2035
  I-LTM2       Variable (2)        $       259,670       September 25, 2035
  I-LTM3       Variable (2)        $       180,040       September 25, 2035
  I-LTM4       Variable (2)        $       270,060       September 25, 2035
  I-LTM5       Variable (2)        $       117,720       September 25, 2035
  I-LTM6       Variable (2)        $       114,250       September 25, 2035
  I-LTM7       Variable (2)        $        93,480       September 25, 2035
  I-LTM8       Variable (2)        $        69,250       September 25, 2035
  I-LTM9       Variable (2)        $       131,570       September 25, 2035
  I-LTM10      Variable (2)        $        55,390       September 25, 2035
  I-LTZZ       Variable (2)        $  7,134,737.60       September 25, 2035
   I-LTP       Variable (2)        $        100.00       September 25, 2035

----------
(1)  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the
     Mortgage Loan with the latest maturity date has been designated as the
     "latest possible maturity date" for each REMIC I Regular Interest.

(2)  Calculated in accordance with the definition of "REMIC I Remittance Rate"
     herein.

                                    REMIC II

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
II." The Class R-II Interest will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the
Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the
"latest possible maturity date" for the indicated Classes of Certificates.



                                    INITIAL AGGREGATE
                                  CERTIFICATE PRINCIPAL   LATEST POSSIBLE MATURITY
DESIGNATION   PASS-THROUGH RATE          BALANCE                   DATE(1)
-----------   -----------------   ---------------------   ------------------------

 Class A-1(2)    Variable(2)          $  307,052,000         November 25, 2027
 Class A-2(2)    Variable(2)          $   97,875,000        September 25, 2031
 Class A-3(2)    Variable(2)          $  108,181,000        September 25, 2035
 Class M-1(2)    Variable(2)          $   29,083,000        September 25, 2035
 Class M-2(2)    Variable(2)          $   25,967,000        September 25, 2035
 Class M-3(2)    Variable(2)          $   18,004,000        September 25, 2035
 Class M-4(2)    Variable(2)          $   27,006,000        September 25, 2035
 Class M-5(2)    Variable(2)          $   11,772,000        September 25, 2035
 Class M-6(2)    Variable(2)          $   11,425,000        September 25, 2035
 Class M-7(2)    Variable(2)          $    9,348,000        September 25, 2035
 Class M-8(2)    Variable(2)          $    6,925,000        September 25, 2035
 Class M-9(2)    Variable(2)          $   13,157,000        September 25, 2035
Class M-10(2)    Variable(2)          $    5,539,000        September 25, 2035
 Class CE (3)    Variable(4)          $   21,019,880        September 25, 2035
  Class P          N/A(5)             $       100.00        September 25, 2035


----------
(1)  For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the
     Mortgage Loans with the latest maturity date has been designated as the
     "latest possible maturity date" for each Class of Certificates.

(2)  Calculated in accordance with the definition of "Pass-Through Rate" herein.
     The Class A and Class M Certificates represent ownership of REMIC II
     Regular Interests, together with certain rights to payments to be made from amounts received under the Swap Agreement which payments are treated for federal income tax purposes as being made outside of REMIC II by the holder of the Class CE Certificates, as the owner of the Swap Agreement.

(3)  The Class CE Certificates will be comprised of two REMIC II Regular
     Interests, a principal only regular interest designated REMIC II Regular
     Interest CE-PO and an interest only regular interest designated REMIC II
     Regular Interest CE-IO, each of which will be entitled to distributions as set forth herein.

(4)  The Class CE Certificates will accrue interest at its variable Pass-Through
     Rate on the Notional Amount of the Class CE-IO outstanding from time to time which notional amount shall equal the aggregate Uncertificated Balance of the REMIC I Regular Interests. The Class CE Certificates will not accrue interest on its Certificate Principal Balance. The rights of the Holder of the Class CE Certificates to payments from the Swap Agreement shall be outside and apart from its rights under the REMIC II Regular Interests
     CE-IO and CE-PO.

(5)  The Class P Certificates will not accrue interest.

     As of the Cut-off Date, the Mortgage Loans had an aggregate Stated
Principal Balance equal to $702,638,786.40.

     In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee agree as follows:

                                        2

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01 Defined Terms. Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

     "Accepted Servicing Practices": The servicing standards set forth in
Section 3.01.

     "Accrued Certificate Interest": With respect to any Class A Certificate,
Mezzanine Certificate and the Class CE Certificates and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through
Rate for such Certificate for such Distribution Date on the Certificate
Principal Balance, in the case of the Class A Certificates and the Mezzanine
Certificates, or on the Notional Amount, in the case of the Class CE
Certificates, of such Certificate immediately prior to such Distribution Date.
The Class P Certificates is not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the
Class A Certificates and the Mezzanine Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest
Accrual Period. All distributions of interest on the Class CE Certificates will be based on a 360-day year consisting of twelve 30-day months. Accrued
Certificate Interest with respect to each Distribution Date, as to any Class A
Certificate, Mezzanine Certificate or the Class CE Certificates, shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof of the sum of (a) the aggregate Prepayment Interest
Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act
Interest Shortfall, if any, for such Distribution Date. In addition, Accrued
Certificate Interest with respect to each Distribution Date, as to the Class CE
Certificates shall be reduced by an amount equal to the portion allocable to the
Class CE Certificates of Realized Losses, if any, pursuant to Section 4.04 hereof.

     "Adjustable-Rate Mortgage Loan": Each of the Mortgage Loans identified on the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

     "Adjustment Date": With respect to each Adjustable-Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the
Cut-off Date as to each Adjustable-Rate Mortgage Loan is set forth in the
Mortgage Loan Schedule.

     "Advance": As to any Mortgage Loan or REO Property, any advance made by the
Servicer in respect of any Distribution Date pursuant to Section 4.03.

     "Advance Facility": As defined in Section 3.26(a).

     "Advance Facility Trustee": As defined in Section 3.26(b).

                                        3

     "Advancing Person": As defined in Section 3.26(a) hereof.

     "Affected Party": As defined in the Swap Agreement.

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Allocated Realized Loss Amount": With respect to any Distribution Date and any Class of Mezzanine Certificates, the sum of (i) any Realized Losses
allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date minus the amount of the increase in the related Certificate Principal Balance due to the receipt of
Subsequent Recoveries as provided in Section 4.01.

     "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder's office), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Custodial Account and Certificate Account as of the close of business on the related Determination Date, (b) the aggregate of any amounts received in respect of an REO Property withdrawn from any REO Account and deposited in the
Certificate Account for such Distribution Date pursuant to Section 3.23, (c) the aggregate of any amounts deposited in the Certificate Account by the Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to
Section 3.24, (d) the aggregate of any Advances made by the Servicer for such
Distribution Date pursuant to Section 4.03 and (e) the aggregate of any Advances made by the Trustee as successor Servicer or any other successor Servicer for such Distribution Date pursuant to Section 7.02, reduced (to not less than zero), by (2) the portion of the amount described in clause (1)(a) above that represents (i) Monthly Payments on the Mortgage Loans received from a Mortgagor on or prior to the Determination Date but due during any Due Period subsequent to the related Due Period, (ii) Principal Prepayments on the Mortgage Loans
received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to

                                        4

the related Prepayment Period) (other than Prepayment Charges), (iii)
Liquidation Proceeds and Insurance Proceeds received in respect of the Mortgage
Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Seller or any Sub-Servicer
pursuant to Section 3.11, Section 3.12, Section 8.05 or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Trustee Fee payable from the Certificate Account pursuant to Section 8.05, (vi) amounts deposited in the
Custodial Account or the Certificate Account in error, (vii) the amount of any
Prepayment Charges collected by the Servicer in connection with the Principal
Prepayment of any of the Mortgage Loans or any Servicer Prepayment Charge
Payment Amount and (viii) any Net Swap Payments owed to the Swap Counterparty and Swap Termination Payments owed to the Swap Counterparty not due to a Swap
Counterparty Trigger Event for such Distribution Date.

     "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the
United States Code), as amended.

     "Bankruptcy Loss": With respect to any Mortgage Loan, a Realized Loss resulting from a Deficient Valuation or Debt Service Reduction.

     "Bloomberg": As defined in Section 4.02.

     "Book-Entry Certificate": The Class A Certificates and the Mezzanine
Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

     "Book-Entry Custodian": The custodian appointed pursuant to Section 5.01.

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of California, the State of New York or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

     "Cash-Out Refinancing": A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage or subordinate mortgage on the related Mortgaged
Property and any closing costs related to such Refinance Mortgage Loan.

     "Certificate": Any one of the Carrington Home Equity Loan Trust, Series
2005-NC4 Asset-Backed Pass-Through Certificates, Class A-1, Class A-2, Class
A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
M-7, Class M-8, Class M-9, Class M-10, Class CE, Class P and Class R issued under this Agreement.

     "Certificate Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b), which shall be entitled "Deutsche
Bank National Trust Company, as Trustee, in trust for the registered holders of
Carrington Home Equity Loan Trust, Series 2005-NC4 Asset-Backed Pass-Through
Certificates." The Certificate Account must be an Eligible Account.

                                        5

     "Certificate Factor": With respect to any Class of Regular Certificates as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance
(or the Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and in the case of the Mezzanine Certificates and the
Class CE Certificates, the allocations of Realized Losses in reduction of the
Certificate Principal Balance (or the Notional Amount, in the case of the Class
CE Certificates) of such Class of Certificates to be made on such Distribution
Date), and the denominator of which is the initial aggregate Certificate
Principal Balance (or the Notional Amount, in the case of the Class CE
Certificates) of such Class of Certificates as of the Closing Date.

     "Certificate Margin": With respect to each class of the Class A
Certificates and Mezzanine Certificates and, for purposes of the Marker Rate and the Maximum I-LTZZ Uncertificated Interest Deferral Amount, the specified REMIC
I Regular Interest, as follows:

                                        Margin
                                   ---------------
Class   REMIC I Regular Interest   (1)(%)   (2)(%)
-----   ------------------------   ------   ------
 A-1                               0.150%   0.300%
 A-2                               0.270%   0.540%
 A-3                               0.400%   0.800%
 M-1                               0.480%   0.720%
 M-2                               0.500%   0.750%
 M-3                               0.530%   0.795%
 M-4                               0.750%   1.125%
 M-5                               0.800%   1.200%
 M-6                               1.400%   2.100%
 M-7                               1.550%   2.325%
 M-8                               1.850%   2.775%
 M-9                               2.150%   3.225%
 M-10                              2.150%   3.225%

----------
(1)  For each Interest Accrual Period for each Distribution Date on or prior to the Optional Termination Date.

(2)  For each Interest Accrual Period thereafter.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the
Depositor or the Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee may conclusively rely upon a certificate of the Depositor or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to "Holders" or "Certificateholders"
shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                                        6

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the
Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to each Class A Certificate,
Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to
Section 4.01, minus all distributions allocable to principal made thereon and, in the case of the Mezzanine Certificates, Realized Losses allocated thereto on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial
Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificates as of any date of determination, an amount equal to the Percentage Interest evidenced by such
Certificate times the excess, if any, of (A) the then aggregate Uncertificated
Balance of the REMIC I Regular Interests over (B) the then aggregate Certificate
Principal Balance of the Class A Certificates, the Mezzanine Certificates and
the Class P Certificates then outstanding.

     "Certificate Register": The register maintained pursuant to Section 5.02.

     "Class": Collectively, all of the Certificates bearing the same class designation.

     "Class A-1 Certificates": Any one of the Class A-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class A-2 Certificates": Any one of the Class A-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class A-3 Certificates": Any one of the Class A-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class A Certificates": Collectively, the Class A-1 Certificates, the Class
A-2 Certificates and the Class A-3 Certificates.

     "Class A Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the aggregate Certificate Principal Balance of the Class
A Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 48.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization
Floor Amount.

                                        7

     "Class CE Certificate": Any one of the Class CE Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-13 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions together with certain rights to payments under the Swap Agreement.

     "Class M-1 Certificate": Any one of the Class M-1 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-1 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date) and (ii)
the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i)
56.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

     "Class M-2 Certificate": Any one of the Class M-2 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-5 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-2 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii)
the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on
such Distribution Date) and (iii) the Certificate Principal Balance of the Class
M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 64.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization
Floor Amount.

     "Class M-3 Certificate": Any one of the Class M-3 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-6 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-3 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after

                                        8

taking into account the distribution of the Class A Principal Distribution
Amount on such Distribution Date), (ii) the Certificate Principal Balance of the
Class M-1 Certificates (after taking into account the distribution of the Class
M-1 Principal Distribution Amount on such Distribution Date), (iii) the
Certificate Principal Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such
Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3
Certificates immediately prior to such Distribution Date over (y) the lesser of
(A) the product of (i) 69.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization
Floor Amount.

     "Class M-4 Certificate": Any one of the Class M-4 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-7 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-4 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii)
the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on
such Distribution Date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the distribution of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 77.10% and (ii) the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of
the last day of the related Due Period over the Overcollateralization Floor
Amount.

     "Class M-5 Certificate": Any one of the Class M-5 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-8 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-5 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii)
the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on
such Distribution Date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the distribution of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates

                                        9

immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 80.50% and (ii) the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of
the last day of the related Due Period over the Overcollateralization Floor
Amount.

     "Class M-6 Certificate": Any one of the Class M-6 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-9 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-6 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii)
the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on
such Distribution Date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the distribution of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 83.80% and (ii) the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of
the last day of the related Due Period over the Overcollateralization Floor
Amount.

     "Class M-7 Certificate": Any one of the Class M-7 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-10 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-7 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii)
the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on
such Distribution Date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the distribution of the Class M-2
Principal Distribution Amount on such

                                       10

Distribution Date), (iv) the Certificate Principal Balance of the Class M-3
Certificates (after taking into account the distribution of the Class M-3
Principal Distribution Amount on such Distribution Date), (v) the Certificate
Principal Balance of the Class M-4 Certificates immediately prior to such
Distribution Date (after taking into account the distribution of the Class M-4
Principal Distribution Amount on such Distribution Date), (vi) the Certificate
Principal Balance of the Class M-5 Certificates immediately prior to such
Distribution Date (after taking into account the distribution of the Class M-5
Principal Distribution Amount on such Distribution Date), (vii) the Certificate
Principal Balance of the Class M-6 Certificates immediately prior to such
Distribution Date (after taking into account the distribution of the Class M-6
Principal Distribution Amount on such Distribution Date), the Certificate
Principal Balance of the Class M-6 Certificates immediately prior to such
Distribution Date (after taking into account the distribution of the Class M-6
Principal Distribution Amount on such Distribution Date) and (viii) the
Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 86.50% and
(ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period over the Overcollateralization Floor Amount.

     "Class M-8 Certificate": Any one of the Class M-8 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-11 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-8 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii)
the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on
such Distribution Date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the distribution of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), the Certificate Principal

                                       11

Balance of the Class M-6 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-6 Principal
Distribution Amount on such Distribution Date), (viii) the Certificate Principal
Balance of the Class M-7 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-7 Principal
Distribution Amount on such Distribution Date), the Certificate Principal
Balance of the Class M-7 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-7 Principal
Distribution Amount on such Distribution Date), and (ix) the Certificate
Principal Balance of the Class M-8 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 88.50% and (ii)
the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period over the Overcollateralization Floor Amount.

     "Class M-9 Certificate": Any one of the Class M-9 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-12 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-9 Principal Distribution Amount": With respect to any Distribution
Date, the excess of (x) the sum of (i) the aggregate Certificate Principal
Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution Date), (ii)
the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on
such Distribution Date), (iii) the Certificate Principal Balance of the Class
M-2 Certificates (after taking into account the distribution of the Class M-2
Principal Distribution Amount on such Distribution Date), (iv) the Certificate
Principal Balance of the Class M-3 Certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on such Distribution
Date), (v) the Certificate Principal Balance of the Class M-4 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-4 Principal Distribution Amount on such Distribution
Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-5 Principal Distribution Amount on such Distribution
Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), the Certificate Principal Balance of the Class M-6 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-6 Principal Distribution Amount on such Distribution
Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), the Certificate Principal Balance of the Class M-7 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-7 Principal Distribution Amount on such Distribution
Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution
Date), the Certificate Principal Balance of the Class M-8 Certificates
immediately prior to such Distribution Date (after taking into account the distribution of the Class M-8 Principal Distribution Amount on such Distribution
Date), and (x) the Certificate Principal Balance of the Class M-9 Certificates
immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.30% and (ii) the aggregate Stated Principal Balance of the
Mortgage Loans as of the last day of the

                                       12

related Due Period and (B) the excess, if any, of the aggregate Stated Principal
Balance of the Mortgage Loans as of the last day of the related Due Period over the Overcollateralization Floor Amount.

     "Class M-10 Certificate": Any one of the Class M-10 Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-13 and evidencing (i) a Regular Interest in REMIC II for purposes of the REMIC Provisions and (ii) the right to receive payments from the
Swap Account to the extent described herein.

     "Class M-10 Principal Distribution Amount": With respect to any
Distribution Date, the excess of (x) the sum of (i) the aggregate Certificate
Principal Balance of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates
(after taking into account the distribution of the Class M-1 Principal
Distribution Amount on such Distribution Date), (iii) the Certificate Principal
Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution
Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates
(after taking into account the distribution of the Class M-3 Principal
Distribution Amount on such Distribution Date), (v) the Certificate Principal
Balance of the Class M-4 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-4 Principal
Distribution Amount on such Distribution Date), (vi) the Certificate Principal
Balance of the Class M-5 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-5 Principal
Distribution Amount on such Distribution Date), (vii) the Certificate Principal
Balance of the Class M-6 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-6 Principal
Distribution Amount on such Distribution Date), the Certificate Principal
Balance of the Class M-6 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-6 Principal
Distribution Amount on such Distribution Date), (viii) the Certificate Principal
Balance of the Class M-7 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-7 Principal
Distribution Amount on such Distribution Date), the Certificate Principal
Balance of the Class M-7 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-7 Principal
Distribution Amount on such Distribution Date), (ix) the Certificate Principal
Balance of the Class M-8 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-8 Principal
Distribution Amount on such Distribution Date), (x) the Certificate Principal
Balance of the Class M-8 Certificates immediately prior to such Distribution
Date (after taking into account the distribution of the Class M-9 Principal
Distribution Amount on such Distribution Date) and (xi) the Certificate
Principal Balance of the Class M-10 Certificates immediately prior to such
Distribution Date over (y) the lesser of (A) the product of (i) 93.90% and (ii)
the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (B) the excess, if any, of the aggregate Stated
Principal Balance of the Mortgage Loans as of the last day of the related Due
Period over the Overcollateralization Floor Amount.

                                       13

     "Class P Certificate": Any one of the Class P Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-14 and evidencing a Regular Interest in REMIC II for purposes of the REMIC Provisions.

     "Class Principal Distribution Amount": The Class A Principal Distribution
Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal
Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4
Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount,
Class M-8 Principal Distribution Amount, Class M-9 Principal Distribution Amount
or Class M-10 Principal Distribution Amount.

     "Class R Certificate": Any one of the Class R Certificates executed, authenticated and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-15 and evidencing the ownership of the Class R-I Interest and the Class R-II Interest.

     "Class R-I Interest": The uncertificated Residual Interest in REMIC I.

     "Class R-II Interest": The uncertificated Residual Interest in REMIC II.

     "Closing Date": August 16, 2005.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Commission": The Securities and Exchange Commission.

     "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place,
Santa Ana, California 92705-4934, Attn: CA0504, or at such other address as the
Trustee may designate from time to time by notice to the Certificateholders, the
Depositor and the Servicer.

     "Corresponding Certificate": With respect to each REMIC I Regular Interest set forth below, the Regular Certificate set forth in the table below:

REMIC I REGULAR INTEREST   CERTIFICATE
------------------------   -----------
         I-LTA1             Class A-1
         I-LTA2             Class A-2
         I-LTA3             Class A-3
         I-LTM1             Class M-1
         I-LTM2             Class M-2
         I-LTM3             Class M-3
         I-LTM4             Class M-4
         I-LTM5             Class M-5
         I-LTM6             Class M-6
         I-LTM7             Class M-7
         I-LTM8             Class M-8
         I-LTM9             Class M-9
         I-LTM10           Class M-10
          I-LTP              Class P

                                       14

     "Credit Enhancement Percentage": For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate
Certificate Principal Balances of the Mezzanine Certificates and the Class CE
Certificates calculated after taking into account payments of principal on the
Mortgage Loans and distribution of the Principal Distribution Amount to the
Certificates then entitled to distributions of principal on such Distribution
Date, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period.

     "Custodial Account": The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section
3.10(a), which shall be entitled "New Century Mortgage Corporation, as Servicer for Deutsche Bank National Trust Company, as Trustee, in trust for the registered holders of Carrington Home Equity Loan Trust, Series 2005-NC4,
Asset-Backed Pass-Through Certificates." The Custodial Account must be an
Eligible Account.

     "Cut-off Date": With respect to each Original Mortgage Loan, August 1,
2005. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the "Cut-off Date," when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for each such Mortgage Loan.

     "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

     "Defaulting Party": As defined in the Swap Agreement.

     "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding Stated Principal Balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

     "Definitive Certificates": As defined in Section 5.01(b).

     "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by a
Qualified Substitute Mortgage Loan.

     "Delinquency Percentage": As of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate
Stated Principal Balance of the Rolling Three-Month Delinquency Rate of the
Mortgage Loans that, as of the last day of the previous calendar month, are 60 or more days delinquent, are in foreclosure, have been converted to REO
Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO
Properties as of the last day of the previous calendar month; provided, however, that any

                                       15

Mortgage Loan purchased by the Servicer pursuant to Section 3.16(c) shall not be included in either the numerator or the denominator for purposes of calculating the Delinquency Percentage.

     "Depositor": Stanwich Asset Acceptance Company, L.L.C., a Delaware limited liability company, or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede &
Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and
a "clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act.

     "Depository Institution": Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United
States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least P-1 by Moody's,
F-1 by Fitch (if rated by Fitch) and A-1+ by S&P.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such
REO Property in a trade or business conducted by REMIC I other than through an
Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO
Property solely because the Trustee (or the Servicer on behalf of the Trustee)
establishes rental terms, chooses tenants, enters into or renews leases, makes payment on or otherwise discharges tax or insurance obligations, or makes decisions as to repairs or capital expenditures with respect to such REO
Property.

     "Disqualified Organization": Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, including, if not otherwise included, any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for
Freddie Mac, a

                                       16

majority of its board of directors is not selected by such governmental unit),
(ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the
Code, (v) an "electing large partnership" and (vi) any other Person as set forth in an Opinion of Counsel delivered to the Trustee and the Depositor to the effect that the holding of an Ownership Interest in a Residual Certificate by
such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such
Person. The terms "United States," "State" and "international organization"
shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in September 2005.

     "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any
Mortgage Loan under terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such
Distribution Date occurs, the day during the related Due Period on which such
Monthly Payment was due), in each case exclusive of any days of grace.

     "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such
Distribution Date occurs and ending on the first day of the month of such
Distribution Date.

     "EDGAR": As defined in Section 4.06.

     "Eligible Account": Any of (i) an account or accounts maintained with a
Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC or (iii) a segregated non-interest bearing trust account or accounts maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Excess Overcollateralized Amount": With respect to the Class A
Certificates and the Mezzanine Certificates and any Distribution Date, the
excess, if any, of (i) the Overcollateralization Amount for such Distribution
Date (calculated for this purpose only after assuming that 100% of the Principal
Remittance Amount on such Distribution Date has been distributed) over (ii) the
Overcollateralization Target Amount for such Distribution Date.

                                       17

     "Exchange Act": As defined in Section 4.06.

     "Expense Adjusted Mortgage Rate": With respect to any Mortgage Loan (or the related REO Property) and any Distribution Date, a per annum rate of interest equal to the then applicable Mortgage Rate thereon as of the first day of the related Due Period minus the sum of (i) the Trustee Fee Rate and (ii) the
Servicing Fee Rate.

     "Extraordinary Trust Fund Expense": Any amounts reimbursable to the Trustee or any director, officer, employee or agent of the Trustee from the Trust Fund pursuant to Section 8.05 or Section 10.01(c) and any amounts payable from the
Certificate Account in respect of taxes pursuant to Section 10.01(g)(iii) and any costs of the Trustee for the recording of the Assignments pursuant to
Section 2.01 (to the extent the Seller is unable to pay such costs).

     "Fannie Mae": Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage
Association Charter Act, or any successor thereto.

     "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

     "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the
Responsible Party, the Depositor or the Servicer pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01), a determination made by the
Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery
Determination made thereby.

     "Fitch": Fitch Ratings, or its successor in interest.

     "Fixed Swap Payment": With respect to any Distribution Date on or prior to the distribution date in December 2008, an amount equal to the product of (x) a fixed rate equal to 4.409% per annum, (y) the Swap Agreement Notional Balance for that Distribution Date and (z)(i) with respect to the initial Distribution
Date, a fraction, the numerator of which is 40 and the denominator of which is
360 and (ii) with respect to each Distribution Date thereafter, a fraction, the numerator of which is 30 and the denominator of which is 360.

     "Floating Swap Payment": With respect to any Distribution Date on or prior to the Distribution Date in December 2008, an amount equal to the product of (x)
Swap LIBOR as determined pursuant to the Swap Agreement, (y) the Swap Agreement
Notional Balance for that Distribution Date and (z) a fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the Swap Agreement and the denominator of which is 360.

     "Formula Rate": For any Distribution Date and the Class A Certificates and
the Mezzanine Certificates, One-Month LIBOR plus the related Margin.

                                       18

     "Freddie Mac": Freddie Mac, a corporate instrumentality of the United
States created and existing under Title III of the Emergency Home Finance Act of
1970, as amended, or any successor thereto.

     "Gross Margin": With respect to each Adjustable-Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the
Index on each Adjustment Date in accordance with the terms of the related
Mortgage Note used to determine the Mortgage Rate for such Adjustable-Rate
Mortgage Loan.

     "Highest Priority": As of any date of determination, the Class of Mezzanine
Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

     "Indenture": An indenture relating to the issuance of notes secured by the
Class CE Certificates, the Class P Certificates and/or the Class R Certificates
(or any portion thereof).

     "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, the Servicer, the Seller and their respective Affiliates, (ii) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the
Servicer, the Seller or any Affiliate thereof, and (iii) is not connected with the Depositor, the Servicer, the Seller or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be
Independent of the Depositor, the Servicer, the Seller or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Servicer, the Seller or any Affiliate
thereof, as the case may be.

     "Independent Contractor": Either (i) any Person (other than the Servicer)
that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly,
35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury
Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the
Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of
Section 860D(a) of the Code), or cause any income realized in respect of such
REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to each Adjustable-Rate Mortgage Loan and each related Adjustment Date, the index specified in the related Mortgage Note.

                                       19

     "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

     "Interest Accrual Period": With respect to any Distribution Date and the
Class A Certificates and the Mezzanine Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such
Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such
Distribution Date. With respect to any Distribution Date and the Class CE
Certificates and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month preceding the month in which such
Distribution Date occurs.

     "Interest Carry Forward Amount": With respect to any Distribution Date and the Class A Certificates or the Mezzanine Certificates, the sum of (i) the
amount, if any, by which (a) the Interest Distribution Amount for such Class of
Certificates as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class of Certificates in respect of interest on such immediately preceding Distribution Date, (ii) the amount of any Interest
Carry Forward Amount for such Class of Certificates remaining unpaid from the previous Distribution Date and (iii) accrued interest on the sum of (i) and (ii)
above calculated at the related Pass-Through Rate for the most recently ended
Interest Accrual Period.

     "Interest Determination Date": With respect to the Class A Certificates, the Mezzanine Certificates, REMIC I Regular Interest I-LTA1, REMIC I Regular
Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest
I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC
I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular
Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest
I-LTM8, REMIC I Regular Interest I-LTM9 and REMIC I Regular Interest I-LTM10 and
any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

     "Interest Distribution Amount": With respect to any Distribution Date and the Class A Certificates, the Mezzanine Certificates and the Class CE
Certificates, the aggregate Accrued Certificate Interest on the Certificates of
such Class for such Distribution Date.

     "Interest Remittance Amount": For any Distribution Date, that portion of the Available Distribution Amount for the related Distribution Date that represents interest received or advanced on the Mortgage Loans.

     "Investment Account": As defined in Section 3.12.

     "Late Collections": With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period, whether as late payments of Monthly Payments or as Insurance
Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without

                                       20

regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

     "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from REMIC I, by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01.
With respect to any REO Property, either of the following events: (i) a Final
Recovery Determination is made as to such REO Property; or (ii) such REO
Property is removed from REMIC I by reason of its being purchased pursuant to
Section 9.01.

     "Liquidation Proceeds": The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO
Disposition) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan through a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.16(c), Section 3.23 or Section 9.01.

     "Loan-to-Value Ratio": As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

     "London Business Day": Any day on which banks in the City of London and New
York are open and conducting transactions in United States dollars.

     "Marker Rate": With respect to the Class CE Certificates or the REMIC II
Regular Interest CE-IO and any Distribution Date, a per annum rate equal to two
(2) multiplied by the weighted average of the REMIC I Remittance Rates for the
REMIC I Regular Interests (other than REMIC I Regular Interest I-LTP and REMIC I
Regular Interest I-LTAA), with the rate on each such REMIC I Regular Interest
(other than REMIC I Regular Interest I-LTZZ) subject to a cap equal to the
Pass-Through Rate for the related Corresponding Certificate and with the rate on
REMIC I Regular Interest I-LTZZ subject to a cap of zero, in each case for purposes of this calculation; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Accrual Period and the denominator of which is 30.

     "Maximum I-LTZZ Uncertificated Interest Deferral Amount": With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC I
Remittance Rate applicable to REMIC I Regular Interest I-LTZZ for such
Distribution Date on a balance equal to the Uncertificated Balance of REMIC I
Regular Interest I-LTZZ minus the REMIC I Overcollateralized Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC I
Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular
Interest I-LTA3, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest
I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC
I Regular

                                       21

Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest
I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9 and
REMIC I Regular Interest I-LTM10 for such Distribution Date, with the rate on each such REMIC I Regular Interest subject to a cap equal to the lesser of (i)
One-Month LIBOR plus the related Margin for the related Corresponding
Certificate and (ii) the Net WAC Pass-Through Rate for the related Corresponding
Certificate; provided, however, each cap shall be multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest
Accrual Period and the denominator of which is 30.

     "Maximum Mortgage Rate": With respect to each Adjustable-Rate Mortgage
Loan, the percentage set forth in the related Mortgage Note as the maximum
Mortgage Rate thereunder.

     "Mezzanine Certificates": Collectively, the Class M-1 Certificates, the
Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates,
the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7
Certificates, the Class M-8 Certificates, the Class M-9 Certificates and the
Class M-10 Certificates.

     "Minimum Mortgage Rate": With respect to each Adjustable-Rate Mortgage
Loan, the percentage set forth in the related Mortgage Note as the minimum
Mortgage Rate thereunder.

     "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined:
(a) after giving effect to (i) any Deficient Valuation and/or Debt Service
Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief
Act; (b) without giving effect to any extension granted or agreed to by the
Servicer pursuant to Section 3.07 and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

     "Moody's": Moody's Investors Service, Inc., or its successor in interest.

     "Mortgage": With respect to each Mortgage Note, the mortgage, deed of trust or other instrument creating a first lien or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

     "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee and delivered to the Trustee pursuant to Section 2.01 or Section 2.03(b) of this
Agreement, as held from time to time as a part of the Trust Fund, the Mortgage
Loans so held being identified in the Mortgage Loan Schedule.

     "Mortgage Loan Purchase Agreement": The agreement among the Seller, the
Responsible Party and the Depositor, regarding the sale of the Mortgage Loans by the Seller to the Depositor, substantially in the form of Exhibit D annexed hereto.

                                       22

     "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in REMIC I on such date, attached hereto as Schedule 1. The Mortgage
Loan Schedule shall set forth the following information with respect to each
Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the state and zip code of the Mortgaged Property;

          (iii) a code indicating whether the Mortgaged Property is
     owner-occupied;

          (iv) the type of Residential Dwelling constituting the Mortgaged
     Property;

          (v) the original months to maturity;

          (vi) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

          (vii) the Loan-to-Value Ratio at origination;

          (viii) the Mortgage Rate in effect immediately following the Cut-off
     Date;

          (ix) (A) the date on which the first Monthly Payment was due on the
     Mortgage Loan and (B) if such date is not consistent with the Due Date currently in effect, such Due Date;

          (x) the stated maturity date;

          (xi) the amount of the Monthly Payment at origination;

          (xii) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

          (xiii) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

          (xiv) the original principal amount of the Mortgage Loan;

          (xv) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

          (xvi) with respect to each Adjustable-Rate Mortgage Loan, the
     Adjustment Dates, the Gross Margin, the Maximum Mortgage Rate, the Minimum
     Mortgage Rate, the Periodic Rate Cap, the maximum first Adjustment Date
     Mortgage Rate adjustment, the first Adjustment Date immediately following the origination date and the rounding code (i.e., nearest 0.125%, next highest 0.125%);

          (xvii) a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing);

                                       23

          (xviii) the Mortgage Rate at origination;

          (xix) a code indicating the documentation program (i.e., Full
     Documentation, Limited Documentation, Stated Income Documentation);

          (xx) the risk grade;

          (xxi) the Value of the Mortgaged Property;

          (xxii) the sale price of the Mortgaged Property, if applicable;

          (xxiii) the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;

          (xxiv) the type and term of the related Prepayment Charge;

          (xxv) the program code; and

          (xxvi) the total amount of points and fees charged such Mortgage Loan.

     The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date:

          (1)  the number of Mortgage Loans;

          (2)  the current Stated Principal Balance of the Mortgage Loans;

          (3)  the weighted average Mortgage Rate of the Mortgage Loans and

          (4)  weighted average maturity of the Mortgage Loans.

     The Mortgage Loan Schedule shall be amended from time to time by the
Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

     "Mortgage Note": The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

     "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 and existing from time to time thereafter, and any REO Properties acquired in respect thereof.

     "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, with respect to the Adjustable-Rate Mortgage Loans, (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as

                                       24

adjusted on the most recent Adjustment Date equal to the sum, rounded as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such
Adjustable-Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i)
the Mortgage Rate in effect immediately prior to the Adjustment Date less the
Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

     "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of a fee simple estate in a parcel of land improved by a Residential Dwelling.

     "Mortgagor": The obligor on a Mortgage Note.

     "Net Monthly Excess Cashflow": With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of (x)
the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Senior Interest Distribution Amount
distributable to the holders of the Class A Certificates, (B) the Interest
Distribution Amount distributable to the holders of the Mezzanine Certificates and (C) the Principal Remittance Amount.

     "Net Mortgage Rate": With respect to any Mortgage Loan (or the related REO
Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee
Rate.

     "Net Swap Payment": With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the
Swap Counterparty or the Trustee, on behalf of the Trust, which net payment shall not take into account any Swap Termination Payment.

     "Net WAC Pass-Through Rate": With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, a rate per annum equal to the product of (x) the excess, if any, of (i) the weighted average of the Expense
Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans as of the first day of the month preceding the month of such Distribution Date over (ii) the Net
Swap Payment owed to the Swap Counterparty or Swap Termination Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger Event, if any,
expressed as a percentage, equal to a fraction, the numerator of which is equal to such Net Swap Payment owed to the Swap Counterparty or Swap Termination
Payment owed to the Swap Counterparty not due to a Swap Counterparty Trigger
Event and the denominator of which is equal to the Stated Principal Balance of the Mortgage Loans, multiplied by 12 and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Interest Accrual Period. For federal income tax purposes, however, clause (i) above shall be the equivalent of that which is provided in such clause expressed as a per annum rate equal to the weighted average of the REMIC
I Remittance Rates on the REMIC I Regular Interests, weighted on the basis of the Uncertificated Balance of each such REMIC I Regular Interests.

                                       25

     "Net WAC Rate Carryover Amount": With respect to any Class of the Class A
Certificates and the Mezzanine Certificates and any Distribution Date, the sum
of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates for such Distribution Date calculated at the related Formula
Rate for such Distribution Date over (ii) the amount of interest accrued on such
Class of Certificates at the Net WAC Pass-Through Rate for such Distribution
Date and (B) the related Net WAC Rate Carryover Amount for the previous
Distribution Date not previously distributed, together with interest thereon at a rate equal to the related Formula Rate for such Class of Certificates for such
Distribution Date.

     "New Lease": Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

     "Nonrecoverable Advance": Any Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed
Advance, would not be ultimately recoverable from related Late Collections,
Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related
Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage
Loan or REO Property as provided herein.

     "Non-United States Person": Any Person other than a United States Person.

     "Notional Amount": With respect to the Class CE Certificates and any
Distribution Date, the aggregate Uncertificated Balance of the REMIC I Regular
Interests for such Distribution Date.

     "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Servicer, the Seller or the
Depositor, as applicable.

     "One-Month LIBOR": With respect to the Class A Certificates, the Mezzanine
Certificates and for purposes of the Marker Rate and Maximum I-LTZZ
Uncertificated Interest Deferral Amount, REMIC I Regular Interest I-LTA1, REMIC
I Regular Interest I-LTA2,

                                       26

REMIC I Regular Interest I-LTA3, REMIC I Regular Interest I-LTM1, REMIC I
Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular
Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular Interest
I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC
I Regular Interest I-LTM9 and REMIC I Regular Interest I-LTM10 and any Interest
Accrual Period therefor, the rate determined by the Trustee on the related
Interest Determination Date on the basis of the offered rate for one-month U.S.
dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m.
(London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S.
dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination
Date. In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such
Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve
Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest
Determination Date, the Trustee, after consultation with the Depositor, shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor or the Servicer, acceptable to the Trustee, if such opinion is delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a
REMIC or (b) compliance with the REMIC Provisions must be an opinion of
Independent counsel.

     "Original Mortgage Loan": Any of the Mortgage Loans included in REMIC I as of the Closing Date.

     "Originator": New Century Mortgage Corporation, a California corporation, or its successor in interest.

     "Overcollateralization Amount": With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage
Loans and REO Properties as of the last day of the related Due Period over (b)
the sum of the aggregate Certificate Principal Balance of the Class A
Certificates, the Mezzanine Certificates and the Class P Certificates.

     "Overcollateralization Deficiency Amount": With respect to any Distribution
Date, the excess, if any, of (a) the Overcollateralization Target Amount
applicable to such Distribution Date over (b) the Overcollateralization Amount applicable to such Distribution Date (calculated

                                       27

for this purpose only after assuming that 100% of the Principal Remittance
Amount on such Distribution Date has been distributed).

         "Overcollateralization Floor Amount": With respect to any Distribution
Date, the amount equal to 0.50% of the aggregate Stated Principal Balance of the
Mortgage Loans as of the Cut-off Date.

          "Overcollateralization Increase Amount": With respect to any
Distribution Date, the lesser of (a) the Overcollateralization Deficiency Amount as of such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed) and (b) the sum of (i) Accrued Certificate Interest payable on the
Class CE Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section
4.04. and (ii) payments made by the Swap Counterparty pursuant to Section
4.07(c)(C).

     "Overcollateralization Reduction Amount": With respect to any Distribution
Date, an amount equal to the lesser of (a) the Principal Remittance Amount on such Distribution Date and (b) the Excess Overcollateralized Amount.

     "Overcollateralization Target Amount": With respect to any Distribution
Date, (i) prior to the Stepdown Date, an amount equal to 3.05% of the aggregate outstanding Stated Principal Balance of the Mortgage Loans as of the Cut-off
Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 6.10% of the then current aggregate outstanding
Stated Principal Balance of the Mortgage Loans as of the last day of the related
Due Period and (y) the Overcollateralization Floor Amount, or (iii) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization
Target Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the
Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the
Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "Pass-Through Rate": With respect to the Class A Certificates and the
Mezzanine Certificates and any Distribution Date, the lesser of (x) the related
Formula Rate for such Distribution Date and (y) the Net WAC Pass-Through Rate for such Distribution Date. With respect to the Class CE Certificates and any
Distribution Date, (i) a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the interest on the Uncertificated
Balance of each REMIC I Regular Interest described in clause (y) below computed at a rate equal to the related REMIC I Remittance Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC I
Regular Interest I-LTAA, I-LTA1, I-LTA2, I-LTA3, I-LTM1, I-LTM2, I-LTM3, I-LTM4,
I-LTM5, I-LTM6, I-LTM7, I-LTM8, I-LTM9, I-LTM10 and I-LTZZ and (ii) 100% of the
interest on REMIC I Regular Interest I-LTP, expressed as a per annum rate.

                                       28

     "Percentage Interest": With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such
Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or initial Notional Amount of all of the
Certificates of such Class. The Class A Certificates and the Mezzanine
Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in
Percentage Interests corresponding to initial Certificate Principal Balances of
$20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate
Principal Balances of $100,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of
Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional
Amount of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in
Percentage Interests of 20% and multiples thereof.

     "Periodic Rate Cap": With respect to each Adjustable-Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related
Mortgage Note, which is the maximum amount by which the Mortgage Rate for such
Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage
Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage
Rate in effect immediately prior to such Adjustment Date.

     "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Servicer, the Trustee or any of
their respective Affiliates:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances issued by, any Depository Institution;

          (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of
     America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

                                       29

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof)
     that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds, including those managed or advised by the Trustee or its Affiliates, that have been rated "AAA" by Fitch (if rated by Fitch) and "AAAm" or "AAAm-G" by S&P and "Aaa" by Moody's; and

          (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

     "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

     "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": Any "employee benefit plan" as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Code that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing.

     "Prepayment Assumption": As defined in the Prospectus Supplement.

     "Prepayment Charge": With respect to any Prepayment Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any
Principal Prepayment on a Mortgage Loan pursuant to the terms of the related
Mortgage Note (other than any Servicer Prepayment Charge Payment Amount).

     "Prepayment Charge Schedule": As of any date, the list of Prepayment
Charges included in the Trust Fund on such date, attached hereto as Schedule 2
(including the prepayment charge summary attached thereto). The Prepayment
Charge Schedule shall set forth the following information with respect to each
Prepayment Charge:

          (i)  the Mortgage Loan identifying number;

          (ii) a code indicating the type of Prepayment Charge;

                                       30

          (iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

          (iv) the term of the related Prepayment Charge;

          (v) the original Stated Principal Balance of the related Mortgage
     Loan; and

          (vi) remaining prepayment term in months.

     "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was, during the related Prepayment Period, the subject of a Principal Prepayment in full or in part that was applied by the Servicer to reduce the outstanding principal balance of such loan on a date preceding the
Due Date in the succeeding Prepayment Period, an amount equal to one month's interest at the applicable Net Mortgage Rate less any payments made by the
Mortgagor. The obligations of the Servicer in respect of any Prepayment Interest
Shortfall are set forth in Section 3.24.

     "Prepayment Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such Distribution Date occurs.

     "Principal Distribution Amount": With respect to any Distribution Date, an amount, not less than zero, equal to the sum of:

          (i) the principal portion of each Monthly Payment on the Mortgage
     Loans due during the related Due Period, received on or prior to the related Determination Date or Advanced on or prior to the related
     Determination Date;

          (ii) the Stated Principal Balance of any Mortgage Loan that was purchased during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.16(c) or Section 9.01 and the
     amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 during the related Prepayment Period;

          (iii) the principal portion of all other unscheduled collections
     (including, without limitation, Principal Prepayments, Insurance Proceeds,
     Liquidation Proceeds, Subsequent Recoveries and REO Principal Amortization)
     received during the related Prepayment Period, net of any portion thereof that represents a recovery of principal for which an Advance was made by the Servicer pursuant to Section 4.03 in respect of a preceding
     Distribution Date; and

          (iv) the amount of any Overcollateralization Increase Amount for such
     Distribution Date; minus

          (v) the amount of any Overcollateralization Reduction Amount for such
     Distribution Date; and

                                       31

          (vi) any Net Swap Payments owed to the Swap Counterparty or Swap
     Termination Payment owed to the Swap Counterparty not due to a Swap
     Counterparty Trigger Event to the extent not previously paid from interest or principal collections on the Mortgage Loans.

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a
Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

     "Principal Remittance Amount": With respect to any Distribution Date the sum of the amounts set forth in (i) through (iii) of the definition of Principal
Distribution Amount.

     "Private Certificates": As defined in Section 5.02(b).

     "Prospectus Supplement": The Prospectus Supplement, dated August 11, 2005, relating to the public offering of the Class A Certificates and the Mezzanine
Certificates (other than the Class M-8 Certificates, Class M-9 Certificates and
Class M-10 Certificates).

     "PTCE": A Prohibited Transaction Class Exemption issued by the United
States Department of Labor which provides that exemptive relief is available to any party to any transaction which satisfies the conditions of the exemption.

     "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.16(c) or
Section 9.01, and as confirmed by a certification from a Servicing Officer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal
Balance thereof as of the date of purchase (or such other price as provided in
Section 9.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such
Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an Advance by the Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected plus and (y) an
REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due
Date as to which interest was last covered by a payment by the Mortgagor or an
Advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2)
REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances
that as of the date of purchase had been distributed as or to cover REO Imputed
Interest pursuant to Section 4.01, (iii) any unreimbursed Servicing Advances and
Advances (including Nonrecoverable Advances and Nonrecoverable Servicing
Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO
Property, (iv) any amounts previously withdrawn from the Custodial Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.11(a)(ix)
and Section 3.16(b), and (v) in the case of a Mortgage Loan

                                       32

required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust Fund in connection with any violation by such loan of any predatory or abusive lending law.

     "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a
Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding Stated Principal Balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than
(and not more than one percentage point in excess of) the Mortgage Rate of the
Deleted Mortgage Loan, (iii) with respect to any Adjustable-Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the
Deleted Mortgage Loan, (iv) with respect to any Adjustable-Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the
Deleted Mortgage Loan, (v) with respect to any Adjustable-Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi)
with respect to any Adjustable-Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted
Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a
Loan-to-Value Ratio as of the date of substitution equal to or lower than the
Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix)
hereof shall be satisfied as to each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xi) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

     "Rate/Term Refinancing": A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

     "Rating Agency or Rating Agencies": Fitch, Moody's and S&P or their successors. If such agencies or their successors are no longer in existence,
"Rating Agencies" shall be such

                                       33

nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the
Trustee and the Servicer.

     "Realized Loss": With respect to each Mortgage Loan as to which a Final
Recovery Determination has been made, an amount (not less than zero) equal to
(i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii)
accrued interest from the Due Date as to which interest was last paid by the
Mortgagor through the end of the calendar month in which such Final Recovery
Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the
Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Custodial Account in respect of such Mortgage Loan pursuant to Section 3.11(a)(ix) and Section 3.16(b), minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to
Section 3.11(a)(iii).

     With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO
Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related
Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and
(B) on a principal amount equal to the Stated Principal Balance of the related
Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery
Determination was made, plus (iv) any amounts previously withdrawn from the
Custodial Account in respect of the related Mortgage Loan pursuant to Section
3.11(a)(ix) and Section 3.16(b), minus (v) the aggregate of all Advances and
Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation
Proceeds described in clause (vi) below) made by the Servicer in respect of such
REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.23 out of rental income, Insurance Proceeds and Liquidation
Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final
Recovery Determination, will be transferred to the Certificate Account pursuant to Section 3.23.

     With respect to each Mortgage Loan which has become the subject of a
Deficient Valuation, the difference between the principal balance of the
Mortgage Loan outstanding

                                       34

immediately prior to such Deficient Valuation and the principal balance of the
Mortgage Loan as reduced by the Deficient Valuation.

     With respect to each Mortgage Loan which has become the subject of a Debt
Service Reduction, the portion, if any, of the reduction in each affected
Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     If the Servicer receives Subsequent Recoveries with respect to any Mortgage
Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

     Realized Losses allocated to the Class CE Certificates shall be allocated first to the REMIC II Regular Interest CE-IO in reduction of the accrued but unpaid interest thereon until such accrued and unpaid interest shall have been reduced to zero and then to the REMIC II Regular Interest CE-PO in reduction of the Principal Balance thereof.

     "Record Date": With respect to each Distribution Date and any Book-Entry
Certificate, the Business Day immediately preceding such Distribution Date. With respect to each Distribution Date and any other Certificates, including any
Definitive Certificates, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs, except in the case of the first Record Date which shall be the Closing Date.

     "Reference Banks": Deutsche Bank AG, Barclays' Bank PLC, The Tokyo
Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee, after consultation with the Depositor, which are engaged in transactions in
Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London and (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof.

     "Refinanced Mortgage Loan": A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

     "Regular Certificate": Any Class A Certificate, Mezzanine Certificate,
Class CE Certificate or Class P Certificate.

     "Regular Interest": A "regular interest" in a REMIC within the meaning of
Section 860G(a)(1) of the Code.

     "Relief Act": The Servicemembers Civil Relief Act.

     "Relief Act Interest Shortfall": With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such
Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

     "REMIC": A "real estate mortgage investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC I": The segregated pool of assets subject hereto (exclusive of the
Swap Account and the Swap Agreement, each of which is not an asset of any
REMIC), constituting the

                                       35

primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and
Prepayment Charges related thereto as from time to time are subject to this
Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the
Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); and (v) the Custodial Account (other than any amounts representing any Servicer Prepayment Charge Payment Amount), the
Certificate Account (other than any amounts representing any Servicer Prepayment
Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes all payments and other collections of principal and interest due on the Mortgage Loans on or before the
Cut-off Date, all Prepayment Charges payable in connection with Principal
Prepayments on the Mortgage Loans made before the Cut-off Date.

     "REMIC I Interest Loss Allocation Amount": With respect to any Distribution
Date, an amount equal to (a) the product of (i) the aggregate Stated Principal
Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the
REMIC I Remittance Rate for REMIC I Regular Interest I-LTAA minus the Marker
Rate, divided by (b) 12.

     "REMIC I Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate Uncertificated Balance of the REMIC I
Regular Interests (other than REMIC I Regular Interest I-LTP) minus (ii) the aggregate Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I
Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular
Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest
I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC
I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular
Interest I-LTM8, REMIC I Regular Interest I-LTM9 and REMIC I Regular Interest
I-LTM10, in each case as of such date of determination.

     "REMIC I Principal Loss Allocation Amount": With respect to any
Distribution Date, an amount equal to the product of (i) the aggregate Stated
Principal Balance of the Mortgage Loans and REO Properties then outstanding and
(ii) 1 minus a fraction, the numerator of which is two times the aggregate
Uncertificated Balance of REMIC I Regular Interest I-LTA1, REMIC I Regular
Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular Interest
I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC
I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I Regular
Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular Interest
I-LTM8, REMIC I Regular Interest I-LTM9 and REMIC I Regular Interest I-LTM10 and
the denominator of which is the aggregate Uncertificated Balance of REMIC I
Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular
Interest I-LTA3, REMIC I Regular Interest I-LTM1, REMIC I Regular Interest
I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC
I Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I

                                       36

Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I Regular
Interest I-LTM9, REMIC I Regular Interest I-LTM10 and REMIC I Regular Interest
I-LTZZ.

     "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time or shall otherwise be entitled to interest as set forth herein, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the
Preliminary Statement hereto. The REMIC I Regular Interests are as follows:
REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTA1, REMIC I
Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I Regular
Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular Interest
I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC
I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I Regular
Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular Interest
I-LTM10, REMIC I Regular Interest I-LTZZ and REMIC I Regular Interest I-LTP.

     "REMIC I Remittance Rate": With respect to each REMIC I Regular Interest and any Distribution Date, the weighted average of the Expense Adjusted Mortgage
Rates of the Mortgage Loans, weighted based on their Stated Principal Balances as of the first day of the related Due Period.

     "REMIC I Required Overcollateralized Amount": 1% of the
Overcollateralization Target Amount.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I
Regular Interests conveyed in trust to the Trustee, for the benefit of the Class
A Certificates, the Mezzanine Certificates, the Class CE Certificates, the Class
P Certificates and the Class R-II Interest, with respect to which a separate
REMIC election is to be made.

     "REMIC II Regular Interest": Any Regular Interest issued by REMIC II, the ownership of which is evidenced by a Class A Certificate, Class M Certificate, or Class CE Certificate.

     "REMIC II Regular Interest CE-IO": A separate non-certificated regular interest of REMIC II designated as a REMIC II Regular Interest. REMIC II Regular
Interest CE-IO shall have no entitlement to principal and shall be entitled to distributions of interest subject to the terms and conditions hereof, in an aggregate amount equal to interest distributable with respect to the Class CE
Certificates pursuant to the terms and conditions hereof.

     "REMIC II Regular Interest CE-PO": A separate non-certificated regular interest of REMIC II designated as a REMIC II Regular Interest. REMIC II Regular
Interest CE-PO shall have no entitlement to interest and shall be entitled to distributions of principal subject to the terms and conditions hereof, in an aggregate amount equal to principal distributable with respect to the Class CE
Certificates pursuant to the terms and conditions hereof.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through
860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Report": A report in form and substance acceptable to the
Trustee on an electronic data file or tape prepared by the Servicer pursuant to
Section 4.03 with such additions, deletions and modifications as agreed to by the Trustee and the Servicer.

                                       37

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term "rents from real property."

     "REO Account": The account or accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to Section
3.23.

     "REO Disposition": The sale or other disposition of an REO Property on behalf of REMIC I.

     "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of
such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the
Distribution Date in such calendar month.

     "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage
Loans and REO Properties pursuant to Section 9.01 that is allocable to such REO
Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23(c) in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.23(d) for unpaid Servicing Fees in respect of the related
Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed
Interest in respect of such REO Property for such calendar month.

     "REO Property": A Mortgaged Property acquired by the Servicer on behalf of
REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in
Section 3.23.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

     "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee, after consultation with the Depositor, are quoting on the relevant
Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New
York City banks selected by the Trustee, after consultation with the Depositor, are quoting on such Interest Determination Date to leading European banks.

     "Residential Dwelling": Any one of the following: (i) an attached, detached or semi-detached one-family dwelling, (ii) an attached, detached or semi-detached two-to four-family dwelling, (iii) a one-family dwelling unit in a
Fannie Mae eligible condominium project, or (iv)

                                       38

an attached, detached or semi-detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home (as defined in 42
United States Code, Section 5402(6)).

     "Residual Certificates": The Class R Certificates.

     "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

     "Responsible Officer": When used with respect to the Trustee, any vice president, managing director, director, any assistant vice president, the
Secretary, any assistant secretary, the Treasurer, any assistant treasurer, any associate, any trust officer or assistant trust officer or any other officer of the Trustee having direct responsibility over this Agreement or otherwise engaged in performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Responsible Party": NC Capital Corporation, a California corporation, or its successor in interest, in its capacity as responsible party under the
Mortgage Loan Purchase Agreement.

     "S&P": Standard & Poor's Ratings Services, a division of the McGraw-Hill
Companies, Inc., or its successor in interest.

     "Seller": Stanwich Asset Acceptance Company, L.L.C., a Delaware limited liability company, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

     "Senior Interest Distribution Amount": With respect to any Distribution
Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates and (ii) the Interest Carry
Forward Amount, if any, for such Distribution Date for the Class A Certificates.

     "Servicer": New Century Mortgage Corporation, a California corporation, or any successor servicer appointed as herein provided, in its capacity as Servicer hereunder.

     "Servicer Certification": A written certification covering servicing of the
Mortgage Loans by the Servicer and signed by an officer of the Servicer that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of
Corporation Finance of the Securities and Exchange Commission Regarding
Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the
Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause
(ii) is modified or superceded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the
Securities and Exchange Commission from time to time pursuant to the
Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the

                                       39

reasonable judgment of the Servicer, materially more onerous than the form of the required certification as of the Closing Date, the Servicer Certification
shall be as agreed to by the Servicer, the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

     "Servicer Event of Default": One or more of the events described in Section
7.01.

     "Servicer Prepayment Charge Payment Amount": The amounts payable by the
Servicer in respect of any waived Prepayment Charges pursuant to Section 3.01.

     "Servicer Remittance Date": With respect to any Distribution Date, by 3:00
p.m. New York time on the Business Day preceding the related Distribution Date.

     "Servicer Termination Test": The Servicer Termination Test will be failed with respect to any Distribution Date if the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period
(reduced by the aggregate amount of Subsequent Recoveries received from the
Cut-off Date through the last day of the related Due Period) divided by aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date
exceeds the applicable percentages set forth below with respect to such
Distribution Date:

     PAYMENT DATE OCCURRING IN       PERCENTAGE
----------------------------------   ----------
September 2008 through August 2009      3.50%
September 2009 through August 2010      5.25%
September 2010 through August 2011      6.50%
September 2011 and thereafter           6.75%

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

     "Servicing Advances": The reasonable "out-of-pocket" costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.09, Section 3.14,
Section 3.16 and Section 3.23. The Servicer shall not be required to make any
Nonrecoverable Servicing Advances.

     "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to the Servicing Fee Rate accrued for one month (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day months. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

                                       40

     "Servicing Fee Rate": 0.50% per annum.

     "Servicing Officer": Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the
Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

     "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor servicer appointed pursuant to
Section 7.02) to service the Mortgage Loans properly and effectively.

     "Single Certificate": With respect to any Class of Certificates (other than the Class P Certificates and the Residual Certificates), a hypothetical
Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Class P Certificates and the Residual Certificates, a
hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

     "Startup Day": With respect to each Trust REMIC, the day designated as such pursuant to Section 10.01(b) hereof.

     "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the principal balance of such Mortgage Loan as of the
Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the
Cut-off Date, to the extent received from the Mortgagor or advanced by the
Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of
Section 3.16, to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the
Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal
Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the

                                       41

calendar month of acquisition, to the extent advanced by the Servicer and distributed pursuant to Section 4.01 on or before such date of determination, and (ii) the aggregate amount of REO Principal Amortization in respect of such
REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO
Property would be distributed, zero.

     "Stepdown Date": The later to occur of (a) the Distribution Date occurring in September 2008 and (b) the first Distribution Date on which the Credit
Enhancement Percentage (calculated for this purpose only prior to any distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 51.80%.

     "Sub-Servicer": Any Person with which the Servicer has entered into a
Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

     "Sub-Servicing Account": As defined in Section 3.08.

     "Sub-Servicing Agreement": The written contract between the Servicer and a
Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

     "Subsequent Recoveries": As of any Distribution Date, unexpected amounts received by the Servicer (net of any related expenses permitted to be reimbursed to the Servicer) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

     "Substitution Shortfall Amount": As defined in Section 2.03(b).

     "Swap Account": The separate trust account created and maintained by the
Trustee.

     "Swap Agreement": The interest rate swap agreement between the Swap
Counterparty and the Trustee, on behalf of the Trust, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit K-1.

     "Swap Agreement Notional Balance": As to the Swap Agreement and each
Floating Rate Payer Payment Date (as defined in the Swap Agreement), the amount set forth on Exhibit K-2 hereto for such Floating Rate Payer Payment Date.

     "Swap Counterparty": The swap counterparty under the Swap Agreement either
(a) entitled to receive payments from the Trustee from amounts payable by the
Trust Fund under this Agreement or (b) required to make payments to the Trustee for payment to the Trust Fund, in either case pursuant to the terms of the Swap
Agreement, and any successor in interest or assign. Initially, the Swap
Counterparty shall be Swiss Re Financial Corporation.

                                       42

     "Swap LIBOR": LIBOR as determined pursuant to the Swap Agreement.

     "Swap Counterparty Trigger Event": With respect to any Distribution Date,
(i) an "Event of Default" under the Swap Agreement with respect to which the
Swap Counterparty is a Defaulting Party, (ii) a "Termination Event" under the
Swap Agreement with respect to which the Swap Counterparty is the sole Affected
Party, or (iii) an "Additional Termination Event" under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party.

     "Swap Termination Payment": Upon the designation of an "Early Termination
Date" as defined in the Swap Agreement, the payment to be made by the Trustee on behalf of the Trust to the Swap Counterparty from payments from the Trust Fund, or by the Swap Counterparty to the Trustee for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

     "Tax Returns": The federal income tax return on Internal Revenue Service
Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return,
including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of
REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust Fund due to the classification of portions thereof as
REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the
Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

     "Telerate Page 3750": The display designated as page "3750" on the Dow
Jones Telerate Capital Markets Report (or such other page as may replace page
3750 on that report for the purpose of displaying London interbank offered rates of major banks).

     "Termination Price": As defined in Section 9.01.

     "Terminator": As defined in Section 9.01.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer of any Ownership
Interest in a Certificate.

     "Trigger Event": A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if:

          (a) the Delinquency Percentage exceeds 31.00% of the then current
     Credit Enhancement Percentage; or

                                       43

          (b) the aggregate amount of Realized Losses incurred since the Cut-off
     Date through the last day of the related Due Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Due Period) divided by aggregate Stated
     Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution
     Date:

       DISTRIBUTION DATE OCCURRING IN     PERCENTAGE
     ----------------------------------   ----------
     September 2008 through August 2009      3.50%
     September 2009 through August 2010      5.25%
     September 2010 through August 2011      6.50%
     September 2011 and thereafter           6.75%

     "Trust Fund": Collectively, all of the assets of each Trust REMIC and the other assets conveyed by the Depositor to the Trustee pursuant to Section 2.01.

     "Trust REMIC": Any of REMIC I or REMIC II.

     "Trustee": Deutsche Bank National Trust Company, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

     "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal the
Trustee Fee Rate accrued for one month on the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the first day of the related
Due Period (or, in the case of the initial Distribution Date, as of the Cut-off
Date), calculated on the basis of a 360-day year consisting of twelve 30-day months.

     "Trustee Fee Rate": 0.0043% per annum.

     "Uncertificated Balance": The amount of any REMIC I Regular Interest outstanding as of any date of determination. As of the Closing Date, the
Uncertificated Balance of each REMIC I Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of each REMIC I
Regular Interest shall be reduced by all distributions of principal made on such
REMIC I Regular Interest on such Distribution Date pursuant to Section 4.01 and, if and to the extent necessary and appropriate, shall be further reduced on such
Distribution Date by Realized Losses as provided in Section 4.04. The
Uncertificated Balance of REMIC I Regular Interest I-LTZZ shall be increased by interest deferrals as provided in Section 4.01(a)(1)(i)(A). The Uncertificated
Balance of each REMIC I Regular Interest shall never be less than zero.

     "Uncertificated Interest": With respect to any REMIC I Regular Interest for any Distribution Date, one month's interest at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution
Date. Uncertificated Interest in respect of any

                                       44

REMIC I Regular Interest shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each
Distribution Date, as to any REMIC I Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.24 and (b) the aggregate amount of any Relief Act Interest
Shortfall, if any allocated, in each case, to such REMIC I Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC I Regular Interest shall be reduced by
Realized Losses, if any, allocated to such REMIC I Regular Interest pursuant to
Section 1.02 and Section 4.04.

     "Underwriters' Exemption": An individual exemption issued by the United
States Department of Labor, Prohibited Transaction Exemption 90-30, as amended, to Bear, Stearns & Co. Inc, for specific offerings in which Bear, Stearns & Co.
Inc. or any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bear, Stearns & Co. Inc.
is an underwriter, placement agent or a manager or co-manager of the underwriting syndicate or selling group where the trust and the offered certificates meet specified conditions. The Underwriters' Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust's assets.

     "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

     "United States Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in
Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for
United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for
United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States"
shall have the meaning set forth in Section 7701 of the Code or successor provisions.

     "Value": With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the
Originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal

                                       45

conducted by the Originator in accordance with the Originator's underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A)
in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the Originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the Originator in accordance with the Originator's underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a "lease-option purchase," such value of the
Mortgaged Property is based on the lower of the value determined by an appraisal made for the Originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the Originator of such Mortgage Loan at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination.

     "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE
Certificates in proportion to the then outstanding Certificate Principal
Balances of their respective Certificates, 1% of all Voting Rights will be allocated to the holders of the Class P Certificates and 1% of all Voting Rights
will be allocated among the holders of the Residual Certificates. The Voting
Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

     SECTION 1.02 Allocation of Certain Interest Shortfalls. For purposes of calculating the amount of Accrued Certificate Interest and the amount of the
Interest Distribution Amount for the Class A Certificates, the Mezzanine
Certificates and the Class CE Certificates for any Distribution Date, (1) the
aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.24) and any Relief Act
Interest Shortfall incurred in respect of the Mortgage Loans for any
Distribution Date shall be allocated first, to the Class CE Certificates based on, and to the extent of, one month's interest at the then applicable
Pass-Through Rate on the Notional Amount of the Class CE Certificates and,
thereafter, among the Class A Certificates and the Mezzanine Certificates on a
pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal
Balance of each such Certificate and (2) the aggregate amount of any Realized
Losses incurred for any Distribution Date shall be allocated to the Class CE
Certificates based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of the Class CE
Certificates.

     For purposes of calculating the amount of Uncertificated Interest for the
REMIC I Regular Interests for any Distribution Date, the aggregate amount of any
Prepayment Interest Shortfalls (to the extent not covered by payments by the
Servicer pursuant to Section 3.24) and any Relief Act Interest Shortfalls
incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC I Regular Interest I-LTAA, REMIC I Regular Interest
I-

                                       46

LTA1, REMIC I Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I
Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I Regular
Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I Regular Interest
I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC
I Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I Regular
Interest I-LTM10 and REMIC I Regular Interest I-LTZZ pro rata based on, and to the extent of, one month's interest at the then applicable respective
Pass-Through Rate on the respective Uncertificated Balance of each such REMIC I
Regular Interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     SECTION 2.01 Conveyance of the Mortgage Loans. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse, for the benefit of the
Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement, and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the Servicer on or with respect to the
Mortgage Loans (other than payments of principal and interest due on such
Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement. In addition, on the Closing Date, the Trustee is hereby directed to enter into the
Swap Agreement on behalf of the Trust Fund with the Swap Counterparty.

     In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee the following documents or instruments with respect to each Mortgage Loan so transferred and assigned (in each case, a
"Mortgage File"):

          (i) the original Mortgage Note, endorsed in blank or in the following form "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

          (iii) an original Assignment in blank;

          (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

                                       47

          (v) the original or copies of each assumption, modification or substitution agreement, if any; and

          (vi) the original lender's title insurance policy or, if the original title policy has not been issued, the irrevocable commitment to issue the same.

     With respect to a maximum of approximately 2.0% of the Original Mortgage
Loans, by outstanding Stated Principal Balance of the Original Mortgage Loans as
of the Cut-off Date, if any original Mortgage Note referred to in Section
2.01(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the Trustee of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit H attached hereto. If any of the original
Mortgage Notes for which a lost note affidavit was delivered to the Trustee is subsequently located, such original Mortgage Note shall be delivered to the
Trustee within three Business Days.

     If any of the documents referred to in Sections 2.01(ii), (iii) or (iv)
above has, as of the Closing Date, been submitted for recording but either (x)
has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Trustee and the Rating Agencies by the
Depositor if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 2.01(vi) above, the Depositor shall deliver or cause to be delivered to the Trustee, promptly after receipt thereof, the original lender's title insurance policy. The Depositor shall deliver or cause to be delivered to the Trustee promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any
Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     The Trustee shall enforce the obligations of the Seller under the Mortgage
Loan Purchase Agreement to promptly (within sixty Business Days following the later of the Closing Date and the date of receipt by the Trustee of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at the expense of the Responsible Party and at no expense to the Trust Fund, the
Trustee or the Depositor, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above and the Depositor shall execute each original Assignment or cause each original
Assignment to be executed in the following form: "Deutsche Bank National Trust
Company, as Trustee under the applicable agreement." In the event that any such
Assignment is lost or returned unrecorded because of a defect therein, the
Seller shall promptly prepare or cause to be prepared (at the expense of the
Responsible Party) a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such

                                       48

Assignment to be duly recorded. If the Responsible Party is unable to pay the cost of recording the Assignments, such expense will be paid by the Trustee and shall be reimbursable to the Trustee as an Extraordinary Trust Fund Expense.
Notwithstanding the foregoing, the Trustee shall not be responsible for determining whether any Assignment delivered by the Depositor hereunder is in recordable form.

     Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage
Loan located in Maryland) unless the Trustee or the Depositor receives written notice that failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, the Trustee shall enforce the obligations of the Seller under the Mortgage Loan
Purchase Agreement to submit or cause to be submitted each Assignment for recording in the manner described above, at no expense to the Trust Fund or the
Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of
Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) with respect to any one
Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is
90 days or more Delinquent. Upon receipt of written notice by the Trustee from the Servicer that recording of the Assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Depositor shall be required to deliver such Assignments or shall cause such Assignments to be delivered within 30 days following receipt of such notice.

     All original documents relating to the Mortgage Loans that are not delivered to the Trustee are and shall be held by or on behalf of the Seller, the Depositor or the Servicer, as the case may be, in trust for the benefit of the Trustee on behalf of the Certificateholders. In the event that any such original document is required pursuant to the terms of this Section 2.01 to be a part of a Mortgage File, such document shall be delivered promptly to the
Trustee. Any such original document delivered to or held by the Depositor that is not required pursuant to the terms of this Section to be a part of a Mortgage
File, shall be delivered promptly to the Servicer.

     The parties hereto understand and agree that it is not intended that any
Mortgage Loans be included in the Trust that are (a) "high cost" loans under the
Home Ownership and Equity Protection Act of 1994 or (b) "high cost,"
"threshold," "covered" or "predatory" loans under any other applicable federal, state or local law (including without limitation any regulation or ordinance)
(or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

     SECTION 2.02 Acceptance of REMIC I by Trustee. The Trustee, acknowledges receipt, subject to the provisions of Section 2.01 above and subject to any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 (other than such documents described in Section 2.01(v)) and all other assets included in the definition of
"REMIC I" under clauses (i), (iii), (iv) and (v) (to the extent of amounts attributable

                                       49

thereto deposited into the Certificate Account) and declares that it holds and will hold such documents and the other documents delivered to it constituting a
Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "REMIC I" in trust for the exclusive use and benefit of all present and future Certificateholders.

     The Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File on or before the Closing Date and to certify in substantially the form attached hereto as Exhibit C-1 that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any
Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v))
required to be delivered to it pursuant to this Agreement are in its possession,
(ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii), (x), (xi) and (xiv) of the definition of
"Mortgage Loan Schedule" accurately reflects information set forth in the
Mortgage File. It is herein acknowledged that, in conducting such review, the
Trustee was under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, valid, legally binding, effective or appropriate for the represented purpose or whether they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face, (ii) to determine whether any Mortgage File should include any of the documents specified in clause (v) of Section 2.01 or (iii) to determine the perfection or priority of any security interest in any such documents or instruments. Notwithstanding the foregoing, in conducting the review described in this Section 2.02, the Trustee shall not be responsible for determining (i)
if an Assignment is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the
Mortgage or (ii) if a Mortgage creates a first lien on, or first priority security interest in, a Mortgaged Property.

     Prior to the first anniversary date of this Agreement, the Trustee shall deliver to the Depositor and the Servicer a final certification in the form annexed hereto as Exhibit C-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon, and the Servicer shall forward a copy thereof to any Sub-Servicer.

     If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Depositor and the Servicer. In addition, upon the discovery by the Depositor, the Servicer or the Trustee of a breach of any of the representations and warranties made by either the Responsible Party or the
Seller in the related Mortgage Loan Purchase Agreement in respect of any
Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

                                       50

     The Trustee shall, at the written request and expense of any
Certificateholder, provide a written report to such Certificateholder of all
Mortgage Files released to the Servicer for servicing purposes.

     The Depositor and the Trustee intend that the assignment and transfer herein contemplated is absolute and constitutes a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the
Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the
Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage
Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

     SECTION 2.03 Repurchase or Substitution of Mortgage Loans by the
Responsible Party and the Seller. (a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage
File or of the breach by the Responsible Party or the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the
Trustee shall promptly notify the Seller, the Responsible Party and the Servicer of such defect, missing document or breach and request that the Responsible
Party or the Seller, as applicable, deliver such missing document or cure such defect or breach within 60 days from the date the Responsible Party or the
Seller, as applicable, was notified of such missing document, defect or breach, and if the Responsible Party or the Seller, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Responsible Party or the Seller, as applicable, under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Responsible Party or the Seller, as applicable, was notified (subject to Section 2.03(c)) of such missing document, defect or breach, if and to the extent that the Responsible Party or the Seller, as applicable, is obligated to do so under the Mortgage Loan Purchase Agreement.
The Purchase Price for the repurchased Mortgage Loan shall be remitted to the
Servicer for deposit in the Custodial Account and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release to the
Responsible Party or the Seller, as applicable, the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Responsible Party or the
Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Responsible Party or the Seller, as applicable, any Mortgage Loan released pursuant hereto. The Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the
Responsible Party or the Seller, as applicable, may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan)
and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b); provided, however, the

                                       51

Responsible Party may not substitute a Qualified Substitute Mortgage Loan for any Deleted Mortgage Loan that violates any predatory or abusive lending law. It is understood and agreed that the obligation of the Responsible Party and the
Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders.

     (b) Any substitution of Qualified Substitute Mortgage Loans for Deleted
Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

     As to any Deleted Mortgage Loan for which the Responsible Party or the
Seller, as applicable, substitutes a Qualified Substitute Mortgage Loan or
Loans, such substitution shall be effected by the Responsible Party or the
Seller, as applicable, delivering to the Trustee, for such Qualified Substitute
Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the
Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an
Officers' Certificate providing that each such Qualified Substitute Mortgage
Loan satisfies the definition thereof and specifying the Substitution Shortfall
Amount (as described below), if any, in connection with such substitution. The
Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or
Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Depositor and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit C-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the
Trustee shall deliver to the Depositor and the Servicer a certification substantially in the form of Exhibit C-2 hereto with respect to such Qualified
Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon.
Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the
Responsible Party or the Seller, as applicable. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such
Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Responsible Party or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted
Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the
Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute
Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan
Schedule to the Trustee. Upon such substitution, such Qualified Substitute
Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan
Purchase Agreement, including, all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement.

     For any month in which the Responsible Party or the Seller, as applicable, substitutes one or more Qualified Substitute Mortgage Loans for one or more
Deleted Mortgage Loans, the Servicer will determine the amount (the
"Substitution Shortfall Amount"), if any, by which the

                                       52

aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Stated
Principal Balance thereof as of the date of substitution, together with one month's interest on such Stated Principal Balance at the applicable Net Mortgage
Rate, plus all outstanding Advances and Servicing Advances (including
Nonrecoverable Advances and Nonrecoverable Servicing Advances) related thereto.
On the date of such substitution, the Responsible Party or the Seller, as applicable, will deliver or cause to be delivered to the Servicer for deposit in the Custodial Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage
Loan or Loans and certification by the Servicer of such deposit, shall release to the Responsible Party or the Seller, as applicable, the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, the Responsible Party or the
Seller, as applicable, shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

     In addition, the Responsible Party or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on
"contributions after the startup date" under Section 860G(d)(1) of the Code, or
(b) any Trust REMIC to fail to qualify as a REMIC at any time that any
Certificate is outstanding.

     (c) Upon discovery by the Depositor, the Servicer or the Trustee that any
Mortgage Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two
Business Days give written notice thereof to the other parties. In connection therewith, the Responsible Party shall repurchase or, subject to the limitations set forth in Section 2.03(b), substitute one or more Qualified Substitute
Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.
Such repurchase or substitution shall be made by (i) the Responsible Party or the Seller, as the case may be, if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Responsible Party or the Seller, as the case may be, under the Mortgage Loan Purchase Agreement, or (ii) the Depositor, if
the affected Mortgage Loan's status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Responsible Party the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

     SECTION 2.04 [Reserved].

     SECTION 2.05 Representations, Warranties and Covenants of the Servicer. The
Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of the Certificateholders and to the Depositor that as of the Closing
Date or as of such date specifically provided herein:

                                       53

          (i) The Servicer is a corporation duly organized and validly existing under the laws of the State of California and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

          (ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this
     Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this
     Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

          (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A)
     result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole;

          (iv) The Servicer is a HUD approved servicer. No event has occurred, including but not limited to a change in insurance coverage, that would make the Servicer unable to comply with HUD eligibility requirements or that would require notification to HUD;

          (v) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

                                       54

          (vi) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage
     Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

          (vii) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B)
     seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or validity or enforceability of, this Agreement;

          (viii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this
     Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

          (ix) The Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01;

          (x) The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax,
     Experian and Trans Union Credit Information Company or their successors on a monthly basis; and

          (xi) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any Affiliate of the
     Depositor or the Trustee by the Servicer will, to the knowledge of the
     Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.

     It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage
Files to the Trustee and shall inure to the benefit of the Trustee, the
Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any
Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Trustee. Subject to
Section 7.01, unless such breach shall not be susceptible of cure within 90 days, the obligation of the Servicer set forth in this Section 2.05 to cure breaches shall constitute the sole remedy against the Servicer available to the
Certificateholders, the Depositor and the Trustee on behalf of the
Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05. Notwithstanding the foregoing, within
90 days of the earlier of discovery by the Servicer or receipt of notice by the
Servicer of the

                                       55

breach of the representation or covenant of the Servicer set forth in Section
2.05(ix) above, which breach materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer
shall pay the amount of such waived Prepayment Charge, for the benefit of the
Holders of the Class P Certificates, by depositing such amount into the
Custodial Account.

     SECTION 2.06 Issuance of the REMIC I Regular Interests and the Class R-I
Interest. The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of
Section 2.01 and Section 2.02, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged.
Concurrently with such assignment and delivery and in exchange therefor, the
Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates (in respect of the Class R-I
Interest) in authorized denominations. The interests evidenced by the Class R-I
Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Class R-I Interest and REMIC II (as holder of the REMIC I Regular Interest) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

     SECTION 2.07 Conveyance of the REMIC I Regular Interests; Acceptance of
REMIC II by the Trustee. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II
Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future holders of the Class R-II Interest and REMIC II (as holder of the
REMIC I Regular Interests). The rights of the holders of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II
Interest and REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC II
Regular Interests, shall be as set forth in this Agreement.

     SECTION 2.08 Issuance of Class R Certificates. The Trustee acknowledges the assignment to it of the REMIC Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations.

                                       56

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

     SECTION 3.01 Servicer to Act as Servicer. The Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the
Servicer in its reasonable judgment) in accordance with the terms of this
Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, and in accordance with customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that the Servicer, any Sub-Servicer or any
     Affiliate of the Servicer or any Sub-Servicer may have with the related
     Mortgagor;

          (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

          (iii) the Servicer's obligation to make Advances or Servicing
     Advances; or

          (iv) the Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

     To the extent consistent with the foregoing, the Servicer (a) shall seek to maximize the timely and complete recovery of principal and interest on the
Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a
Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) such waiver would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related
Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default or (iii) collection of the related Prepayment
Charge would violate applicable law. If a Prepayment Charge is waived as permitted by meeting both of the standards described in clauses (i) and (ii)
above, then the Servicer is required to pay the amount of such waived Prepayment
Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Custodial Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Custodial Account. Notwithstanding any other provisions of this
Agreement, any payments made by the Servicer in respect of any waived Prepayment
Charges pursuant to clauses (i) and (ii) shall be deemed to be paid outside of the Trust Fund.

     Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in
Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, the Servicer in its own name or in the

                                       57

name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment, for the benefit of the Certificateholders, in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Trust Fund, the
Certificateholders and the Trustee or any of them, and upon written notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder and the Trustee shall not be liable for the actions of the Servicer or any Sub-Servicers under such powers of attorney.

     Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing
Advances reimbursable in the first instance from related collections from the
Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11.
Any cost incurred by the Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

     Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.03) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan
(unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC
Provisions.

     The Servicer may delegate its responsibilities under this Agreement;
provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

                                       58

     SECTION 3.02 Sub-Servicing Agreements Between Servicer and Sub-Servicers.
(a) The Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating
Agency of the rating on any Class of Certificates. The Trustee is hereby authorized to acknowledge, at the request of the Servicer, any Sub-Servicing
Agreement that, based on an Officers' Certificate of the Servicer delivered to the Trustee (upon which the Trustee can conclusively rely), meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

     Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii)
a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing
Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage
Loans consistent with the terms of this Agreement. The Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of
Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights shall not be required (i) to cure any ambiguity or defect in a
Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee, upon its request, copies of all Sub-Servicing
Agreements, and any amendments or modifications thereof, promptly upon the
Servicer's execution and delivery of such instruments.

     (b) As part of its servicing activities hereunder, the Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement, including, without limitation, any obligation of a Sub-Servicer to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business

                                       59

judgment, would require were it the owner of the related Mortgage Loans. The
Servicer shall pay the costs of enforcing the obligations of a Sub-Servicer at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or
(ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

     SECTION 3.03 Successor Sub-Servicers. The Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any
Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Sub-Servicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing
Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

     Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or the Trustee, if it is then acting as Servicer) shall, for any reason, no longer be the Servicer
(including termination due to a Servicer Event of Default).

     SECTION 3.04 Liability of the Servicer. Notwithstanding any Sub-Servicing
Agreement or the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of
Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the
Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     SECTION 3.05 No Contractual Relationship Between Sub-Servicers, the Trustee
or the Certificateholders. Any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the
Sub-Servicer and the Servicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees. The foregoing provision shall not in any way limit a Sub-Servicer's obligation to cure an omission or defect.

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     SECTION 3.06 Assumption or Termination of Sub-Servicing Agreements by the
Trustee. In the event the Servicer shall for any reason no longer be the
Servicer (including by reason of the occurrence of a Servicer Event of Default), the Trustee, its designee or other successor Servicer shall thereupon assume all of the rights and obligations of the Servicer under each Sub-Servicing Agreement that the Servicer may have entered into, unless the Trustee, such designee or other successor Servicer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the
Trustee, its designee or the successor Servicer for the Trustee appointed pursuant to Section 7.02 shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Sub-Servicing Agreement to the same extent as if each
Sub-Servicing Agreement had been assigned to the assuming party, except that (i)
the Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Servicer and
(ii) none of the Trustee, its designee or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

     The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing
Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of each Sub-Servicing
Agreement to the assuming party.

     The Servicing Fee payable to the Trustee as successor Servicer or other successor Servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Agreement.

     SECTION 3.07 Collection of Certain Mortgage Loan Payments. The Servicer
shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a
Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii)
above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.03 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section
3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated
Principal Balance in final satisfaction of such Mortgage Loan (such payment,

                                       61

a "Short Pay-off"), or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor.

     SECTION 3.08 Sub-Servicing Accounts. In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the
Sub-Servicer will be required to establish and maintain one or more accounts
(collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Custodial Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing
Agreement, and shall thereafter deposit such amounts in the Sub-Servicing
Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the
Custodial Account or remit such proceeds to the Servicer for deposit in the
Custodial Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the
Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

     SECTION 3.09 Collection of Taxes, Assessments and Similar Items; Servicing
Accounts. The Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all Escrow Payments collected on account of the
Mortgage Loans and shall thereafter deposit such Escrow Payments in the
Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage
Loans for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing
Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the
Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and
Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v)
clear and terminate the Servicing Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this
Agreement in accordance with Article IX. As part of its servicing duties, the
Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the

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Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

     SECTION 3.10 Custodial Account and Certificate Account. (a) On behalf of the Trust Fund, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the
"Custodial Account"), held in trust for the benefit of the Trustee and the
Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business
Day after the Servicer's receipt thereof, and shall thereafter deposit in the
Custodial Account, in no event more than two Business Days after the Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the
Cut-off Date (other than in respect of principal or interest on the related
Mortgage Loans due on or before the Cut-off Date), or payments (other than
Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

          (i) all payments on account of principal, including Principal
     Prepayments, on the Mortgage Loans;

          (ii) all payments on account of interest (net of the related Servicing
     Fee) on each Mortgage Loan;

          (iii) all Insurance Proceeds, Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 9.01) and Subsequent Recoveries;

          (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Custodial Account;

          (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

          (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03, Section 3.16 or Section 9.01;

          (vii) all amounts required to be deposited in connection with shortfalls in principal amount of Qualified Substitute Mortgage Loans pursuant to Section 2.03; and

          (viii) all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans.

     The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in

                                       63

the nature of late payment charges, modification or assumption fees, or insufficient funds charges need not be deposited by the Servicer in the
Custodial Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding.

     (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Certificate Account"), held in trust for the benefit of the Trustee, the Trust Fund and the
Certificateholders. On the Closing Date, the Trustee shall deposit an amount equal to $239,174 in the Certificate Account. On behalf of the Trust Fund, the Servicer shall deliver to the Trustee in immediately available funds for deposit in the Certificate Account by 3:00 p.m. New York time (i) on the
Servicer Remittance Date, that portion of the Available Distribution Amount
(calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Certificate Account) for the related Distribution Date then on deposit in the Custodial Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the
Custodial Account and the amount of any funds reimbursable to an Advancing
Person pursuant to Section 3.26 and (ii) on each Business Day as of the commencement of which the balance on deposit in the Custodial Account exceeds
$75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Custodial Account constitutes an Eligible
Account solely pursuant to clause (ii) of the definition of "Eligible Account."
If the balance on deposit in the Custodial Account exceeds $75,000 as of the commencement of business on any Business Day and the Custodial Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account," the Servicer shall, by 3:00 p.m. New York time on such
Business Day, withdraw from the Custodial Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Responsible Party,
the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

     (c) On or prior to the Business Day immediately following each
Determination Date, the Servicer shall determine any amounts owed by the Swap
Counterparty under the Swap Agreement and inform the Trustee in writing of the amount so calculated.

     (d) Funds in the Custodial Account and the Certificate Account may be
invested in Permitted Investments in accordance with the provisions set forth in
Section 3.12. The Servicer shall give notice to the Trustee of the location of the Custodial Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Servicer and the Depositor of the location of the Certificate Account when established and prior to any change thereof.

     (e) Funds held in the Custodial Account at any time may be delivered by the
Servicer to the Trustee for deposit in an account (which may be the Certificate
Account and must satisfy the standards for the Certificate Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Custodial Account (and in such event, the Servicer shall provide the Trustee with written instructions regarding the investment of such funds); provided, however, that the Trustee shall have the sole authority to withdraw any

                                       64

funds held pursuant to this subsection (d). In the event the Servicer shall deliver to the Trustee for deposit in the Certificate Account any amount not required to be deposited therein, it may at any time request in writing that the
Trustee withdraw such amount from the Certificate Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In no event shall the Trustee incur liability as a result of withdrawals from the
Certificate Account at the direction of the Servicer in accordance with the immediately preceding sentence. In addition, the Servicer shall deliver to the
Trustee from time to time for deposit, and the Trustee shall so deposit, in the
Certificate Account:

          (i) any Advances, as required pursuant to Section 4.03;

          (ii) any amounts required to be deposited pursuant to Section 3.23(d)
     or (f) in connection with any REO Property;

          (iii) any amounts to be paid in connection with a purchase of Mortgage
     Loans and REO Properties pursuant to Section 9.01; and

          (iv) any amounts required to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall.

     (f) The Servicer shall deposit in the Custodial Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Custodial
Account (and the Certificate Account to the extent that funds therein are deemed to be part of the Custodial Account).

     SECTION 3.11 Withdrawals from the Custodial Account and Certificate
Account. (a) The Servicer shall, from time to time, make withdrawals from the
Custodial Account for any of the following purposes or as described in Section
4.03:

          (i) to remit to the Trustee for deposit in the Certificate Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(e);

          (ii) subject to Section 3.16(d), to reimburse the Servicer for
     Advances, but only to the extent of amounts received which represent Late
     Collections (net of the related Servicing Fees) of Monthly Payments on
     Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.03;

          (iii) subject to Section 3.16(d), to pay the Servicer or any
     Sub-Servicer, as applicable, (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Insurance
     Proceeds and Subsequent Recoveries received with respect to such Mortgage
     Loan and (c) any Nonrecoverable Servicing Advances with respect to the final liquidation of a Mortgage Loan, but only to the extent that Late
     Collections, Liquidation Proceeds, Insurance Proceeds and Subsequent
     Recoveries received with respect to such Mortgage Loan are insufficient to reimburse the Servicer or any Sub-Servicer for Servicing Advances;

                                       65

          (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Custodial Account;

          (v) to pay to the Servicer, the Depositor, the Responsible Party or
     the Seller, as the case may be, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section
     3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (vi) to reimburse the Servicer for any Advance previously made which the Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.03;

          (vii) to reimburse the Servicer or the Depositor for expenses incurred by or reimbursable to the Servicer or the Depositor, as the case may be, pursuant to Section 3.02(b) and Section 6.03;

          (viii) to reimburse the Servicer or Trustee for expenses reasonably incurred in connection with any breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement, including any expenses arising out of the enforcement of the purchase obligation;

          (ix) to pay, or to reimburse the Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b); and

          (x) to clear and terminate the Custodial Account pursuant to Section
     9.01.

     The Servicer shall keep and maintain separate accounting, on a Mortgage
Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi), (viii) and (ix) above. The Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the
Custodial Account pursuant to subclauses (vi) and (vii) above; provided that an
Officers' Certificate in the form described under Section 4.03(d) shall suffice for such written notification to the Trustee in respect of clause (vi) hereof.

     (b) The Trustee shall, from time to time, make withdrawals from the
Certificate Account, for any of the following purposes, without priority:

          (i) to make distributions to Certificateholders in accordance with
     Section 4.01;

          (ii) to pay to itself amounts to which it is entitled pursuant to
     Section 8.05 or for Extraordinary Trust Fund Expenses;

          (iii) to reimburse itself pursuant to Section 7.02;

                                       66

          (iv) to pay any amounts in respect of taxes pursuant to Section
     10.01(g)(iii);

          (v) to pay to an Advancing Person reimbursements for Advances and/or
     Servicing Advances pursuant to Section 3.26; and

          (vi) to clear and terminate the Certificate Account pursuant to
     Section 9.01.

     SECTION 3.12 Investment of Funds in the Custodial Account and the
Certificate Account. (a) The Servicer may direct any depository institution maintaining the Custodial Account (for purposes of this Section 3.12, an
"Investment Account") to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the
Trustee is the obligor thereon. Amounts in the Certificate Account shall be held uninvested. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee for the benefit of the Certificateholders. The
Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Custodial Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the
Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted
     Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

     (b) All income and gain realized from the investment of funds deposited in the Custodial Account and any REO Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Servicer shall deposit in the Custodial Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted
Investment made with funds in such accounts immediately upon realization of such loss.

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     (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment (of which a Responsible Officer of the Trustee obtains actual knowledge), the Trustee may and, subject to Section 8.01 and Section 8.02(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     (d) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted
Investments and (ii) effecting or using Affiliates to effect transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee pursuant to Section 3.11 or 3.12 or otherwise payable in respect of Extraordinary Trust Fund Expenses.

     SECTION 3.13 [Reserved].

     SECTION 3.14 Maintenance of Hazard Insurance and Errors and Omissions and
Fidelity Coverage. (a) The Servicer shall cause to be maintained for each
Mortgage Loan fire insurance with extended coverage on the related Mortgaged
Property in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Rate and related
Servicing Advances. The Servicer will comply in the performance of this
Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the
Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Custodial
Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to
Section 3.23, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the

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Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

     In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key
Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO
Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Custodial Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage
Loans, the Servicer agrees to prepare and present, on behalf of itself, the
Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

     (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of
Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or
Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the
Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie
Mac. The Servicer shall be deemed to have complied with this provision if an
Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days prior written notice to the Trustee. The Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

     SECTION 3.15 Enforcement of Due-On-Sale Clauses; Assumption Agreements. The
Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale"
clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if in its sole business judgment the
Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce

                                       69

such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage
Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Originator and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Servicer shall apply the Originator's underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the
Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The
Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

     Notwithstanding the foregoing paragraph or any other provision of this
Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a
Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the
Mortgage that is not accompanied by an assumption or substitution of liability agreement.

     SECTION 3.16 Realization Upon Defaulted Mortgage Loans. (a) The Servicer
shall exercise its discretion, consistent with customary servicing procedures and the terms of this Agreement, with respect to the enforcement and servicing of defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest with respect thereto, including, but not limited to, the modification of such Mortgage Loan, or foreclosure upon the related Mortgaged
Property and disposition thereof.

     In furtherance of the foregoing, the Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage
Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant

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to Section 3.07. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

     (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

          (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

          (2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the
     Trust Fund to take such actions with respect to the affected Mortgaged
     Property.

     The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Section
3.11(a)(ix), such right of reimbursement being prior to the rights of
Certificateholders to receive any amount in the Custodial Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous

                                       71

wastes or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to
Section 4.03(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer's right to be reimbursed therefor from the Custodial Account as provided in Section
3.11(a)(iii) and (a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Custodial Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

     (c) The Servicer may at its option purchase from REMIC I any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the
Trustee, in form and substance satisfactory to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Servicer shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO
Properties first. The Purchase Price for any Mortgage Loan or related REO
Property purchased hereunder shall be deposited in the Custodial Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related
Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage
Loan or related REO Property released pursuant hereto.

     (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance
Proceeds, Liquidation Proceeds or Subsequent Recoveries, in respect of any
Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer or any Sub-Servicer for any related unreimbursed
Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii);
second, to accrued and unpaid interest on the Mortgage Loan, to the date of the
Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final
Recovery Determination; and third, as a recovery of principal of the Mortgage
Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid
Servicing Fees; and second, to the balance of the interest then due and owing.
The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

     SECTION 3.17 Trustee to Cooperate; Release of Mortgage Files. (a) Upon the
payment in full of any Mortgage Loan, or upon the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer shall immediately notify or cause to be notified the
Trustee by a certification in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial
Account pursuant to Section 3.10 have been or will be so deposited) of a
Servicing Officer and

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shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related
Mortgage File to the Servicer at no cost to the Trustee or the Trust Fund. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate
Account.

     (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Servicer and delivery to the Trustee of a
Request for Release in the form of Exhibit E, release the related Mortgage File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists, unless (i) the Mortgage
Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage
Loan have been deposited in the Custodial Account or (ii) the Mortgage File or
such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the
Servicer shall provide notice to the Trustee of the name and address of the
Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a
Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Custodial Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for
Release with respect to such Mortgage Loan shall be released by the Trustee to the Servicer or its designee.

     (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer or the Sub-Servicer, as the case may be, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or
Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

     SECTION 3.18 Servicing Compensation. As compensation for the activities of the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the
Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance
Proceeds, Liquidation Proceeds or Subsequent Recoveries to the extent

                                       73

permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Sections 3.26, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a
Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section
3.02.

     Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges or otherwise (subject to Section
3.24 and other than Prepayment Charges) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the
Custodial Account and pursuant to Section 3.23(b) to withdraw from any REO
Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by
Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer, servicing compensation of each Sub-Servicer, and to the extent provided herein in Section 8.05, the expenses of the Trustee) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     SECTION 3.19 Reports to the Trustee and Others; Custodial Account
Statements. Not later than twenty days after each Distribution Date, the
Servicer shall forward to the Trustee (upon the Trustee's request) and the
Depositor the most current available bank statement for the Custodial Account.
Copies of such statement shall be provided by the Trustee to any
Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

     SECTION 3.20 Statement as to Compliance. Not later than March 1 of each calendar year commencing in 2006, the Servicer will deliver to the Trustee and the Depositor an Officers' Certificate (upon which the Trustee can conclusively rely in connection with its obligations under Section 4.06) substantially in the form of Exhibit J attached hereto stating, as to each signatory thereof, that
(i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the
Servicer to the Trustee.

     SECTION 3.21 Independent Public Accountants' Servicing Report. Not later than March 1 of each calendar year commencing in 2006, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the

                                       74

management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers
established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified
Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards
(rendered within one year of such report) with respect to those Sub-Servicers.
Immediately upon receipt of such report, the Servicer shall, at its own expense, furnish a copy of such report to the Trustee and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request, provided that such statement is delivered by the Servicer to the
Trustee.

     SECTION 3.22 Access to Certain Documentation. The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any
Certificateholder or Certificate Owner, access to the documentation in the
Servicer's possession regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the
Servicer designated by it. In addition, access to the documentation in the
Servicer's possession regarding the Mortgage Loans will be provided to any
Certificateholder or Certificate Owner, the Trustee and to any Person identified to the Servicer as a prospective transferee of a Certificate; provided, however, that providing access to such Person will not violate any applicable laws, upon reasonable request during normal business hours at the offices of the Servicer designated by it at the expense of the Person requesting such access.

     SECTION 3.23 Title, Management and Disposition of REO Property. (a) The
deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, on behalf of the Trust Fund and for the benefit of the Certificateholders. The Servicer, on behalf of REMIC I, shall either sell any REO Property prior to the end of the third taxable year after REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the
Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to three years after its acquisition will not result in the imposition on any Trust REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any Trust REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding.
The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as
"foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC of any "income from non-permitted assets" within the meaning of Section

                                       75

860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

     (b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties, an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO
Account"), which shall be an Eligible Account. The Servicer shall be permitted to allow the Custodial Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

     (c) The Servicer shall have the sole discretion to determine whether an immediate sale of an REO Property or continued management of such REO Property is in the best interests of the Certificateholders. In furtherance of the foregoing, the Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Servicer manages and operates similar property owned by the Servicer or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

          (i) all insurance premiums due and payable in respect of such REO
     Property;

          (ii) all real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien thereon; and

          (iii) all costs and expenses necessary to maintain such REO Property.

     To the extent that amounts on deposit in the REO Account with respect to an
REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the
Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

     Notwithstanding the foregoing, the Servicer shall not and the Trustee shall not knowingly authorize the Servicer to:

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          (i) authorize the Trust Fund to enter into, renew or extend any New
     Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) authorize any amount to be received or accrued under any New
     Lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the
     Code; or

          (iv) authorize any Person to Directly Operate any REO Property on any
     date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Servicer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by
REMIC I, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

     The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract shall not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO
     Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such
     Independent Contractor;

          (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

          (iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for

                                       77

indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The
Servicer shall be solely liable for all fees owed by it to any such Independent
Contractor, irrespective of whether the Servicer's compensation pursuant to
Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute
Servicing Advances if made by the Servicer, such amounts shall be reimbursable as Servicing Advances made by the Servicer.

     (d) In addition to the withdrawals permitted under Section 3.23(c), the
Servicer may from time to time make withdrawals from the REO Account for any REO
Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO
Property or the related Mortgage Loan. On the Servicer Remittance Date, the
Servicer shall withdraw from each REO Account maintained by it and deposit into the Certificate Account in accordance with Section 3.10(e)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

     (e) Subject to the time constraints set forth in Section 3.23(a), each REO
Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in its Accepted Servicing Practices.

     (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer or any Sub-Servicer as provided above, shall be deposited in the Certificate Account in accordance with Section
3.10(e)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with
Section 4.01. Any REO Disposition shall be for cash only (unless changes in the
REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

     (g) The Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H,
6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections
6050H, 6050J and 6050P of the Code.

     SECTION 3.24 Obligations of the Servicer in Respect of Prepayment Interest
Shortfalls. The Servicer shall deliver to the Trustee for deposit into the
Certificate Account by 1:00 p.m. New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate of the
Prepayment Interest Shortfalls for the related Distribution Date resulting from full or partial Principal Prepayments during the related Prepayment Period and
(ii) the aggregate Servicing Fee for the related Prepayment Period. Any amounts paid by the

                                       78

Servicer pursuant to this Section 3.24 shall not be reimbursed by any Trust
REMIC or the Trust Fund.

     SECTION 3.25 Obligations of the Servicer in Respect of Mortgage Rates and
Monthly Payments. In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances
that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, shall immediately deliver to the Trustee for deposit in the Certificate Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor Servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.25 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

     SECTION 3.26 Advance Facility. (a) The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement an "Advance
Facility") with any Person which provides that such Person (an "Advancing
Person") may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the
Servicer's obligation to fund such Advances and/or Servicing Advances. If the
Servicer enters into such an Advance Facility pursuant to this Section 3.26, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advance Facility. If the Trustee enters into such an Advance Facility pursuant to this Section 3.26, the Servicer shall also be a party to such
Advance Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and the Servicer provides the Trustee with an Officers'
Certificate that such Advancing Person is entitled to reimbursement, such
Advancing Person shall be entitled to receive reimbursement pursuant to this
Agreement for such amount to the extent provided in Section 3.26(b). Such
Officers' Certificate must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advance Facility that entitle the Advancing
Person to request reimbursement from the Trustee, rather than the Servicer or proof of an Event of Default under the Advance Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section
3.26. The Trustee shall have no responsibility to track or monitor the administration of the Advance Facility. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of the Servicer or a Sub-Servicer pursuant to Section 3.02 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

     (b) If an advancing facility is entered into, then the Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section
3.11(a)(iii) and Section 3.11(a)(vi) prior to the remittance to the Trust Fund, but instead the Servicer shall remit such amounts in accordance with the documentation establishing the Advance Facility to such Advancing Person

                                       79

or to a trustee, agent or custodian (an "Advance Facility Trustee") designated by such Advancing Person. The Trustee is hereby authorized to pay to the
Advancing Person, reimbursements for Advances and Servicing Advances from the
Certificate Account to the same extent the Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with
Section 3.11(a)(ii), Section 3.11(a)(iii) and Section 3.11(a)(vi), as the case may be, had the Servicer itself funded such Advance or Servicing Advance. The
Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree in writing.

     (c) All Advances and Servicing Advances made pursuant to the terms of this
Agreement shall be deemed made and shall be reimbursed on a "first in-first out"
(FIFO) basis.

     (d) Any amendment to this Section 3.26 or to any other provision of this
Agreement that may be necessary or appropriate to effect the terms of an Advance
Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor Servicer, may be entered into by the
Trustee and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement; provided, however, such amendment shall otherwise comply with Section 11.01 hereof. All costs and expenses (including attorneys' fees) of each party hereto related to such amendment shall be borne by the Servicer without reimbursement from the Trust
Fund.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

     SECTION 4.01 Distributions. (a) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by
REMIC I to REMIC II on account of the REMIC I Regular Interests or withdrawn from the Certificate Account and distributed to the holders of the Class R-I
Interest, as the case may be:

               (i) first, to Holders of REMIC I Regular Interest I-LTAA, REMIC I
          Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I
          Regular Interest I-LTA3, REMIC I Regular Interest I-LTM1, REMIC I
          Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I
          Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I
          Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I
          Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9, REMIC I
          Regular Interest I-LTM10 and REMIC I Regular Interest I-LTZZ, in an
          amount equal to (A) the Uncertificated Interest for such Distribution
          Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated
          Interest in respect of REMIC I Regular Interest I-LTZZ shall be reduced when the sum of the REMIC I Overcollateralized Amount is less than the REMIC I Required Overcollateralized Amount, by the lesser of
          (x) the amount of such difference and (y) the Maximum I-LTZZ
          Uncertificated Interest Deferral Amount and such amounts will be payable to the Holders of REMIC I Regular Interest I-LTA1, REMIC I
          Regular Interest I-LTA2, REMIC I Regular Interest I-LTA3, REMIC I

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          Regular Interest I-LTM1, REMIC I Regular Interest I-LTM2, REMIC I
          Regular Interest I-LTM3, REMIC I Regular Interest I-LTM4, REMIC I
          Regular Interest I-LTM5, REMIC I Regular Interest I-LTM6, REMIC I
          Regular Interest I-LTM7, REMIC I Regular Interest I-LTM8, REMIC I
          Regular Interest I-LTM9 and REMIC I Regular Interest I-LTM10 in the
          same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated
          Balance of REMIC I Regular Interest I-LTZZ shall be increased by such amount;

               (ii) second, to the Holders of REMIC I Regular Interests, in an amount equal to the remainder of the Available Distribution Amount for such Distribution Date after the distributions made pursuant to clause
          (i) above, allocated as follows:

                    (a) 98.00% of such remainder (less the amount payable in
               clause (e) below), to the Holders of REMIC I Regular Interest
               I-LTAA, until the Uncertificated Balance of such REMIC I Regular
               Interest is reduced to zero;

                    2% of such remainder, first to the Holders of REMIC I
               Regular Interest I-LTA1, REMIC I Regular Interest I-LTA2, REMIC I
               Regular Interest I-LTA3, REMIC I Regular Interest I-LTM1, REMIC I
               Regular Interest I-LTM2, REMIC I Regular Interest I-LTM3, REMIC I
               Regular Interest I-LTM4, REMIC I Regular Interest I-LTM5, REMIC I
               Regular Interest I-LTM6, REMIC I Regular Interest I-LTM7, REMIC I
               Regular Interest I-LTM8, REMIC I Regular Interest I-LTM9 and
               REMIC I Regular Interest I-LTM10, 1.00% of and in the same proportion as principal payments are allocated to the
               Corresponding Certificates, until the Uncertificated Balances of such REMIC I Regular Interests are reduced to zero; and second, to the Holders of REMIC I Regular Interest I-LTZZ, (less the amount payable in clause (c) below), until the Uncertificated
               Balance of such REMIC I Regular Interest is reduced to zero; then

                    (b) to the Holders of REMIC I Regular Interest I-LTP, on the
               Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge
               Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; and

                    (c) any remaining amount to the Holders of the Class R
               Certificates (as Holder of the Class R-I Interest);

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to
Holders of REMIC I Regular Interest I-LTAA and REMIC I Regular Interest I-LTZZ,
respectively.

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          (2) On each Distribution Date, the Trustee shall withdraw from the
     Certificate Account an amount equal to the Interest Remittance Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

               (i) to the Holders of each Class of the Class A Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to the Senior Interest Distribution Amount allocable to such Class of the Class A Certificates; and

               (ii) sequentially, to the Holders of the Class M-1 Certificates,
          Class M-2 Certificates, Class M-3 Certificates, Class M-4
          Certificates, Class M-5 Certificates, Class M-6 Certificates, Class
          M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and
          Class M-10 Certificates, in that order, an amount equal to the
          Interest Distribution Amount allocable to each such Class.

          (3) On each Distribution Date, the Trustee shall withdraw from the
     Certificate Account an amount equal to the Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

          (A) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Principal Distribution Amount shall be distributed in the following order of priority:

               (i) sequentially, to the Holders of the Class A-1 Certificates,
          Class A-2 Certificates and Class A-3 Certificates, in that order, until the aggregate Certificate Principal Balance of the Class A
          Certificates has been reduced to zero; and

               (ii) sequentially, to the holders of the Class M-1 Certificates,
          Class M-2 Certificates, Class M-3 Certificates, Class M-4
          Certificates, Class M-5 Certificates, Class M-6 Certificates, Class
          M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and
          Class M-10 Certificates, in that order, until the Certificate
          Principal Balance of each such Class has been reduced to zero.

          (B) On each Distribution Date (a) on or after the Stepdown Date and
     (b) on which a Trigger Event is not in effect, the Principal Distribution
     Amount shall be distributed in the following order of priority:

               (i) sequentially, to the Holders of the Class A-1 Certificates,
          Class A-2 Certificates and Class A-3 Certificates, in that order, up to an amount equal to the Class A Principal Distribution Amount, until the aggregate Certificate Principal Balance of the Class A
          Certificates has been reduced to zero; and

               (ii) sequentially, to the Holders of the Class M-1 Certificates,
          Class M-2 Certificates, Class M-3 Certificates, Class M-4
          Certificates, Class M-5 Certificates, Class M-6 Certificates, Class
          M-7 Certificates, Class M-8

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          Certificates, Class M-9 Certificates and Class M-10 Certificates, in
          that order, the related Class M Principal Distribution Amount, until the Certificate Principal Balances have been reduced to zero.

          (4) On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed by the Trustee as follows, in each case to the extent not covered by amounts from the Swap Agreement:

               (i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, as part of the Principal Distribution Amount in an amount equal to the
          Overcollateralization Increase Amount for the Certificates, applied to reduce the Certificate Principal Balance of such Certificates until the aggregate Certificate Principal Balance of such Certificates is reduced to zero;

               (ii) sequentially, to the Holders of the Class M-1, Class M-2,
          Class M-3, Class M-4, Class M-5, Class M-6 Certificates, Class M-7
          Certificates, Class M-8 Certificates, Class M-9 Certificates and Class
          M-10 Certificates in that order, in each case, in an amount equal to the Interest Carry Forward Amount allocable to such Class of
          Certificates;

               (iii) sequentially to the Class M-1, Class M-2, Class M-3, Class
          M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9
          Certificates and Class M-10 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to each such
          Class of Certificates for such Distribution Date;

               (iv) to the Holders of the Class A Certificates and the Mezzanine
          Certificates, any related unpaid Net WAC Rate Carryover Amount distributed to the Class A Certificates, on a pro rata basis based on the remaining Net WAC Rate Carryover Amount for each such Class and then to the Class of Mezzanine Certificates with the next Highest
          Priority;

               (v) to pay any Swap Termination Payments owed to the Swap
          Counterparty due to a Swap Counterparty Trigger Event;

               (vi) to the Holders of the Class CE Certificates, (a) the
          Interest Distribution Amount and any Overcollateralization Reduction
          Amount for such Distribution Date and (b) on any Distribution Date on which the aggregate Certificate Principal Balance of the Class A
          Certificates and the Mezzanine Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal
          Balance of the Class CE Certificates, until the Certificate Principal
          Balance thereof has been reduced to zero; and

               (vii) to the Holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution
          Date immediately following the expiration of the latest Prepayment
          Charge term on a Mortgage Loan as identified on the Mortgage Loan
          Schedule or any Distribution Date

                                       83

          thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate
          Principal Balance thereof has been reduced to zero; and second, to the
          Holders of the Class R Certificates.

     (b) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Certificate Account that represent Prepayment Charges collected by the Servicer, during the related Prepayment Period in connection with the Principal Prepayment of any of the Mortgage Loans or any Servicer
Prepayment Charge Payment Amount and shall distribute such amounts to the
Holders of the Class P Certificates. Such distributions shall not be applied to reduce the Certificate Principal Balance of the Class P Certificates.

     Following the foregoing distributions, an amount equal to the amount of
Subsequent Recoveries shall be applied to increase the Certificate Principal
Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.04. An amount equal to the amount of any remaining
Subsequent Recoveries shall be applied to increase the Certificate Principal
Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of
Certificates pursuant to Section 4.04. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the
Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

     (c) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding
Certificates in such Class based on their respective Percentage Interests.
Payments in respect of each Class of Certificates on each Distribution Date shall be made to the Holders of the respective Class of record on the related
Record Date (except as otherwise provided in Section 4.01(e) or Section 9.01 respecting the final distribution on such Class), based on the aggregate
Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such
Holder at a bank or other entity having appropriate facilities therefor, if such
Holder shall (i) own Certificates having denominations aggregating at least
$1,000,000 and (ii) have so notified the Trustee in writing at least five
Business Days prior to the Record Date immediately prior to such Distribution
Date, or otherwise by check mailed by first class mail to the address of such
Holder appearing in the Certificate Register. The final distribution on each
Certificate shall be made in like manner, but only upon presentment and surrender of such Certificate at the office of the Trustee maintained for such purpose pursuant to Section 8.12 or such other location specified in the notice to Certificateholders of such final distribution.

     Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository
Participants in accordance with its normal procedures. Each Depository
Participant shall be responsible for disbursing such distribution to the
Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the

                                       84

Trustee, the Depositor or the Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

     (d) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee or the Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

     (e) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Trustee shall, no later than three (3) days before the related Distribution Date (to the extent that an accurate Remittance Report is received in a timely manner by the Trustee), mail to each Holder on such date of such Class of Certificates a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

     Any funds not distributed to any Holder or Holders of Certificates of such
Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Trustee and credited to the account of the appropriate non-tendering
Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(e) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates and shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets held in trust for such Certificateholders. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Trustee shall pay to Bear, Stearns & Co. Inc., in accordance with its wiring instructions, all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this
Section 4.01(e). Any such amounts held in trust by the Trustee shall be held in an Eligible Account and shall be held uninvested.

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     (f) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine
Certificate be reduced more than once in respect of any particular amount allocated to such Certificate in respect of Realized Losses pursuant to Section
4.04 and (ii) in no event shall the Uncertificated Balance of a REMIC I Regular
Interest be reduced more than once in respect of any particular amount both (a)
allocated to such REMIC I Regular Interest in respect of Realized Losses pursuant to Section 4.04 and (b) distributed on such REMIC I Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 4.01.

     SECTION 4.02 Statements to Certificateholders. On each Distribution Date, the Trustee shall prepare and make available via its website to each Holder of the Regular Certificates, a statement as to the distributions made on such
Distribution Date setting forth:

          (i) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to principal, and the amount of the distribution made on such Distribution Date to the
     Holders of the Class P Certificates allocable to Prepayment Charges;

          (ii) the amount of the distribution made on such Distribution Date to the Holders of the Certificates of each Class allocable to interest;

          (iii) the aggregate Servicing Fee received by the Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (iv) the aggregate amount of Advances for such Distribution Date;

          (v) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the close of business on such Distribution Date;

          (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the
     Mortgage Loans as of the related Due Date;

          (vii) the number and aggregate unpaid principal balance of Mortgage
     Loans (a) delinquent 30 to 59 days, (b) delinquent 60 to 89 days, (c)
     delinquent 90 or more days, in each case, as of the last day of the preceding calendar month, (d) as to which foreclosure proceedings have been commenced and (e) with respect to which the related Mortgagor has filed for protection under applicable bankruptcy laws, with respect to whom bankruptcy proceedings are pending or with respect to whom bankruptcy protection is in force;

          (viii) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the unpaid principal balance and the Stated Principal Balance of such
     Mortgage Loan as of the date it became an REO Property;

                                       86

          (ix) the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution
     Date;

          (x) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

          (xi) the aggregate amount of Realized Losses incurred during the related Prepayment Period (or, in the case of Bankruptcy Losses allocable to interest, during the related Due Period), separately identifying whether such Realized Losses constituted Bankruptcy Losses and the aggregate amount of Realized Losses incurred since the Closing Date and the aggregate amount of Subsequent Recoveries received during the related Prepayment Period and the cumulative amount of Subsequent Recoveries received since the Closing
     Date;

          (xii) the aggregate amount of Extraordinary Trust Fund Expenses withdrawn from the Custodial Account or the Certificate Account for such
     Distribution Date;

          (xiii) the aggregate Certificate Principal Balance and Notional
     Amount, as applicable, of each Class of Certificates, after giving effect to the distributions, and allocations of Realized Losses, made on such
     Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

          (xiv) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

          (xv) the Interest Distribution Amount in respect of the Class A
     Certificates, the Mezzanine Certificates and the Class CE Certificates for
     such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such
     Distribution Date, and in the case of the Class A Certificates, the
     Mezzanine Certificates and the Class CE Certificates, separately identifying any reduction thereof due to allocations of Realized Losses,
     Prepayment Interest Shortfalls and Relief Act Interest Shortfalls;

          (xvi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the
     Servicer pursuant to Section 3.24;

          (xvii) the aggregate amount of Relief Act Interest Shortfalls for such
     Distribution Date;

          (xviii) the Overcollateralization Target Amount and the Credit
     Enhancement Percentage for such Distribution Date;

          (xix) the Overcollateralization Increase Amount, if any, for such
     Distribution Date;

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          (xx) the Overcollateralization Reduction Amount, if any, for such
     Distribution Date;

          (xxi) the respective Pass-Through Rates applicable to the Class A
     Certificates, the Mezzanine Certificates, the Class CE Certificates for
     such Distribution Date and the Pass-Through Rate applicable to the Class A
     Certificates and the Mezzanine Certificates for the immediately succeeding
     Distribution Date;

          (xxii) the Net WAC Rate Carryover Amount for the Class A Certificates
     and the Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution
     Date;

          (xxiii) whether a Trigger Event is in effect; and

          (xxiv) the amount of any Net Swap Payment payable to the Trustee on behalf of the Trust, any Net Swap Payment payable to the Swap Counterparty, any Swap Termination Payment payable to the Trustee on behalf of the Trust and any Swap Termination Payment payable to the Swap Counterparty.

     The Trustee shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Servicer and the Rating Agencies via the
Trustee's internet website. The Trustee's internet website shall initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777.
Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

     In the case of information furnished pursuant to subclauses (i) through
(iii) above, the amounts shall be expressed as a dollar amount per Single
Certificate of the relevant Class.

     Within a reasonable period of time after the end of each calendar year, the
Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.
Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Trustee pursuant to any requirements of the Code as from time to time are in force.

     Within a reasonable period of time after the end of each calendar year, the
Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

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     The Trustee shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide. For purposes of this Section 4.02, the Trustee's duties are limited to the extent that the
Trustee receives timely reports as required from the Servicer.

     On each Distribution Date the Trustee shall provide Bloomberg Financial
Markets, L.P. ("Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trustee and Bloomberg.

     SECTION 4.03 Remittance Reports; Advances. (a) On the Business Day
following each Determination Date, the Servicer shall deliver to the Trustee by telecopy (or by such other means as the Servicer or the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date.
On the same date, the Servicer shall electronically transmit (in a format acceptable to the Trustee), a data file containing the information set forth in such Remittance Report with respect to the related Distribution Date or if electronic transmission is not available, the Servicer shall forward to the
Trustee by overnight mail a computer readable magnetic tape. Such Remittance
Report will include (i) the amount of Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of
Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.02. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

     (b) The amount of Advances to be made by the Servicer for any Distribution
Date shall equal, subject to Section 4.03(d), the sum of, (i) the aggregate amount of Monthly Payments (with each interest portion thereof net of the related Servicing Fee), due on the related Due Date in respect of the Mortgage
Loans, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which REO
Property was acquired during or prior to the related Prepayment Period and as to which REO Property an REO Disposition did not occur during the related
Prepayment Period, an amount equal to the excess, if any, of the REO Imputed
Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Certificate Account pursuant to Section 3.23 for distribution on such Distribution Date; provided, however, that the Servicer shall not be required to make Advances with respect to Relief Act Interest Shortfalls or Prepayment Interest Shortfalls in excess of their respective obligations under Section 3.24.

     By 1:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Trustee for deposit in the
Certificate Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related
Distribution Date either (i) from its own funds or (ii) from the

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Custodial Account, to the extent of funds held therein for future distribution
(in which case it will cause to be made an appropriate entry in the records of the Custodial Account that amounts held for future distribution have been, as permitted by this Section 4.03, used by the Servicer in discharge of any such
Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage
Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the
Servicer by deposit in the Custodial Account on or before any future Servicer
Remittance Date to the extent that the Available Distribution Amount for the related Distribution Date (determined without regard to Advances to be made on the Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will provide notice to the Servicer by telecopy by the close of business on the Business Day prior to the
Distribution Date in the event that the amount remitted by the Servicer to the
Trustee on such date is less than the amount required to be remitted by the
Servicer as set forth in the Remittance Report for the related Distribution
Date.

     (c) The obligation of the Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a
Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

     (d) Notwithstanding anything herein to the contrary, no Advance or
Servicing Advance shall be required to be made hereunder by the Servicer if such
Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively. The determination by the
Servicer that it has made a Nonrecoverable Advance or a Nonrecoverable Servicing
Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance or Nonrecoverable Servicing Advance,
respectively, shall be evidenced by a certification of a Servicing Officer delivered to the Depositor and the Trustee.

     SECTION 4.04 Allocation of Realized Losses. (a) Prior to each Determination
Date, the Servicer shall determine as to each Mortgage Loan and REO Property:
(i) the total amount of Realized Losses, if any, incurred in connection with any
Final Recovery Determinations made during the related Prepayment Period; (ii)
whether and the extent to which such Realized Losses constituted Bankruptcy
Losses; and (iii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the
Servicer shall also determine as to each Mortgage Loan: (i) the total amount of
Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized
Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period. The information described in the two preceding sentences that is to be supplied by the Servicer shall be evidenced by an Officers' Certificate delivered to the Trustee by the Servicer prior to the Determination Date immediately following the end of (i) in the case of Bankruptcy Losses allocable to interest, the Due Period during which any such
Realized Loss was incurred, and (ii)

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in the case of all other Realized Losses, the Prepayment Period during which any such Realized Loss was incurred.

     (b) All Realized Losses on the Mortgage Loans shall be covered or allocated by the Trustee on each Distribution Date as follows: first, by any amounts available from the Swap Agreement for such Distribution Date pursuant to Section
4.07; second, to Net Monthly Excess Cash Flow; third, to the Accrued Certificate
Interest for the Class CE Certificates for the related Interest Accrual Period;
fourth, to the Class CE Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-10 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-9 Certificates until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-8 Certificates until the
Certificate Principal Balance thereof has been reduced to zero; eighth, to the
Class M-7 Certificates until the Certificate Principal Balance thereof has been reduced to zero; ninth, to the Class M-6 Certificates until the Certificate
Principal Balance thereof has been reduced to zero; tenth, to the Class M-5
Certificates, until the Certificate Principal Balance thereof has been reduced to zero; eleventh, to the Class M-4 Certificates, until the Certificate
Principal Balance thereof has been reduced to zero; twelfth, to the Class M-3
Certificates, until the Certificate Principal Balance thereof has been reduced to zero, thirteenth, to the Class M-2 Certificates, until the Certificate
Principal Balance thereof has been reduced to zero and fourteenth, to the Class
M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero.

     All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the
Certificate Principal Balance of such Class immediately prior to the relevant
Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

     Any allocation of Realized Losses to a Mezzanine Certificate on any
Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated and any allocation of Realized Losses to a
Class CE Certificates shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(a)(4)(vi). No allocations of any
Realized Losses shall be made to the Certificate Principal Balances of the Class
A Certificates or the Class P Certificates.

     As used herein, an allocation of a Realized Loss on a "pro rata basis"
among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of
Certificates on the basis of their then outstanding Certificate Principal
Balances prior to giving effect to distributions to be made on such Distribution
Date. All Realized Losses and all other losses allocated to a Class of
Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

     (c) All Realized Losses on the Mortgage Loans shall be allocated by the
Trustee on each Distribution Date to the following REMIC I Regular Interests in the specified percentages,

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as follows: first, to Uncertificated Interest payable to the REMIC I Regular
Interest I-LTAA and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC I Interest Loss Allocation Amount, 98% and 2%, respectively;
second, to the Uncertificated Balances of the REMIC I Regular Interest I-LTAA
and REMIC I Regular Interest I-LTZZ up to an aggregate amount equal to the REMIC
I Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the
Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular
Interest I-LTM10 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%,
respectively, until the Uncertificated Balance of REMIC I Regular Interest
I-LTM10 has been reduced to zero, fourth to the Uncertificated Balances of REMIC
I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM9 and REMIC I Regular
Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM9 has been reduced to zero; fifth, to the
Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular
Interest I-LTM8 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%,
respectively, until the Uncertificated Balance of REMIC I Regular Interest
I-LTM8 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC
I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM7 and REMIC I Regular
Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM7 has been reduced to zero; seventh, to the
Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular
Interest I-LTM6 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%,
respectively, until the Uncertificated Balance of REMIC I Regular Interest
I-LTM6 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC
I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM5 and REMIC I Regular
Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM5 has been reduced to zero; ninth to the
Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular
Interest I-LTM4 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%,
respectively, until the Uncertificated Balance of REMIC I Regular Interest
I-LTM4 has been reduced to zero; tenth to the Uncertificated Balances of REMIC I
Regular Interest I-LTAA, REMIC I Regular Interest I-LTM3 and REMIC I Regular
Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Balance of REMIC I Regular Interest I-LTM3 has been reduced to zero; eleventh to the
Uncertificated Balances of REMIC I Regular Interest I-LTAA, REMIC I Regular
Interest I-LTM2 and REMIC I Regular Interest I-LTZZ, 98%, 1% and 1%,
respectively, until the Uncertificated Balance of REMIC I Regular Interest
I-LTM2 has been reduced to zero; and twelfth, to the Uncertificated Balances of
REMIC I Regular Interest I-LTAA, REMIC I Regular Interest I-LTM1 and REMIC I
Regular Interest I-LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated
Balance of REMIC I Regular Interest I-LTM1 has been reduced to zero.

     SECTION 4.05 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholders.

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     SECTION 4.06 Exchange Commission; Additional Information. Within 15 days after each Distribution Date, the Trustee shall, in accordance with applicable law, file with the Commission via the Electronic Data Gathering and Retrieval
System ("EDGAR"), a Form 8-K (or other comparable Form containing the same or comparable information or other information mutually agreed upon) with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30 in each year, the Trustee shall, in accordance with applicable law and only if instructed by the Depositor, file a Form 15
Suspension Notice with respect to the Trust Fund, if applicable. Prior to (i)
March 15, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Servicer shall provide the Trustee and the Depositor with a Servicer Certification, substantially in the form attached hereto as Exhibit I-1 which shall be signed by the senior officer of the Servicer in charge of securitization, together with a copy of the annual independent accountant's servicing report and annual statement of compliance to be delivered pursuant to this Agreement and each
Sub-Servicer, in each case, required to be delivered pursuant to the related
Sub-Servicing Agreement, and, if applicable, the annual independent accountant's servicing report and annual statement of compliance to be delivered by the
Servicer pursuant to Sections 3.20 and 3.21. In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit I-2) for the benefit of the Servicer and its officers, directors and Affiliates regarding certain aspects of the Servicer Certification (the "Trustee Certification") (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). Prior to (i) March 31, 2006 and
(ii) unless and until a Form 15 Suspension Notice shall have been filed, March
31 of each year thereafter, the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Security and Exchange Commission staff's interpretations. Such Form 10-K shall include the Servicer Certification and other documentation provided by the Servicer pursuant to the second preceding sentence. The Depositor hereby grants to the Trustee a limited power of attorney to execute each Form 8-K and file such Forms 8-K and 10-K on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. Notwithstanding anything herein to the contrary, the Servicer, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust. The
Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.
If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Trustee shall have no responsibility to file any items other than those specified in this Section
4.06; provided, however, the Trustee and the Servicer will cooperate with the
Depositor in connection with any additional filings with respect to the Trust
Fund as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.

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     SECTION 4.07 The Swap Agreement. (a) On the Closing Date, the Trustee shall
(i) establish and maintain in its name, in trust for the benefit of Class A and
Mezzanine Certificates, the Swap Account and (ii) for the benefit of the Class A and Mezzanine Certificates, cause the Trust to enter into the Swap Agreement.

     (b) The Trustee shall deposit in the Swap Account all payments that are payable to the Trust Fund under the Swap Agreement. Net Swap Payments and Swap
Termination Payments (other than Swap Termination Payments resulting from a Swap
Counterparty Trigger Event) payable by the Trustee to the Swap Counterparty pursuant to the Swap Agreement shall be excluded from the Available Distribution
Amount and payable to the Swap Counterparty prior to any distributions to the
Certificateholders. On each Distribution Date, such amounts will be remitted by the Trustee to the Swap Account for payment to the Swap Counterparty, first to make any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap
Agreement for such Distribution Date, and second to make any Swap Termination
Payment (not due to a Swap Counterparty Trigger Event) owed to the Swap
Counterparty pursuant to the Swap Agreement for such Distribution Date. For federal income tax purposes, such amounts paid to the Swap Account on each
Distribution Date shall be deemed paid to the Swap Account in respect of REMIC
II Regular Interest CE-IO to the extent of the amount distributable on such
REMIC II Regular Interest on such Distribution Date. Any Swap Termination
Payment triggered by a Swap Counterparty Trigger Event owed to the Swap
Counterparty pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Class A and Mezzanine Certificates and shall be paid as set forth under Section 4.01(a)(4)(v).

     (c) Net Swap Payments payable by the Swap Counterparty to the Trustee on behalf of the Trust Fund pursuant to the Swap Agreement will be deposited by the
Trustee into the Swap Account. On each Distribution Date, to the extent required, the Trustee shall withdraw such amounts from the Swap Account to distribute to the Certificates in the following order of priority:

          (A) first, to the Holders of the Class A Certificates, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of Prepayment Interest
     Shortfalls (not covered by Compensating Interest) allocated to such
     Certificates on such Distribution Date, on a pro rata basis, based on the amount of such Prepayment Interest Shortfalls previously allocated thereto that remain unreimbursed;

          (B) second, to the Holders of the Mezzanine Certificates, in their order of payment priority, to pay accrued and unpaid interest to the extent unpaid from interest collections, but only to the extent of the interest portion of Prepayment Interest Shortfalls (not covered by Compensating
     Interest) allocated to such Certificates on such Distribution Date;

          (C) third, to the Holders of the Class A and Mezzanine Certificates
     then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, distributed as part of the Principal Distribution Amount;

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          (D) fourth, to the Holders of the Mezzanine Certificates, in order of priority, the principal portion of any Allocated Realized Loss Amount previously allocated thereto that remains unreimbursed;

          (E) fifth, to the Holders of the Class A Certificates, on a pro rata basis, based on the amount of Net WAC Rate Carryover Amounts previously allocated thereto that remain unreimbursed, and then to the Mezzanine
     Certificates, in their order of payment priority, the amount of any Net WAC
     Rate Carryover Amounts remaining unpaid as of that Distribution Date;

          (F) sixth, to the Holders of the Class CE Certificates any balance remaining.

     (d) Subject to Sections 8.01 and 8.02 hereof, the Trustee agrees to comply with the terms of the Swap Agreement and to enforce the terms and provisions thereof against the Swap Counterparty at the written direction of the Holders of
Class A and Mezzanine Certificates entitled to at least 51% of the Voting Rights of such Classes of Certificates, or if the Trustee does not receive such direction from such Certificateholders, then at the written direction of the
Class CE Certificateholder.

     (e) The Swap Account shall be an Eligible Account. Amounts held in the Swap
Account from time to time shall continue to constitute assets of the Trust Fund, but not of any REMIC, until released from the Swap Account pursuant to this
Section 4.07. The Swap Account constitutes an "outside reserve fund" within the meaning of Treasury Regulation Section 1.860G-2(h) and is not an asset of any
REMIC. The Class CE Certificateholder shall be the owner of the Swap Account.
The Trustee shall keep records that accurately reflect the funds on deposit in the Swap Account. The Trustee shall, at the direction of the Servicer, invest amounts on deposit in the Swap Account in Permitted Investments. In the absence of written direction to the Trustee from the Servicer, all funds in the Swap
Account shall remain uninvested.

     (f) The Trustee shall treat the holders of each Class of Certificates
(other than the Class CE Certificates and Class R Certificates) as having entered into a notional principal contract with the holders of the Class CE
Certificates. Pursuant to each such notional principal contract, all holders of
Certificates (other than the Class CE Certificates and Class R Certificates)
shall be treated as having agreed to pay, on each Distribution Date, to the holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC II Regular
Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a
"Class IO Distribution Amount"). In addition, pursuant to such notional principal contract, the holder of the Class CE Certificates shall be treated as having agreed to pay the related Net WAC Rate Carryover Amounts to the holders of the Certificates (other than the Class CE Certificates and Class R
Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a "regular interest" in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE Certificates and Class R Certificates)
of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the holders of such Certificates in respect of

                                       95

the REMIC II Regular Interest corresponding to such Class of Certificates and as having been paid by such holders to the Swap Account pursuant to the notional principal contract. Thus, each Certificate (other than the Class CE Certificates and Class R Certificates) shall be treated as representing not only ownership of regular interests in REMIC II, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

     SECTION 4.08 Tax Treatment of Swap Payments and Swap Termination Payments.
(a) For federal income tax purposes, each holder of a Class A Certificate or a
Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the
Swap Account in respect of the Net WAC Rate Carryover Amount, or the obligation to make payments to the Swap Account. For federal income tax purposes, the
Trustee will account for payments to each Class A and Mezzanine Certificates as follows: each Class A and Mezzanine Certificate will be treated as receiving their entire payment from REMIC II (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class' obligation under the
Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment
(or any Net Swap Payment), will be made by one or more of the REMIC Regular
Interests issued by the resecuritization REMIC subsequent to such REMIC Regular
Interest receiving its full payment from any such Class A or Mezzanine
Certificate. Resecuritization of any Class A or Mezzanine Certificate in a REMIC
will be permissible only if the Trustee hereunder is the trustee in such resecuritization.

     (b) The REMIC regular interest corresponding to a Class A or Mezzanine
Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the base calculation amount of the Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment
will be treated as being payable solely from Net Monthly Excess Cash Flow. As a result of the foregoing, the amount of distributions and taxable income on the
REMIC regular interest corresponding to a Class A or Mezzanine Certificate may exceed the actual amount of distributions on the Class A or Mezzanine
Certificate.

                                    ARTICLE V

                                THE CERTIFICATES

     SECTION 5.01 The Certificates. (a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

     The Certificates will be substantially in the forms annexed hereto as
Exhibits A-1 through A-15. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

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     Upon original issue, the Certificates shall be executed, authenticated and delivered by the Trustee to or upon the written order of the Depositor. The
Certificates shall be executed by manual or facsimile signature on behalf of the
Trustee by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the
Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such
Certificates. No Certificate shall be entitled to any benefit under this
Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Trustee by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such
Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication.

     (b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate
Owners shall hold their respective Ownership Interests in and to such
Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered
Certificates ("Definitive Certificates") in respect of such Ownership Interests.
All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such
Certificate Owner. Each Depository Participant shall only transfer the Ownership
Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the
Depository's normal procedures. The Trustee is hereby initially appointed as the
Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer, the Trustee and, if the Trustee is not
the Book-Entry Custodian, the Trustee, any other transfer agent (including the
Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry
Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Trustee resigns or is removed in accordance with the terms hereof, the successor Trustee or, if it so elects, the Depository shall immediately succeed to its predecessor's duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry
Certificates by the Book-Entry Custodian.

     The Trustee, the Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates)
deal with the Depository as the authorized representative of the Certificate
Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders

                                       97

hereunder. The rights of Certificate Owners with respect to the respective
Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of
Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate
Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

     If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as
Depository, and (B) the Depositor is unable to locate a qualified successor or
(ii) after the occurrence of a Servicer Event of Default, Certificate Owners
representing in the aggregate not less than 66% of the Ownership Interests of the Book-Entry Certificates advise the Trustee through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate
Owners requesting the same. Upon surrender to the Trustee of the Book-Entry
Certificates by the Book-Entry Custodian or the Depository, as applicable, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall cause the Definitive Certificates to be issued. Such
Definitive Certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership that was represented by a Book-Entry
Certificate in an amount less than $25,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the
Servicer or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     SECTION 5.02 Registration of Transfer and Exchange of Certificates. (a) The
Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.11, a Certificate
Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.

     (b) No transfer of any Class M-8, Class M-9, Class M-10, Class CE
Certificate, Class P Certificate or Residual Certificate (the "Private
Certificates") shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended
(the "1933 Act"), and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Private
Certificate is to be made without registration or qualification (other than in connection with (i) the initial transfer of any such Certificate by the
Depositor to an Affiliate of the Depositor, (ii) the transfer of any such Class
CE or Class P

                                       98

Certificate to the issuer under the Indenture or the indenture trustee under the
Indenture or (iii) a transfer of any such Class CE or Class P Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule
144A under the 1933 Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder's prospective transferee, substantially in the forms attached hereto as Exhibit F-1; and (ii)
in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Servicer in its
capacity as such or any Sub-Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder's prospective transferee upon which such Opinion of
Counsel is based, if any. None of the Depositor or the Trustee is obligated to register or qualify any such Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this
Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such
Certificate shall, and does hereby agree to, indemnify the Trustee, the
Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Notwithstanding the foregoing, in the event of any such transfer of any
Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule
144A under the 1933 Act, and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit F-1 hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The
Certificate Owner of any such Ownership Interest in any such Book-Entry
Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Notwithstanding the foregoing, no certification or Opinion of Counsel described in this Section 5.02(b) will be required in connection with the transfer, on the Closing Date, of any Class R Certificate by the Depositor to an
"accredited investor" within the meaning of Rule 501(d) of the 1933 Act.

     (c) (i) Until the swap agreement terminates in December 2008, no Class A
Certificate, Class M-1 Certificate, Class M-2 Certificate, Class M-3
Certificate, Class M-4 Certificate, Class M-5 Certificate, Class M-6
Certificate, Class M-7 Certificate, Class M-8 Certificate, Class M-9 Certificate
or Class M-10 Certificate shall be purchased by or transferred to a Plan and provisions (ii), (iii) and (iv) of this Section 5.02(c) shall not apply.

     (ii) No transfer of a Private Certificate (other than a Class M-8
Certificate, Class M-9 Certificate or Class M-10 Certificate) or any interest therein shall be made to any Plan, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Private Certificates with
"plan assets" of a Plan (within the meaning of the Department of Labor regulation promulgated at 29 C. F. R. Section 2510.3-101 ("Plan Assets")), as
certified by such

                                       99

transferee in the form of Exhibit G, unless the Trustee is provided with an
Opinion of Counsel acceptable to and in form and substance satisfactory to the
Depositor, the Trustee and the Servicer to the effect that the purchase or holding of such Private Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section
406 of ERISA or Section 4975 of the Code (or comparable provisions of subsequent enactments) and will not subject the Depositor, the Servicer, the Trustee or the
Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this
Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund.

     (iii) In the case of a Class A Certificate, Class M-1 Certificate, Class
M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5
Certificate, Class M-6 Certificate, Class M-7 Certificate, Class M-8
Certificate, Class M-9 Certificate or Class M-10 Certificate, each beneficial owner of such a Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not a Plan investor, (B) it has acquired and is holding such Certificate in reliance on the Underwriters' Exemption, and that it understands that there are certain conditions to the availability of the
Underwriters' Exemption, including that such Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificates are so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold such Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

     (iv) Neither a certification nor an Opinion of Counsel shall be required in connection with (A) the initial transfer of any such Certificate by the
Depositor to an Affiliate of the Depositor, (B) the transfer of any such
Certificate to the issuer under the Indenture or the indenture trustee under the
Indenture or (C) a transfer of any such Certificate from the issuer under the
Indenture or the indenture trustee under the Indenture to the Depositor or an
Affiliate of the Depositor (in which case such transferee shall be deemed to have represented that it is not purchasing with Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

     (v) If any Certificate or any interest therein is acquired or held in violation of the provisions of this Section 5.02(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that
Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such
Certificate or interest therein was effected in violation of the provisions of this Section 5.02(c) shall indemnify and hold harmless the Depositor, the
Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

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     (d) (i) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A)
below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a
Residual Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a
     Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a "Transfer Affidavit and
     Agreement," in the form attached hereto as Exhibit F-2) from the proposed
     Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted
     Transferee, that it is not acquiring its Ownership Interest in the Residual
     Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of
     an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a
     Residual Certificate shall agree (x) to require a Transfer Affidavit and
     Agreement in the form attached hereto as Exhibit F-2 from any other Person to whom such Person attempts to transfer its Ownership Interest in a
     Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit
     F-2) to the Trustee stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

          (E) Each Person holding or acquiring an Ownership Interest in a
     Residual Certificate, by purchasing an Ownership Interest in such
     Certificate, agrees to give the Trustee written notice that it is a
     "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an
     Ownership Interest in a Residual Certificate, if it is, or is holding an
     Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

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          (ii) The Trustee will register the Transfer of any Residual
     Certificate only if it shall have received the Transfer Affidavit and
     Agreement and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Trustee shall have received a representation letter from the Transferee of such
     Certificate to the effect that such Transferee is a Permitted Transferee.

     (iii) (A) If any purported Transferee shall become a Holder of a Residual
Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual
Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a holder of a
          Residual Certificate in violation of the restrictions in this Section
          5.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, but not the obligation, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the
          Trustee on such terms as the Trustee may choose. Such purported
          Transferee shall promptly endorse and deliver each Residual
          Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee.
          The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such purported
          Transferee. The terms and conditions of any sale under this clause
          (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership
          Interest in a Residual Certificate as a result of its exercise of such discretion.

          (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an
     Ownership Interest in a Residual Certificate to any Person who is a
     Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the
     "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a
     Disqualified Organization. Reasonable compensation for providing such information may be accepted by the Trustee.

          (v) The provisions of this Section 5.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee at the expense of the party seeking to modify, add to or eliminate any such provision the following:

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          (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

          (B) an Opinion of Counsel, in form and substance satisfactory to the
     Trustee, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a
     Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

     (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12, the Trustee shall execute, authenticate and deliver, in the name of the designated Transferee or
Transferees, one or more new Certificates of the same Class of a like aggregate
Percentage Interest.

     (f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Trustee maintained for such purpose pursuant to Section 8.12. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every
Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the Holder thereof may exchange, in the manner described above, such Class R Certificate for two separate Certificates, each representing such Holder's respective Percentage Interest in the Class R-I
Interest and the Class R-II Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

     (g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     (h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Trustee in accordance with its customary procedures.

     SECTION 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If (i) any
mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver in exchange for or in lieu of any such mutilated,

                                      103

destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable
REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     SECTION 5.04 Persons Deemed Owners. Prior to due presentation of a
Certificate for registration of transfer, the Depositor, the Servicer, the
Trustee and any agent of any of them may treat the Person in whose name any
Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee or any agent of any of them shall be affected by notice to the contrary.

     SECTION 5.05 Certain Available Information. On or prior to the date of the first sale of any Private Certificate to an Independent third party, the
Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its Corporate Trust
Office and shall make available free of charge during normal business hours for review by any Holder of a Certificate, a Certificate Owner or any Person
identified to the Trustee as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder, a
Certificate Owner or prospective transferee of a Private Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Trustee;
and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the
Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date, (C) all certifications delivered by a Responsible Officer of the Trustee since the Closing Date pursuant to Section 10.01(h), (D) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date to evidence the Servicer's determination that any Advance or Servicing Advance was, or if made, would be a
Nonrecoverable Advance or Nonrecoverable Servicing Advance, respectively, and
(E) any and all Officers' Certificates delivered to the Trustee by the Servicer since the Closing Date pursuant to Section 4.04(a). Copies and mailing of any and all of the foregoing items will be available from the Trustee upon request at the expense of the Person requesting the same.

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                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

     SECTION 6.01 Respective Liabilities of the Depositor and the Servicer. The
Depositor and the Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Servicer and undertaken hereunder by the Depositor and the Servicer herein.

     SECTION 6.02 Merger or Consolidation of the Depositor or the Servicer.
Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the
Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. The
Depositor and the Servicer each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans
and to perform its respective duties under this Agreement.

     The Depositor or the Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor or the Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Servicer, shall be the successor of the
Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and provided further that the Rating Agencies' ratings of the Class A Certificates and the Mezzanine
Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

     SECTION 6.03 Limitation on Liability of the Depositor, the Servicer and
Others. (a) None of the Depositor, the Servicer or any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trustee, Trust Fund or the Certificateholders for any
action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability imposed on the Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the
Servicer and any director, officer, employee or agent of the Depositor or the
Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund
and

                                      105

held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred on their part that may be sustained in connection with, arising out of, or related to, any claim or legal action
(including any pending or threatened claim or legal action) relating to this
Agreement or the Certificates, other than any loss, liability or expense relating to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this
Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the
Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this
Agreement and that in its opinion may involve it in any expense or liability;
provided, however, that the Depositor or the Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor or the
Servicer shall be entitled to be reimbursed therefor from the Custodial Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the
Custodial Account. Nothing in this Subsection 6.03(a) shall affect the
Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to
Subsection 3.01(a).

     (b) In taking or recommending any course of action pursuant to this
Agreement, unless specifically required to do so pursuant to this Agreement, the
Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

     SECTION 6.04 Limitation on Resignation of the Servicer. (a) The Servicer
shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or as provided in Section 6.04(c). Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee. No resignation of the
Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Servicer's responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

     (b) Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other
Person, or delegate to or subcontract with, or authorize or appoint any other
Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.06 hereof, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.

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     SECTION 6.05 Rights of the Depositor in Respect of the Servicer. The
Servicer shall afford (and any Sub-Servicing Agreement shall provide that each
Sub-Servicer shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the
Servicer (and any such Sub-Servicer) in respect of the Servicer's rights and obligations hereunder and access to officers of the Servicer (and those of any such Sub-Servicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor and the Trustee its (and any such Sub-Servicer's)
most recent financial statements and such other information relating to the
Servicer's capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer possesses). To the extent such information is not otherwise available to the public, the Depositor and the
Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer's written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i)
in working with legal counsel, auditors, taxing authorities or other governmental agencies, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the
Trustee from sources other than the Depositor or the Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information(A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor or the
Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this
Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the
Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the
Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

                                   ARTICLE VII

                                     DEFAULT

     SECTION 7.01 Servicer Events of Default. (a) "Servicer Event of Default,"
wherever used herein, means any one of the following events:

          (i) any failure by the Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 4.03) required to be made under the terms of the
     Certificates and this Agreement which continues unremedied for a period of
     5 Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor

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     or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor and the Trustee by the Holders of Certificates
     entitled to at least 25% of the Voting Rights; or

          (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach by the
     Servicer of any representation and warranty contained in Section 2.05, which continues unremedied for a period of 30 days (or if such failure or breach cannot be remedied within 30 days, then such remedy shall have been commenced within 30 days and diligently pursued thereafter; provided, however, that in no event shall such failure or breach be allowed to exist for a period of greater than 90 days) or 15 days in the case of a failure to pay the premium for any insurance policy required to be maintained under this Agreement after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee, or to the Servicer, the
     Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

          (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

          (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) any failure by the Servicer of the Servicer Termination Test; or

          (vii) any failure of the Servicer to make any Advance on any Servicer
     Remittance Date required to be made from its own funds pursuant to Section
     4.03 which continues unremedied until 12:00 p.m. New York time on the
     Business Day immediately following the Servicer Remittance Date.

     If a Servicer Event of Default described in clauses (i) through (vi) of this Section shall occur, then, and in each and every such case, so long as such
Servicer Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates

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entitled to at least 66% of Voting Rights, the Trustee shall, by notice in writing to the Servicer and to the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Servicer, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement in and to the Mortgage Loans and the proceeds thereof and the
Trustee as successor Servicer, or another successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates
(other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer agrees promptly (and in any event no later than ten
Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights under this
Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Custodial Account held by or on behalf of the Servicer, the Certificate Account or any REO Account
or Servicing Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property serviced by the
Servicer (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances, Servicing Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible
Officer of the Trustee assigned to and working in the Trustee's Corporate Trust
Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

     SECTION 7.02 Trustee to Act; Appointment of Successor. (a) (1) On and after the time the Servicer receives a notice of termination, the Trustee shall separately assume and become the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.05 and the obligation to deposit amounts in respect of losses pursuant to Section 3.12) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Advances pursuant to Section 4.03; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding

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delinquent mortgage loans, then the Trustee shall not be obligated to make
Advances pursuant to Section 4.03; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 7.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all funds relating to the
Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to Section
7.02(a)(2) below, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates entitled to at least 66% of the Voting Rights so request in writing to the Trustee promptly appoint or petition a court of competent jurisdiction to appoint, a
Fannie Mae or Freddie Mac approved mortgage loan servicing institution acceptable to each Rating Agency without qualification, withdrawal or downgrading of the ratings then assigned to any of the Certificates and having a net worth of not less than $10,000,000, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement.

     All Servicing Transfer Costs shall be paid by the predecessor Servicer upon presentation of reasonable documentation of such costs (provided, that if the
Trustee is the predecessor Servicer by reason of this Section 7.02, such costs shall be paid by the Servicer preceding the Trustee as successor servicer), and if such predecessor or initial Servicer, as applicable, defaults in its obligation to pay such costs, such costs shall be paid by the successor Servicer or the Trustee (in which case the successor Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the
Trust Fund).

          (2) No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the
     Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the
     Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree;
     provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

     SECTION 7.03 Notification to Certificateholders. (a) Upon any termination of the Servicer pursuant to Section 7.01 above or any appointment of a successor to the Servicer pursuant to Section 7.02 above, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

     (b) Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or five days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default shall have been cured or waived.

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     SECTION 7.04 Waiver of Servicer Events of Default. Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default or Servicer Event of Default hereunder may waive such default or
Servicer Event of Default; provided, however, that a default or Servicer Event of Default under clause (i) or (vii) of Section 7.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default or
Servicer Event of Default, such default or Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.
No such waiver shall extend to any subsequent or other default or Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

     SECTION 8.01 Duties of Trustee. (a) The Trustee, prior to the occurrence of a Servicer Event of Default and after the curing of all Servicer Events of
Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. During a Servicer Event of Default (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

     (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the
Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this
Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, will provide notice thereof to the
Certificateholders.

     (c) No provision of this Agreement shall be construed to relieve the
Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

          (i) Prior to the occurrence of a Servicer Event of Default, and after the curing of all such Servicer Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

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          (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible
     Officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon it, under this Agreement.

     (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a Trust REMIC after the Closing
Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or misconduct of the Trustee.

     SECTION 8.02 Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution,
     Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or the Swap Agreement, unless such
     Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a
     Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

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          (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this
     Agreement;

          (v) Prior to the occurrence of a Servicer Event of Default hereunder and after the curing of all Servicer Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights;
     provided, however, that if the payment within a reasonable time to the
     Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require indemnity reasonably satisfactory to it against such expense or liability from such Certificateholders as a condition to taking any such action;

          (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

          (vii) The Trustee shall have no obligation to invest and reinvest any cash held in the absence of timely and specific written investment direction from the Servicer or the Depositor. In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon. The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Servicer or the Depositor to provide timely written investment direction; and

          (viii) In order to comply with its duties under the USA Patriot Act of
     2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address and other identifying information.

     (b) All rights of action under this Agreement or under any of the
Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in the name of the Trustee for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

     SECTION 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The
recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Certificate Registrar on the
Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.13) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility

                                      113

for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth with respect to such party in Section 8.13) or of the Certificates (other than the signature of the Trustee and authentication of the Certificate
Registrar on the Certificates) or of any Mortgage Loan or related document or of
MERS or the MERS(R) System. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the
Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Servicer, other than any funds held by or on behalf of the Trustee in accordance with Section 3.10, subject to
Section 8.01.

     SECTION 8.04 Trustee May Own Certificates. The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

     SECTION 8.05 Trustee's Fees and Expenses. (a) The Trustee shall withdraw from the Certificate Account on each Distribution Date and pay to itself the
Trustee Fee. The Trustee, or any director, officer, employee or agent of the
Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) incurred by the
Trustee in connection with any Servicer Event of Default (not including expenses, disbursements and advances incurred or made by the Trustee in its capacity as successor Servicer), default, claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement or the Swap Agreement, other than any loss, liability or expense (i) resulting from a breach of the Servicer's obligations and duties under this Agreement (for which the Servicer indemnifies pursuant to Sections 8.05(b) and 10.03(a)), (ii)
for the expenses of preparing and filing Tax Returns pursuant to Section
10.01(d) or (iii) any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of its respective obligations and duties hereunder. Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this paragraph (a), or pursuant to any other right of reimbursement from the
Trust Fund that the Trustee, or any director, officer, employee or agent of the
Trustee, may have hereunder in its capacity as such, may be withdrawn by the
Trustee from the Certificate Account at any time.

     (b) The Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense (including reasonable legal fees and disbursements of counsel) resulting from a breach of the Servicer's obligations and duties under this Agreement or the Swap Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Servicer to the
Trustee shall be from the Servicer's own funds, without reimbursement from the
Trust Fund therefor.

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     The provisions of this Section 8.05 shall survive the termination of this
Agreement or the earlier resignation or removal of the Trustee.

     SECTION 8.06 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation or an association (other than the Depositor, the Seller, the Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the
Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

     SECTION 8.07 Resignation and Removal of the Trustee. The Trustee may at any
time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Servicer and the Certificateholders. Upon
receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor. If no
successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal, the
Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the
Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the
Certificateholders and the Servicer by the Depositor.

     The Holders of Certificates entitled to at least 66% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Servicer by the Depositor.

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     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

     SECTION 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements, as well as all moneys, held by it hereunder (other than any Mortgage Files at the time held by a custodian, which custodian shall become the agent of any successor trustee hereunder), and the Depositor and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

     No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor trustee shall not result in a downgrading of any Class of Certificates by either
Rating Agency, as evidenced by a letter from each Rating Agency.

     Upon acceptance of appointment by a successor trustee as provided in this
Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the
Certificate Register. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

     SECTION 8.09 Merger or Consolidation of Trustee. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     SECTION 8.10 Appointment of Co-Trustee or Separate Trustee. (a)
Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Servicer and the
Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or
Persons, in such capacity, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such

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powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case a Servicer Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.
No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed under this Section 8.10.

     (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as
Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC
I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the
Trustee.

     (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the
Depositor and the Servicer.

     (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     SECTION 8.11 Trustee to Execute Swap Agreement. The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the
Swap Agreement on the Closing Date and thereafter on behalf of the Holders of the Class A Certificates and the Mezzanine Certificates. The Depositor, the
Servicer and the Holders of the Class A Certificates and the Mezzanine
Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Swap
Agreement and shall do so solely in its capacity as Trustee of the Trust Fund and not in its individual capacity.

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     SECTION 8.12 Appointment of Office or Agency. The Trustee shall maintain an office or agency in the City of New York where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution, and where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be delivered. As of the Closing Date, the Trustee designates the office of its agent located c/o DTC Transfer Agent
Services, 55 Water Street, Jeanette Park Entrance, New York, NY 10041 for such purposes.

     SECTION 8.13 Representations and Warranties of the Trustee. The Trustee
hereby represents and warrants, solely as to itself, to the Servicer and the
Depositor, as of the Closing Date, that:

          (i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

          (ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its charter or bylaws.

          (iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

          (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                                   ARTICLE IX

                                   TERMINATION

     SECTION 9.01 Termination Upon Repurchase or Liquidation of All Mortgage
Loans. (a) Subject to Section 9.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer and the
Trustee (other than the obligations of the Servicer to the Trustee pursuant to
Section 8.05 and of the Servicer to make remittances to the Trustee and the
Trustee to make payments in respect of the REMIC I Regular Interests and the
Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the
Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO
Property remaining in REMIC I and (ii) the final payment or other liquidation
(or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.

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Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (b) the latest possible Maturity Date. Subject to
Section 3.10 hereof, the purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price equal to the greater of (i) the Stated Principal Balance of the Mortgage Loans and the appraised value of any REO Properties (such appraisal to be conducted by an Independent appraiser mutually agreed upon by the Terminator and, to the extent that the
Class A Certificates or a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, in their reasonable discretion) and (ii) the fair market value of the Mortgage Loans and the REO Properties (as determined by the Terminator and, to the extent that the
Class A Certificates or a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, the Trustee (it being understood and agreed that any determination by the Trustee shall be made solely in reliance on an appraisal by an Independent appraiser as provided above)), as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related
Certificateholders pursuant to Section 9.01(c), in each case plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, any Swap Termination Payment payable to the
Swap Counterparty then remaining unpaid or which is due to the exercise of such option, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and
REO Properties and any accrued and unpaid Net WAC Rate Carryover Amounts (the
"Termination Price"); provided, however, such option may only be exercised if the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes issued pursuant to the Indenture. If the determination of the fair market value of the
Mortgage Loans and REO Properties shall be required to be made by the Terminator and an Independent appraiser as provided above, (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such appraisal.

     (b) The majority Holder of the Class CE Certificates (so long as such holder is not an affiliate of the Seller) shall have the right (the party exercising such right, the "Terminator"), to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the
Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i)
above only if the aggregate Stated Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than 10% of the aggregate Stated Principal Balance of the
Mortgage Loans as of the Cut-off Date. By acceptance of a Residual Certificate, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates.

     (c) Notice of the liquidation of the Certificates shall be given promptly by the Trustee by letter to Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each
REO Property by the Terminator, not earlier than the 10th day and not later than the 20th day of the month next preceding the month of the final

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distribution on the related Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests, as applicable and the related Certificates will be made upon presentation and surrender of the related Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or the related
Certificates from and after the Interest Accrual Period relating to the final
Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the related Certificates at the office of the
Trustee. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the
Terminator, the Terminator shall deliver to the Trustee for deposit in the
Certificate Account not later than the last Business Day of the month next preceding the month of the final distribution on the related Certificates an amount in immediately available funds equal to the above-described purchase price. The Trustee shall remit to the Servicer from such funds deposited in the
Certificate Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Custodial Account pursuant to Section 3.11 and (ii)
any other amounts otherwise payable by the Trustee to the Servicer from amounts on deposit in the Certificate Account pursuant to the terms of this Agreement, in each case prior to making any final distributions pursuant to Section
10.01(d) below. Upon certification to the Trustee by the Terminator of the making of such final deposit, the Trustee shall promptly release to the
Terminator the Mortgage Files for the remaining Mortgage Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer.

     Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

     SECTION 9.02 Additional Termination Requirements. (a) In the event that the
Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 9.01, the Trust Fund (or the applicable
Trust REMIC) shall be terminated in accordance with the following additional requirements:

          (i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC's final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Terminator;

          (ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

          (iii) At the time of the making of the final payment on the
     Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of

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     the Residual Certificates in respect of the Class R-I Interest all cash on hand in the Trust Fund (other than cash retained to meet claims), and the
     Trust Fund shall terminate at that time.

     (b) At the expense of the requesting Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause
(ii) of the first paragraph of Section 9.01, at the expense of the Depositor without the right of reimbursement from the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this
Section 9.02.

     (c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust
REMIC, which authorization shall be binding upon all successor
Certificateholders.

                                   ARTICLE X

                                REMIC PROVISIONS

     SECTION 10.01 REMIC Administration. (a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Trustee on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the
Certificates are issued. For the purposes of the REMIC election in respect of
REMIC I, the REMIC I Regular Interests shall be designated as the Regular
Interests in REMIC I and the Class R-I Interest shall be designated as the sole class of Residual Interests in REMIC I. The Class A Certificates and the
Mezzanine Certificates shall be designated as the Regular Interests in REMIC II and the Class R-II Interest shall be designated as the sole class of Residual
Interests in REMIC II. The Trustee shall not permit the creation of any
"interests" in any Trust REMIC (within the meaning of Section 860G of the Code)
other than the REMIC I Regular Interests and the interests represented by the
Certificates.

     (b) The Closing Date is hereby designated as the "Startup Day" of each
Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

     (c) The Trustee shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust
REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel required to be obtained hereunder. The Trustee, as agent for each Trust REMIC's tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust
Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section
1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the Trust REMICs

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created hereunder. By their acceptance thereof, the holder of the largest
Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

     (d) The Trustee shall prepare, sign and file all of the Tax Returns
(including Form 8811, which must be filed within 30 days following the Closing
Date) in respect of each Trust REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor.

     (e) The Trustee shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the
Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual
Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a
Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

     (f) The Trustee shall take such action and shall cause each Trust REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions. The Trustee shall not take any action or cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each
Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon the Trust
Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC
Event") unless the Trustee has received an Opinion of Counsel, addressed to the
Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor shall the Servicer take or fail to take any action
(whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse
REMIC Event could occur with respect to such action; provided that the Servicer may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Servicer will consult with the Trustee or its designee, in writing, with respect to whether such

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action could cause an Adverse REMIC Event to occur with respect to any Trust
REMIC and the Servicer shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided that the Servicer may conclusively rely on such writing and shall incur no liability for its action or failure to act in accordance with such writing. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee. At all times as may be required by the Code, the Trustee will ensure that substantially all of the assets of REMIC
I will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the
Code and "permitted investments" as defined in Section 860G(a)(5) of the Code, to the extent such obligations are within the Trustee's control and not otherwise inconsistent with the terms of this Agreement.

     (g) In the event that any tax is imposed on "prohibited transactions" of any Trust REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of such REMIC as defined in
Section 860G(c) of the Code, on any contributions to any such REMIC after the
Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Servicer pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or this Article X, or (iii) in all other cases, against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom.

     (h) On or before April 15 of each calendar year, commencing April 15, 2006, the Trustee shall deliver to each Rating Agency an Officer's Certificate of the
Trustee stating the Trustee's compliance with this Article X.

     (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

     (j) Following the Startup Day, neither the Servicer nor the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section
2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject any Trust REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

     (k) Neither the Trustee nor the Servicer shall enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor knowingly permit any Trust REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or
"permitted investments" as defined in Section 860G(a)(5) of the Code.

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     SECTION 10.02 Prohibited Transactions and Activities. None of the
Depositor, the Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a
Mortgage Loan, including but not limited to, the acquisition or sale of a
Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article IX of this
Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified
Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

     SECTION 10.03 Servicer and Trustee Indemnification. (a) The Trustee agrees to indemnify the Trust Fund, the Depositor and the Servicer for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the Servicer as a result of a breach of the Trustee's covenants set forth in this Article X.

     (b) The Servicer agrees to indemnify the Trust Fund, the Depositor and the
Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust Fund, the Depositor or the
Trustee, as a result of a breach of the Servicer's covenants set forth in
Article III or this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     SECTION 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee without the consent of any of the
Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to amend the provisions of Section
4.06, (iv) to change the timing and/or nature of deposits into the Custodial
Account or the Certificate Account or to change the name in which the Custodial
Account is maintained, provided that (A) the Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the
Closing Date, as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification

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of any Trust REMIC created hereunder as a Trust REMIC at all times that any
Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the
Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder or (vi) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided that any such action pursuant to clauses (i), (ii), (iii) or (vi), as evidenced by either (a)
an Opinion of Counsel delivered to the Trustee adversely affect in any material respect the interests of any Certificateholder or (b) written notice to the
Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency).
No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no
Opinion of Counsel or Rating Agency confirmation shall be required to address the effect of any such amendment on any such consenting Certificateholder.
Notwithstanding the foregoing, neither an Opinion of Counsel nor written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies will be required in connection with an amendment to the provisions of Section 4.06.

     This Agreement may also be amended from time to time by the Depositor, the
Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of
Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage
Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates (as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating
Agency) in a manner, other than as described in (i) or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to
Voting Rights with respect to matters affecting such Certificates.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment (i) will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC
Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and (ii) is authorized or permitted hereunder. Notwithstanding any of the other provisions of this Section 11.01, none of the

                                      125

Depositor, the Servicer or the Trustee shall enter into any amendment to Section
4.07 or Section 4.01(a)(4)(v) of this Agreement without the prior written consent of the Swap Counterparty.

     Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders under this
Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     The cost of any Opinion of Counsel to be delivered pursuant to this Section
11.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

     The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

     SECTION 11.02 Recordation of Agreement; Counterparts. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.
The Servicer shall effect such recordation at the Trust's expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the
Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 11.03 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this
Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the
Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                                      126

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such
Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other
Certificateholder and the Trustee that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder, the
Trustee shall be entitled to such relief as can be given either at law or in equity.

     SECTION 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK
APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND
THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE
CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT
REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF
THE GENERAL OBLIGATIONS LAWS).

     SECTION 11.05 Notices. All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to
(a) in the case of the Depositor, Stanwich Asset Acceptance Company, L.L.C.,
Nine Greenwich Office Park, Greenwich, Connecticut 06831, Attention: President,
or such other address or telecopy number as may hereafter be furnished to the
Servicer and the Trustee in writing by the Depositor, (b) in the case of the
Servicer, 18400 Von Karman, Suite 1000, Irvine, California 92612, Attention:
Kevin Cloyd (telecopy number: (949) 440-7033), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Servicer and (c) in the case of the Trustee, Deutsche Bank National Trust
Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934,
Attention: Trust Administration-CA0504 (telecopy number: (714) 247-6285), or such other address or telecopy number as may hereafter be furnished to the
Servicer, the and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate
Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the

                                      127

Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

     SECTION 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     SECTION 11.07 Notice to Rating Agencies. The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

          1. Any material change or amendment to this Agreement;

          2. The occurrence of any Servicer Event of Default that has not been cured or waived;

          3. The resignation or termination of the Servicer or the Trustee;

          4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

          5. The final payment to the Holders of any Class of Certificates;

          6. Any change in the location of the Custodial Account or the
     Certificate Account; and

          7. Any event that would result in the inability of the Trustee, as successor servicer, to make advances regarding delinquent Mortgage Loans.

     In addition, the Trustee shall make available to each Rating Agency copies of each report to Certificateholders described in Section 4.02 and the Servicer shall promptly furnish to each Rating Agency copies of the following:

          1. Each annual statement as to compliance described in Section 3.20;
     and

          2. Each annual independent public accountants' servicing report described in Section 3.21.

     Any such notice pursuant to this Section 11.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Fitch
Ratings, One State Street Plaza, New, York, New York 10004, facsimile number:
(212) 344-1986 and to Standard & Poor's Ratings Services, a division of the
McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

                                      128

     SECTION 11.08 Article and Section References. All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

     SECTION 11.09 Grant of Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the
Trustee, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the
Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the
Trustee to secure a debt or other obligation of the Depositor and (b) (1) this
Agreement shall also be deemed to be a security agreement within the meaning of
Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 hereof shall be deemed to be a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right, title and interest in and to (i) such
Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion voluntary or involuntary, of the foregoing into cash, instruments, securities or other property and Prepayment Charges related thereto as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO
Property, together with all collections thereon and proceeds thereof; (iii) the
Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof;
(iv) the Depositor's rights under the Mortgage Loan Purchase Agreement
(including any security interest created thereby); (v) the Custodial Account
(other than any amounts representing any Servicer Prepayment Charge Payment
Amount), the Certificate Account (other than any amounts representing any
Servicer Prepayment Charge Payment Amount) and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto;
(vi) the Net WAC Rate Carryover Reserve Account; and (vii) the Swap Account and
all amounts payable pursuant to the Swap Agreement in accordance with the terms thereof; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor's obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund and to provide the Swap
Counterparty the benefit of Section 4.07 and 4.01(a)(4)(v); and (4)
notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the
Depositor hereby grants to the Trustee a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee.

                                      129

     SECTION 11.10 Intention of Parties. It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of
Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the
Mortgage Loans by the Seller to the Depositor, and by the Depositor to the
Trustee be, and be construed as, an absolute sale thereof to the Depositor or the Trustee, as applicable. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Seller to the Depositor, or by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Seller or the Depositor, as applicable, or if for any other reason the Mortgage Loan
Purchase Agreement or this Agreement is held or deemed to create a security interest in such assets, then (i) the Mortgage Loan Purchase Agreement and this
Agreement shall each be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in the Mortgage Loan Purchase Agreement from the Seller to the
Depositor, and the conveyance provided for in this Agreement from the Depositor to the Trustee, shall be deemed to be an assignment and a grant by the Seller or the Depositor, as applicable, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

     The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

     SECTION 11.11 Assignment. Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer or the Depositor.

     SECTION 11.12 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the
Depositor or the Trustee and to discuss its affairs, finances and accounts relating to such Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 11.12 shall be borne by the party requesting such inspection, subject to such party's right to reimbursement hereunder (in the case of the Trustee, pursuant to Section 8.05 hereof).

     SECTION 11.13 Certificates Nonassessable and Fully Paid. It is the
intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any

                                      130

reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

     SECTION 11.14 Third Party Beneficiaries. The Swap Counterparty is an
express third-party beneficiary of this Agreement, and shall have the right to enforce the provisions of this Agreement.

                                   ARTICLE XII

                    RIGHTS OF THE CLASS CE CERTIFICATEHOLDER

     SECTION 12.01 Reports and Notices. (a) In connection with the performance of its duties under this Agreement relating to, among other things, the collection of Mortgage Loans, the Servicer shall provide to the Class CE
Certificateholder the following notices and reports in a timely manner and using the same methodology and calculations used in its standard servicing reports to the Trustee. The Servicer shall send all such notices and reports to the Class
CE Certificateholder in electronic format unless otherwise specified herein or agreed to in writing by the Class CE Certificateholder.

          (i) The Servicer shall, within ten Business Days after each
     Distribution Date, commencing in March 2006, provide to the Class CE
     Certificateholder a report of each Mortgage Loan in the Trust Fund, indicating the information contained in Exhibit L for the Due Period relating to such Distribution Date and to the extent such information is reasonably available to the Servicer.

          (ii) Within ten Business Days after each Distribution Date commencing in March 2006, the Servicer shall provide the Class CE Certificateholder with a report listing each Mortgage Loan that has liquidated or paid off.
     Such report shall specify, if applicable and to the extent the information is reasonably available to the Servicer: (a) mortgage loan number; (b)
     outstanding Stated Principal Balance of the mortgage loan upon its liquidation; (c) Realized Loss or gain; (d) Liquidation Proceeds; (e)
     payoff date; (f) Prepayment Charges collected.

          (iii) Where applicable, the Servicer shall provide the Class CE
     Certificateholder with copies of all primary mortgage insurance claims filed, as well as the actual amount paid in respect of any claim. Copies of any primary mortgage insurance claims will be provided to the Class CE
     Certificateholder within ten Business Days of their filing with the mortgage insurance company.

          (iv) The Servicer shall provide the Class CE Certificateholder with a copy of the monthly reporting to the Trustee, and of any notice submitted to the Trustee regarding a loan modification. Such notice shall be provided to the Class CE Certificateholder simultaneous with its delivery to the
     Trustee.

          (v) On a monthly basis, the Servicer shall provide the Class CE
     Certificateholder with a delinquency report detailing at a minimum the percentages of 30-day, 60-day and 90-day delinquencies in the Servicer's total portfolio that move into

                                      131

     foreclosure and the percentage of foreclosed loans the Servicer's total portfolio that remain in foreclosure.

     (b) The Servicer shall make its servicing personnel available during their normal business hours to respond to reasonable inquiries, either orally or in writing by facsimile transmission, express mail, or electronic mail, transmitted by the Class CE Certificateholder in connection with any Mortgage Loan identified in a report under subsection 12.01(a)(i) through (iv) which has been given to the Class CE Certificateholder; provided that the Servicer shall only be required to provide information that is reasonably accessible to its servicing personnel.

     (c) If reasonably requested by the Class CE Certificateholder, the Servicer shall make available to the Class CE Certificateholder access to the underwriting files for defaulted Mortgage Loans, in original, photocopied or imaged form, to the extent such files have been provided to the Servicer. The
Class CE Certificateholder agrees to protect the confidentiality of the documents and information contained in underwriting files from all parties other than the Depositor and Trustee, and agrees not to remove, mark or destroy any of the documents contained therein.

     (d) With respect to all Mortgage Loans which are serviced at any time by the Servicer through a Sub-Servicer which has been approved by the Class CE
Certificateholder pursuant to the next succeeding sentence, the Servicer shall be entitled to rely for all purposes hereunder, including for purposes of fulfilling its reporting obligations under this Section 12.01, on the accuracy and completeness of any information provided to it by the applicable subservicer. The Servicer shall not allow any Mortgage Loan to be serviced by a
Sub-Servicer without the prior written consent of such Sub-Servicer by the Class
CE Certificateholder.

     (e) The Servicer shall permit the Class CE Certificateholder to conduct an on-site review and evaluation of the Servicer's operations as they relate to the
Mortgage Loans no more than annually, unless circumstances warrant special review. Such review and evaluation will be conducted upon at least 30 days written notice to the Servicer by the Class CE Certificateholder, and shall be conducted at the Class CE Certificateholder's expense. The review is intended to benefit the Servicer, as well as to assist the Class CE Certificateholder in adjusting its monitoring approach to fit the default procedures in place. The
Class CE Certificateholder will conduct such review and evaluation during normal business hours and use its best efforts to cause the least practicable interruption to the Servicer's business. During the course of the on-site evaluation, the Servicer will make available to the Class CE Certificateholder access to the Servicer's policies and procedures regarding the management and liquidation of defaulted Mortgage Loans. The written findings of such review and evaluation will be presented to the Servicer for review and comment. Other than a comfort letter to the Depositor summarizing the review and evaluation of the
Servicer, the Class CE Certificateholder will not divulge the written findings of such review to any party without the prior written consent of the Servicer.

     SECTION 12.02 Class CE Certificateholder's Directions With Respect to
Defaulted Mortgage Loans. (a) All parties to this Agreement acknowledge that the
Class CE Certificateholder's advice is made in the form of directions, and that the Class CE Certificateholder has the right to direct the Servicer in performing its duties under this

                                      133

Agreement. The Servicer must accept such advice, subject to the duties of the
Servicer set forth in this Agreement.

     (b) The Class CE Certificateholder may provide the Servicer with advice regarding the management of specific defaulted Mortgage Loans. Such advice may be made in writing, in the form of electronic mail. The advice provided to the
Servicer may be based on observations made in conjunction with the data provided pursuant to the Section 2.01 of this Agreement, or in conjunction with the Class
CE Certificateholder's periodic review of the Servicer's operations. The advice may include comparable analysis of the performance of the Mortgage Loans in the
Trust Fund with similar mortgage loans serviced by other mortgage loan servicers. Such advice also may take the form of benchmark comparisons that identify and interpret the Servicer's strengths and weaknesses relative to similar, unidentified servicers in the industry.

     (c) In all cases where the Class CE Certificateholder makes directions to the Servicer, the Class CE Certificateholder will protect the confidentiality of the Servicer and other servicers in the industry whose work is monitored by the
Class CE Certificateholder. Under no circumstances will the Class CE
Certificateholder divulge any materials confidential of the Servicer, whether a party to this Agreement or not, or the details of any Servicer's proprietary system or approaches.

     (d) All advice offered to the Servicer by the Class CE Certificateholder will be kept confidential by the Class CE Certificateholder, except as disclosed as a finding in the Class CE Certificateholder's review and evaluation of the
Servicer, as discussed in Section 12.01(e), or in reports to the Depositor.

     (e) The Servicer's obligations under this Article XII shall terminate upon the termination of the Trust Fund pursuant to Section 9.01.

     (f) Neither the Servicer nor the Class CE Certificateholder nor any of
their respective directors, officers, employees or agents shall be under any liability for any action taken or for refraining from the taking of any action in good faith pursuant to this Article XII or for errors in judgment; provided, however, that this provision shall not protect the Servicer or the Class CE
Certificateholder or any such Person against any liability which would otherwise be imposed by reason of willful malfeasance or bad faith. The Servicer and the
Class CE Certificateholder and any director, officer, employee or agent thereof may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

     (g) The Servicer or the Class CE Certificateholder, as applicable,
("Indemnitor") shall indemnify, defend and hold harmless the other
("Indemnitee") and its officers, directors, agents and employees from and against all claims, losses, expenses, fees (including attorneys' and expert witnesses' fees), costs and judgments involving the rights and obligations of this Article XII that may be asserted against Indemnitee (a) that result from the acts or omissions of the Indemnitor, or (b) result from third party claims of intellectual property infringement.

                                      133

     (h) The Class CE Certificateholder agrees that all information supplied by or on behalf of the Servicer shall be used by the Class CE Certificateholder only for the benefit of the Certificateholders of the Trust Fund.
Notwithstanding anything to the contrary in this Agreement, the Class CE
Certificateholder shall be entitled to retain all records or other information supplied to Class CE Certificateholder pursuant to this Agreement.

                                      134

     IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       STANWICH ASSET ACCEPTANCE COMPANY L.L.C.,
                                       as Depositor

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       NEW CENTURY MORTGAGE CORPORATION,
                                       as Servicer

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                       as Trustee

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

STATE OF __________________)
                           ) ss.:
COUNTY OF _________________)

     On the ____ day of August 2005, before me, a notary public in and for said
State, personally appeared _________________, known to me to be a
_________________ of Stanwich Asset Acceptance Company, L.L.C., one of the
companies that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF __________________)
                           ) ss.:
COUNTY OF _________________)

     On the ____ day of August 2005, before me, a notary public in and for said
State, personally appeared _____________________, known to me to be
__________________ of New Century Mortgage Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

STATE OF __________________)
                           ) ss.:
COUNTY OF _________________)

     On the ____ day of August 2005, before me, a notary public in and for said
State, personally appeared _______________, known to me to be a ______________
and _______________, known to me to be a ______________ of Deutsche Bank
National Trust Company, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                       _________________________________________
                                                     Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                          FORM OF CLASS A-1 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

Series 2005-NC4                     Aggregate Certificate Principal Balance of
                                    the Class A-1 Certificates as of the Issue
Pass-Through Rate: Variable         Date: $[______].00

Cut-off Date and date of Pooling    Denomination: $[________].00
and Servicing Agreement: August
1, 2005                             Servicer: New Century Mortgage Corporation

First Distribution Date:            Trustee: Deutsche Bank National Trust
September 26, 2005                  Company

No. 1                               Issue Date: August 16, 2005

                                    CUSIP: [_____] [__] [_]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-1-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-1 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class A-1 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-1 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-1-2

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                     A-1-3

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                     A-1-4

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-1-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                    Authorized Signatory

                                     A-1-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                       (Cust)   (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                          (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                     A-1-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-1-8

                                   EXHIBIT A-2

                          FORM OF CLASS A-2 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

Series 2005-NC4                     Aggregate Certificate Principal Balance of
                                    the Class A-2 Certificates as of the Issue
Pass-Through Rate: Variable         Date: $[______].00

Cut-off Date and date of Pooling    Denomination: $[________].00
and Servicing Agreement:
August 1, 2005                      Servicer: New Century Mortgage Corporation

First Distribution Date:            Trustee: Deutsche Bank National Trust
September 26, 2005                  Company

No. 1                               Issue Date: August 16, 2005

                                    CUSIP: [______] [__] [_]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-2-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-2 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class A-2 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-2 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-2-2

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                     A-2-3

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                     A-2-4

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-2-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Signatory

                                     A-2-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                       (Cust)   (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ____________________
                           (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                     A-2-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-2-8

                                   EXHIBIT A-3

                          FORM OF CLASS A-3 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class A-3 Certificates as of the Issue
Pass-Through Rate: Variable                   Date: $[______].00

Cut-off Date and date of Pooling and          Denomination: $[________].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust Company
No. 1
                                              Issue Date: August 16, 2005

                                              CUSIP: [_______] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                      A-3-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-3 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class A-3 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class A-3 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                      A-3-2

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                      A-3-3

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-3-4

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-3-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                      Authorized Signatory

                                      A-3-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                    (Cust)    (Minor)
                   under Uniform Gifts
                   to Minors Act
                   ___________________
                         (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      A-3-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by________________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                      A-3-8

                                   EXHIBIT A-4

                          FORM OF CLASS M-1 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES TO THE EXTENT
     DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-4-1



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class M-1 Certificates as of the Issue
Pass-Through Rate: Variable                   Date: $[______].00

Cut-off Date and date of Pooling and          Denomination: $[_________].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust
No. 1                                         Company

                                              Issue Date: August 16, 2005

                                              CUSIP: [______] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                      A-4-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-1 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-1 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-1 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                      A-4-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                      A-4-4

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-4-5

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-4-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Signatory

                                      A-4-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN -  as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -     Custodian
                      (Cust) (Minor)
                   under Uniform Gifts
                   to Minors Act
                   ___________________
                         (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      A-4-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of  ___________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                      A-4-9

                                   EXHIBIT A-5

                          FORM OF CLASS M-2 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE CLASS
     M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
     AGREEMENT REFERRED TO HEREIN.

                                      A-5-1

Series 2005-NC4                               Aggregate Certificate Principal
                                              Balance of the Class M-2
Pass-Through Rate: Variable                   Certificates as of the Issue Date:
                                              $[______].00
Cut-off Date and date of Pooling and
Servicing Agreement: August 1, 2005           Denomination: $[_______].00

First Distribution Date: September 26, 2005   Servicer: New Century Mortgage
                                              Corporation
No. 1
                                              Trustee: Deutsche Bank National
                                              Trust Company

                                              Issue Date: August 16, 2005

                                              CUSIP: [______] [__] [_]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                      A-5-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-2 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-2 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-2 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                      A-5-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                      A-5-4

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-5-5

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-5-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                      Authorized Signatory

                                      A-5-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN -  as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                     (Cust)   (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                          (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      A-5-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                      A-5-9

                                   EXHIBIT A-6

                          FORM OF CLASS M-3 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
     POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-6-1

Series 2005-NC4                               Aggregate Certificate Principal
                                              Balance of the Class M-3
Pass-Through Rate: Variable                   Certificates as of the Issue Date:
                                              $[______].00
Cut-off Date and date of Pooling and
Servicing Agreement: August 1, 2005           Denomination: $[________].00

First Distribution Date: September 26, 2005   Servicer: New Century Mortgage
                                              Corporation
No. 1
                                              Trustee: Deutsche Bank National
                                              Trust Company

                                              Issue Date: August 16, 2005

                                              CUSIP: [______] [__] [_]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                      A-6-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-3 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-3 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-3 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                      A-6-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                      A-6-4

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-6-5

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-6-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                      Authorized Signatory

                                      A-6-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN -  as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -    Custodian
                   (Cust)   (Minor)
                   under Uniform Gifts
                   to Minors Act
                   ___________________
                          (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      A-6-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                      A-6-9

                                   EXHIBIT A-7

                          FORM OF CLASS M-4 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO
     THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
     HEREIN.

                                     A-7-1



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class M-4 Certificates as of the
Pass-Through Rate: Variable                   Issue Date: $[______].00

Cut-off Date and date of Pooling and          Denomination: $[_______].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust
No. 1                                         Company

                                              Issue Date: August 16, 2005

                                              CUSIP: [_______] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-7-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-4 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-4 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-4 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-7-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                     A-7-4

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                     A-7-5

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-7-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY, as Trustee

                                                    By:
                                                        ------------------------
                                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY, as Trustee

                                                    By:
                                                        ------------------------
                                                          Authorized Signatory

                                     A-7-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN -  as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -       Custodian
                       (Cust) (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ____________________
                           (State)

          Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

          I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_____________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                     A-7-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of_____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-7-9

                                   EXHIBIT A-8

                          FORM OF CLASS M-5 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND
     THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND
     SERVICING AGREEMENT REFERRED TO HEREIN.

                                     A-8-1



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class M-5 Certificates as of the Issue
Pass-Through Rate: Variable                   Date: $[______].00

Cut-off Date and date of Pooling and          Denomination: $[________].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust
No. 1                                         Company

                                              Issue Date: August 16, 2005

                                              CUSIP: [_______] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-8-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-5 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-5 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-5 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-8-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                     A-8-4

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                     A-8-5

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-8-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY, as Trustee

                                                    By:
                                                        ------------------------
                                                           Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                                    DEUTSCHE BANK NATIONAL TRUST
                                                    COMPANY, as Trustee

                                                    By:
                                                        ------------------------
                                                          Authorized Signatory

                                     A-8-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                       (Cust) (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                          (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

          I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                     A-8-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-8-9

                                   EXHIBIT A-9

                          FORM OF CLASS M-6 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE
     CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT
     DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                                      A-9-1



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class M-6 Certificates as of the Issue
Pass-Through Rate: Variable                   Date: $[______].00

Cut-off Date and date of Pooling and          Denomination: $[________].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust Company
No. 1
                                              Issue Date: August 16, 2005

                                              CUSIP: [______] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                      A-9-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-6 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-6 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-6 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                      A-9-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                      A-9-4

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                      A-9-5

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-9-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                      Authorized Signatory

                                      A-9-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                       (Cust) (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                          (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                      A-9-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                      A-9-9

                                  EXHIBIT A-10

                          FORM OF CLASS M-7 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE
     CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE M-6 CERTIFICATES
     TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO
     HEREIN.

                                     A-10-1



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class M-7 Certificates as of the Issue
Pass-Through Rate: Variable                   Date: $[______].00

Cut-off Date and date of Pooling and          Denomination: $[_______].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust Company
No. 1
                                              Issue Date: August 16, 2005

                                              CUSIP: [_____] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-10-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-7 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-7 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-7 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-10-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the

                                     A-10-4

time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

                                     A-10-5

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-10-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                      Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                     Authorized Signatory

                                     A-10-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                       (Cust) (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                          (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                     A-10-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-10-9

                                  EXHIBIT A-11

                          FORM OF CLASS M-8 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE
     CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6
     CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE
     POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND
     MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
     ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM
     REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
     TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
     AGREEMENT.

                                     A-11-1



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class M-8 Certificates as of the Issue
Pass-Through Rate: Variable                   Date: $[______].00

Cut-off Date and date of Pooling and          Denomination: $[__________].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust Company
No. 1
                                              Issue Date: August 16, 2005

                                              CUSIP: [______] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-11-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-8 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-8 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-8 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-11-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1. None of the Depositor or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other

                                     A-11-4

securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-11-5

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Signatory

                                     A-11-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                    (Cust)   (Minor)
                    under Uniform Gifts
                    to Minors Act

                    ____________________
                           (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

          I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address:___________________________________________
_______________________________________________________________________________.

Dated:

                                 -----------------------------------------------
                                 Signature by or on behalf of assignor

                                 -----------------------------------------------
                                 Signature Guaranteed

                                     A-11-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________________________, for the account of_____________________________________________________________,
account number __________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-11-8

                                  EXHIBIT A-12

                          FORM OF CLASS M-9 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE
     CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6
     CERTIFICATES, THE CLASS M-7 CERTIFICATES AND CLASS M-8 CERTIFICATES TO THE
     EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND
     MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
     ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM
     REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
     TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
     AGREEMENT.

                                     A-12-1



Series 2005-NC4                               Aggregate Certificate Principal Balance of
                                              the Class M-9 Certificates as of the Issue
Pass-Through Rate: Variable                   Date: $[________].00

Cut-off Date and date of Pooling and          Denomination: $[________].00
Servicing Agreement: August 1, 2005
                                              Servicer: New Century Mortgage Corporation
First Distribution Date: September 26, 2005
                                              Trustee: Deutsche Bank National Trust
No. 1                                         Company

                                              Issue Date: August 16, 2005

                                              CUSIP: [______] [__] [_]


     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-12-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-9 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-9 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-9 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-12-3

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1. None of the Depositor or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other

                                     A-12-4

securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-12-5

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-12-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                                       Authorized Signatory

                                     A-12-7

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN -  as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -       Custodian
                      (Cust)   (Minor)
                    under Uniform Gifts
                    to Minors Act

                    ___________________
                         (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                           -------------------------------------
                                           Signature by or on behalf of assignor

                                           -------------------------------------
                                           Signature Guaranteed

                                     A-12-8

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-12-9

                                  EXHIBIT A-12

                         FORM OF CLASS M-10 CERTIFICATE

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR
     ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY
     CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER
     NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY
     PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
     AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE
     HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
     THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, THE CLASS M-1
     CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE
     CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6
     CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND
     THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND
     SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND
     MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
     ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM
     REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
     TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
     AGREEMENT.

                                     A-12-10

Series 2005-NC4                               Aggregate Certificate Principal
                                              Balance of the Class M-10
Pass-Through Rate: Variable                   Certificates as of the Issue
                                              Date: $[______].00
Cut-off Date and date of Pooling and
Servicing Agreement: August 1, 2005           Denomination: $[________].00

First Distribution Date: September 26, 2005   Servicer: New Century Mortgage
                                              Corporation
No. 1
                                              Trustee: Deutsche Bank National
                                              Trust Company

                                              Issue Date: August 16, 2005

                                              CUSIP: [______] [__] [_]

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-12-11

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Cede & Co. is the registered owner of a Percentage
Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class M-10 Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class M-10 Certificates in REMIC II created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among Stanwich Asset
Acceptance Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the
Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M-10 Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-12-12

          The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any Distribution Date shall equal a rate per annum equal to the lesser of (i) the related Formula Rate for such
Distribution Date and (ii) the related Net WAC Pass-Through Rate for such
Distribution Date.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1. None of the Depositor or the
Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other

                                     A-12-13

securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          Each beneficial owner of this Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of such Certificate or interest therein, that either (A) it is not an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as
amended (the "Code"), that is subject to Section 4975 of the Code or any entity deemed to hold plan assets of any of the foregoing, (B) it has acquired and is holding this Certificate in reliance on the underwriters' exemption, and that it understands that there are certain conditions to the availability of the underwriters' exemption, including that this Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Fitch, S&P or
Moody's and the Certificate is so rated, that it is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act of 1933, as
amended, and that it will obtain a representation from any transferee that such transferee is an accredited investor, or (C)(1) it is an insurance company, (2)
the source of funds used to acquire or hold this Certificate or interest therein is an "insurance company general account," as such term is defined in Prohibited
Transaction Class Exemption ("PTCE") 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-12-14

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-12-15

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee

                                             By:
                                                 -------------------------------
                                                        Authorized Officer

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee

                                             By:
                                                 -------------------------------
                                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee

                                             By:
                                                 -------------------------------
                                                       Authorized Signatory

                                     A-12-16

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                      (Cust)   (Minor)
                    under Uniform Gifts
                       to Minors Act
                    ___________________
                           (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address:
________________________________________________________________________________
_______________________________________________________________________________.

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     A-12-17

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-12-18

                                  EXHIBIT A-13

                          FORM OF CLASS CE CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES, AND THE
     MEZZANINE CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING
     AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND
     MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
     ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM
     REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
     TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
     AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER
     RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
     ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN
     COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2005-NC4                              Aggregate Certificate Principal
                                              Balance of the Class CE
Pass-Through Rate: Variable                   Certificates as of the Issue
                                              Date: $[__________]
Cut-off Date and date of Pooling and
Servicing Agreement: August 1, 2005           Denomination: $[__________]

First Distribution Date: September 26, 2005   Servicer: New Century Mortgage
                                              Corporation
No. 1
                                              Trustee: Deutsche Bank National
Aggregate Notional Amount of the Class        Trust Company

CE Certificates as of the Issue Date:         Issue Date: August 16, 2005

$[_______________]

Notional Amount: $[__________]

                                     A-13-1

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-13-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Deutsche Bank National Trust Company, as Indenture
Trustee under the Indenture, dated August 16, 2005, relating to the Carrington
NIM Trust 2005-NC4 Notes, is the registered owner of a Percentage Interest
(obtained by dividing the denomination of this Certificate by the aggregate
Certificate Principal Balance of the Class CE Certificates as of the Issue Date)
in that certain beneficial ownership interest evidenced by all the Class CE
Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Stanwich Asset Acceptance
Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-13-3

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933
Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or
the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to

                                     A-13-4

register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this
Certificate shall be required to indemnify the Trustee, the Depositor and the
Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest therein shall be made to any "employee benefit plan" as defined in Section 3(3) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to
Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue
Code of 1986, as amended (the "Code"), that is subject to Section 4975 of the
Code or any entity deemed to hold plan assets of any of the foregoing (each, a
"Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring this Certificate with "plan assets" of a Plan (within the meaning of the Department of Labor regulation promulgated at 29 C. F. R.
Section 2510.3-101 ("Plan Assets")), as certified by such transferee in the form of Exhibit G to the Agreement, unless the Trustee is provided with an Opinion of
Counsel acceptable to and in form and substance satisfactory to the Depositor, the Trustee and the Servicer to the effect that the purchase or holding of this
Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section
4975 of the Code (or comparable provisions of subsequent enactments) and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any
obligation or liability (including obligations or liabilities under ERISA or
Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-13-5

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee

                                             By:
                                                 -------------------------------
                                                        Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee

                                             By:
                                                 -------------------------------
                                                        Authorized Officer

                                     A-13-6

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -      Custodian
                      (Cust)   (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                           (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address:___________________________________________
_______________________________________________________________________________.

Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                                     A-13-7

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number___________, or, if mailed by check, to _________________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-13-8

                                  EXHIBIT A-14

                           FORM OF CLASS P CERTIFICATE

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
     INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS
     ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL
     REVENUE CODE OF 1986 (THE "CODE").

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND
     MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
     ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM
     REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
     TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
     AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER
     RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
     ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN
     COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Series: 2005-NC4                       Aggregate Certificate Principal Balance
                                       of the Class P Certificates as of the
Cut-off Date and date of Pooling and   Issue Date: $[_____]
Servicing Agreement: August 1, 2005
                                       Denomination: $[_____]

First Distribution Date: September     Servicer: New Century Mortgage
26, 2005                               Corporation

No. 1                                  Trustee: Deutsche Bank National Trust
                                       Company

                                       Issue Date: August 16, 2005

     DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
     CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE
     OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
     THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                                     A-14-1

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Deutsche Bank National Trust Company, as Indenture
Trustee under the Indenture, dated August 16, 2005, relating to the Carrington
NIM Trust 2005-NC4 Notes, is the registered owner of a Percentage Interest
(obtained by dividing the denomination of this Certificate by the aggregate
Certificate Principal Balance of the Class P Certificates as of the Issue Date)
in that certain beneficial ownership interest evidenced by all the Class P
Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Stanwich Asset Acceptance
Company, L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

                                     A-14-2

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate
Principal Balance of the Class of Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer, the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933
Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or
the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to

                                     A-14-3

register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this
Certificate shall be required to indemnify the Trustee, the Depositor and the
Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest therein shall be made to any "employee benefit plan" as defined in Section 3(3) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to
Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue
Code of 1986, as amended (the "Code"), that is subject to Section 4975 of the
Code or any entity deemed to hold plan assets of any of the foregoing (each, a
"Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring this Certificate with "plan assets" of a Plan (within the meaning of the Department of Labor regulation promulgated at 29 C. F. R.
Section 2510.3-101 ("Plan Assets")), as certified by such transferee in the form of Exhibit G to the Agreement, unless the Trustee is provided with an Opinion of
Counsel acceptable to and in form and substance satisfactory to the Depositor, the Trustee and the Servicer to the effect that the purchase or holding of this
Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section
4975 of the Code (or comparable provisions of subsequent enactments) and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any
obligation or liability (including obligations or liabilities under ERISA or
Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

                                     A-14-4

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                      Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                    Authorized Signatory

                                     A-14-5

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN -  as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -       Custodian
                      (Cust)    (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                           (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to _______%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     A-14-6

                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number_______________, or, if mailed by check, to _____________________,
Applicable statements should be mailed to _____________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-14-7

                                  EXHIBIT A-15

                           FORM OF CLASS R CERTIFICATE

     THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A
     "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT"
     ("REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND
     860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE
     ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
     SERVICING AGREEMENT REFERRED TO HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND
     MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH
     ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM
     REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS
     TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
     AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER
     RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY
     ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED EXCEPT IN
     COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE
     ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE TRUSTEE
     THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION
     THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN
     GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR
     INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A
     COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE
     TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO
     THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED
     IN SECTION 1381(A)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE
     FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE

                                     A-15-1

     REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A
     DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE
     THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES
     CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE
     PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE
     REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO
     A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION,
     SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT
     WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
     FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF
     DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY
     ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF
     THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.02(D) OF THE POOLING AND
     SERVICING AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED
     ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS
     CERTIFICATE.

Series 2005-NC4                        Aggregate Certificate Principal Balance
                                       of the Class P Certificates as of the
Cut-off Date and date of Pooling and   Issue Date: 100.00%
Servicing Agreement: August 1, 2005
                                       Servicer: New Century Mortgage
First Distribution Date: September     Corporation
26, 2005
                                       Trustee: Deutsche Bank National Trust
No. 1                                  Company

                                       Issue Date: August 16, 2005

                                     A-15-2

                      ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a portion of a Trust Fund (the
"Trust Fund") consisting primarily of a pool of conventional one- to four-family, adjustable-rate, first lien mortgage loans (the "Mortgage Loans")
formed and sold by

                    STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN
     STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., THE SERVICER, THE TRUSTEE OR ANY
     OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING
     MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE
     UNITED STATES.

          This certifies that Greenwich Residual Venture, LLC is the registered owner of a Percentage Interest (as specified above) in that certain beneficial ownership interest evidenced by all the Certificates of the Class to which this
Certificate belongs created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among Stanwich Asset Acceptance Company,
L.L.C. (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), the Servicer and the Trustee, a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such
Holder is bound.

          Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the
Business Day immediately following (a "Distribution Date"), commencing on the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution
Date pursuant to the Agreement.

          All distributions to the Holder of this Certificate under the
Agreement will be made or caused to be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Trustee in writing at least five Business
Days prior to the Record Date immediately prior to such Distribution Date or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose as provided in the
Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through Certificates of the Series specified on the face hereof (herein called

                                     A-15-3

the "Certificates") and representing a Percentage Interest in the Class of
Certificates specified on the face hereof.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to
Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the
Depositor, the Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee as provided in the
Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

          No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of
1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Trustee shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933
Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as Exhibit F-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee or
the Servicer in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor or the Trustee is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring

                                     A-15-4

to effect a transfer of this Certificate shall be required to indemnify the
Trustee, the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Certificate or any interest therein shall be made to any "employee benefit plan" as defined in Section 3(3) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to
Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue
Code of 1986, as amended (the "Code"), that is subject to Section 4975 of the
Code or any entity deemed to hold plan assets of any of the foregoing (each, a
"Plan"), any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring this Certificate with "plan assets" of a Plan (within the meaning of the Department of Labor regulation promulgated at 29 C. F. R.
Section 2510.3-101 ("Plan Assets")), as certified by such transferee in the form of Exhibit G to the Agreement, unless the Trustee is provided with an Opinion of
Counsel acceptable to and in form and substance satisfactory to the Depositor, the Trustee and the Servicer to the effect that the purchase or holding of this
Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of ERISA or Section
4975 of the Code (or comparable provisions of subsequent enactments) and will not subject the Depositor, the Servicer, the Trustee or the Trust Fund to any
obligation or liability (including obligations or liabilities under ERISA or
Section 4975 of the Code) in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee or the Trust Fund.

          If this Certificate or any interest therein is acquired or held in violation of the provisions of Section 5.02(c) of the Agreement, the next preceding permitted beneficial owner will be treated as the beneficial owner of this Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any this
Certificate or interest therein was effected in violation of the provisions of
Section 5.02(c) of the Agreement shall indemnify and hold harmless the
Depositor, the Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new
Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.
No service charge will be made for any such registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Trustee (i) an affidavit to the effect that such transferee is any Person other than a
Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a residual interest in a REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the Code, that, with certain exceptions, cannot be offset by

                                     A-15-5

other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the
Certificate Register of any transfer, sale or other disposition of this
Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a
Permitted Transferee or any other Person will not cause the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon the REMIC.

          The Depositor, the Servicer, the Trustee and any agent of the
Depositor, the Servicer or the Trustee may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Trustee and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan and REO Property remaining in REMIC I and (ii) the purchase by the party designated in the
Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans.
The Agreement permits, but does not require, the party designated in the
Agreement to purchase from REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the
Certificates; however, such right to purchase is subject to the aggregate Stated
Principal Balance of the Mortgage Loans at the time of purchase being less than
10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the
Cut-off Date.

          The recitals contained herein shall be taken as statements of the
Depositor and the Trustee assumes no responsibility for their correctness.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                     A-15-6

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: August 16, 2005

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                     Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Certificates referred to in the within-mentioned
Agreement.

                                        DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                        as Trustee

                                        By:
                                            ------------------------------------
                                                    Authorized Signatory

                                     A-15-7

                                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with right if survivorship and not as tenants in common

UNIF GIFT MIN ACT -       Custodian
                      (Cust)    (Minor)
                    under Uniform Gifts
                    to Minors Act
                    ___________________
                           (State)

     Additional abbreviations may also be used though not in the above list.

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer
Identification Number of assignee) a Percentage Interest equal to ____%
evidenced by the within Asset Backed Pass-Through Certificates and hereby authorize(s) the registration of transfer of such interest to assignee on the
Certificate Register of the Trust Fund.

     I (we) further direct the Trustee to issue a new Certificate of a like
Percentage Interest and Class to the above named assignee and deliver such
Certificate to the following address: __________________________________________
_______________________________________________________________________________.

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                                     A-15-8

                           DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________________,
for the account of ____________________________________________________________,
account number______________, or, if mailed by check, to ______________________,
Applicable statements should be mailed to ______________________________________
_______________________________________________________________________________.
This information is provided by _______________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-15-9

                                   EXHIBIT B

                                   [Reserved]

                                       B-1

                                   EXHIBIT C-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                                                 August 16, 2005

Stanwich Asset Acceptance Company, L.L.C.
Nine Greenwich Office Park
Greenwich, Connecticut 06831

New Century Mortgage Corporation
18400 Von Karman Street, Suite 100
Irvine, California 92612

                    Re:  Pooling and Servicing Agreement, dated as of August 1,
                         2005, among Stanwich Asset Acceptance Company, L.L.C.,
                         as Depositor, New Century Mortgage Corporation, as
                         Servicer and Deutsche Bank National Trust Company as
                         Trustee, Carrington Home Equity Loan Trust, Series
                         2005-NC4 Asset-Backed Pass-Through Certificates

Ladies and Gentlemen:

          Attached is the Trustee's preliminary exceptions in accordance with
Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and
Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

          As to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents constituting part of such Mortgage File (other than such documents described in Section 2.01(v) of the Pooling and Servicing
Agreement) required to be delivered to it pursuant to the Pooling and Servicing
Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan and (iii)
based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (iii), (xi), (xii)
and (xv) of the definition of "Mortgage Loan Schedule" accurately reflects information set forth in the Mortgage File.

          The Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, valid, legally binding, effective or appropriate for the represented purpose or whether they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face, (ii) to determine whether any Mortgage
File should include any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement or (iii) to determine the perfection or priority of any security interest in any such documents or instruments.

                                      C-1-1

                                             DEUTSCHE BANK NATIONAL TRUST
                                             COMPANY, as Trustee

                                             By:
                                                 -------------------------------
                                             Name:
                                             Title:

                                      C-1-2

                                   EXHIBIT C-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                                [Date]

Stanwich Asset Acceptance Company, L.L.C.
Nine Greenwich Office Park
Greenwich, Connecticut 06831

New Century Mortgage Corporation
18400 Von Karman Street, Suite 100
Irvine, California 92612

          Re: Pooling and Servicing Agreement, dated as of August 1, 2005, among
              Stanwich Asset Acceptance Company, L.L.C., as Depositor, New
              Century Mortgage Corporation, as Servicer and Deutsche Bank
              National Trust Company as Trustee, Carrington Home Equity Loan
              Trust, Series 2005-NC4 Asset-Backed Pass-Through
              Certificates ________________________________

Ladies and Gentlemen:

          In accordance with Section 2.01 of the above-captioned Pooling and
Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage
Loan paid in full or listed on the attachment hereto), it or a Custodian on its behalf has received:

          (i)  the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

          (ii) an original Assignment in blank;

          (iii) the original lender's title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the Mortgage on the Mortgaged
               Property represented therein as a fee interest vested in the
               Mortgagor or in the event such original title policy is
               unavailable, a written commitment or uniform binder or
               preliminary report of title issued by the title insurance or escrow company.

          The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee is under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine whether they are genuine, enforceable, valid, legally binding, effective or appropriate for the represented purpose or whether they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face, (ii) to determine whether any Mortgage File

                                     C-2-1

should include any of the documents specified in clause (v) of Section 2.01 of the Pooling and Servicing Agreement or (iii) to determine the perfection or priority of any security interest in any such documents or instruments.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing
Agreement.

                                            DEUTSCHE BANK NATIONAL TRUST
                                            COMPANY, as Trustee

                                            By:
                                                --------------------------------
                                                Name:
                                                Title:

                                     C-2-2

                                    EXHIBIT D

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

     This is a Mortgage Loan Purchase Agreement (this "Agreement"), [dated], among NC CAPITAL CORPORATION, a California corporation (the "Responsible
Party"), CARRINGTON SECURITIES, LP, a Delaware limited liability company (the
"Seller") and STANWICH ASSET ACCEPTANCE COMPANY, L.L.C., a Delaware limited liability company (the "Purchaser").

                              Preliminary Statement

     The Seller intends to sell the Mortgage Loans (as hereinafter identified)
to the Purchaser on the terms and subject to the conditions set forth in this
Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as Carrington Home
Equity Loan Trust, Series 2005-NC4 Asset-Backed Pass-Through Certificates (the
"Certificates"). The Certificates will consist of seventeen classes of certificates and will be issued pursuant to a Pooling and Servicing Agreement, dated as of August 1, 2005 (the "Pooling and Servicing Agreement"), among the
Depositor as depositor, New Century Mortgage Corporation as servicer (the
"Servicer") and Deutsche Bank National Trust Company as trustee (the "Trustee").
Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

     The parties hereto agree as follows:

          SECTION 1 Agreement to Purchase. The Seller agrees to sell and the
Purchaser agrees to purchase, on or before August 16, 2005 (the "Closing Date"), certain interest only, adjustable-rate conventional, one- to four-family, first lien, residential mortgage loans purchased by the Seller from the Responsible
Party (the "Mortgage Loans"), having an aggregate principal balance as of the close of business on August 1, 2005, (the "Cut-off Date") of $[__________] (the
"Closing Balance"), after giving effect to all payments due on the Mortgage
Loans on or before the Cut-off Date, whether or not received including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans, on an Originator
servicing-retained basis.

          SECTION 2 Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the Mortgage Loans are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the "Closing Schedule") that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing
Schedule will conform to the requirements set forth in this Agreement and, with respect to the Mortgage Loans subject to this Agreement, to the definition of
"Mortgage Loan Schedule" under the Pooling and Servicing Agreement. The Closing
Schedule shall be used as part of the Mortgage Loan Schedule under the Pooling and Servicing Agreement and shall be based on information provided by the
Originator.

                                     C-2-3

          SECTION 3 Consideration.

          (a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, pay to or upon the order of the
Seller in immediately available funds an amount (the "Purchase Price") equal to
(i) the net sale proceeds of the Certificates and (ii) the Class M-8
Certificates, the Class M-9 Certificates, the Class M-10 Certificates, the Class
CE Certificates and the Class P Certificates.

          (b) The Purchaser or any assignee, transferee or designee of the
Purchaser shall be entitled to all scheduled payments of principal due after the
Cut-off Date, all other payments of principal due and collected after the
Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

          (c) Pursuant to the Pooling and Servicing Agreement, the Purchaser
will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

          SECTION 4 Transfer of the Mortgage Loans.

          (a) Possession of Mortgage Files. The Seller does hereby sell, and in connection therewith hereby assigns, to the Purchaser, effective as of the
Closing Date, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the
Purchaser. Upon the sale of the Mortgage Loans, the ownership of each Mortgage
Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

          (b) Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

          (i) the original Mortgage Note, endorsed in blank or in the following form "Pay to the order of Deutsche Bank National Trust Company, as Trustee under the applicable agreement, without recourse," with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

          (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

                                     C-2-4

          (iii) an original Assignment in blank;

          (iv) the original recorded Assignment or Assignments showing a complete chain of assignment from the originator to the Person assigning the Mortgage to the Trustee as contemplated by the immediately preceding clause (iii);

          (v) the original or copies of each assumption, modification or substitution agreement, if any; and

          (vi) the original lender's title insurance policy or, if the original title policy has not been issued, the irrevocable commitment to issue the same.

     With respect to a maximum of approximately 2.0% of the Original Mortgage
Loans, by outstanding principal balance of the Original Mortgage Loans as of the
Cut-off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser of a photocopy of such
Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit I attached to the Pooling and Servicing Agreement. If any of the
original Mortgage Notes for which a lost note affidavit was delivered to the
Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser within three Business Days.

     If any of the documents referred to in Sections 4(b)(ii), (iii) or (iv)
above has, as of the Closing Date, been submitted for recording but either (x)
has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Purchaser of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Purchaser promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. Notice shall be provided to the Purchaser, the Trustee and the Rating
Agencies by the Seller if delivery pursuant to clause (2) above will be made more than 180 days after the Closing Date. If the original lender's title insurance policy was not delivered pursuant to Section 4(b)(vi) above, the
Seller shall deliver or cause to be delivered to the Purchaser, promptly after receipt thereof, the original lender's title insurance policy. The Seller shall deliver or cause to be delivered to the Purchaser promptly upon receipt thereof any other original documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

     The Seller shall (at the expense of the Responsible Party) promptly (within sixty Business Days following the later of the Closing Date and the date of receipt by the Seller of the recording information for a Mortgage, but in no event later than ninety days following the Closing Date) submit or cause to be submitted for recording, at no expense to the Trust Fund, the Trustee or the
Purchaser, in the appropriate public office for real property records, each
Assignment referred to in Sections 4(b)(iii) and (iv) above and the Seller shall execute each original Assignment or cause each original Assignment to be executed in the following form: "Deutsche Bank National

                                     C-2-5

Trust Company, as Trustee under the applicable agreement." In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the
Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter cause each such Assignment to be duly recorded.

     Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be submitted for recording (except with respect to any Mortgage
Loan located in Maryland) unless the Trustee or the Purchaser receives notice that such failure to record would result in a withdrawal or a downgrading by any
Rating Agency of the rating on any Class of Certificates; provided, however, the
Seller shall submit or cause to be submitted each Assignment for recording in the manner described above, at the expense of the Responsible Party and at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i)
reasonable direction by Holders of Certificates entitled to at least 25% of the
Voting Rights, (ii) the occurrence of a Servicer Event of Default, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Servicer,
(iv) the occurrence of a servicing transfer as described in Section 7.02 of the
Pooling and Servicing Agreement, (v) with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more delinquent. Upon receipt of written notice that recording of the Assignments is required pursuant to one or more of the conditions set forth in the preceding sentence, the Seller shall be required to deliver such Assignments or shall cause such Assignments to be delivered within 30 days following receipt of such notice.

     Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser, its assignee, transferee or designee.

          (c) Acceptance of Mortgage Loans. The documents delivered pursuant to
Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing
Date (and with respect to each document permitted to be delivered after the
Closing Date, within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the
Mortgage Loans identified on the Mortgage Loan Schedule.

          (d) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing
Agreement, without the consent of the Seller or the Responsible Party, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser.
Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller or the Responsible
Party under this Agreement will be promptly reimbursed by the Seller or the
Responsible Party, as applicable.

          (e) Examination of Mortgage Files. Prior to the Closing Date, the
Seller shall either (i) deliver in escrow to the Purchaser, or to any assignee, transferee or designee of the Purchaser for examination, the Mortgage File pertaining to each Mortgage Loan or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination. Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours

                                      C-2-6

before the Closing Date and within 60 days after the Closing Date. If any such person makes such examination prior to the Closing Date and identifies any
Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the
Closing Schedule. The Purchaser may, at its option and without notice to the
Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the
Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

          SECTION 5 Representations, Warranties and Covenants of the Responsible
                    Party and the Seller.

          (a) The Responsible Party hereby represents and warrants to the Seller and the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

          (i) The Responsible Party is duly organized, validly existing and in good standing under the laws of the state of California and is and will remain in compliance with the laws of each state in which any Mortgaged
     Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan;

          (ii) The Responsible Party has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Responsible Party has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Seller and the Purchaser, constitutes a legal, valid and binding obligation of the Responsible Party, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

          (iii) The execution and delivery of this Agreement by the Responsible
     Party and the performance of and compliance with the terms of this
     Agreement which are applicable to the Responsible Party will not violate the Responsible Party's limited partnership agreement or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Responsible Party is a party or which may be applicable to the Responsible Party or its assets;

          (iv) The Responsible Party is not in violation of, and the execution and delivery of this Agreement by the Responsible Party and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Responsible Party or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Responsible
     Party or its assets or might have consequences that would materially and adversely affect the enforceability of the Mortgage Loans or this Agreement or the performance of its obligations and duties hereunder;

                                      C-2-7

          (v) The Responsible Party does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of the Responsible Party contained in this Agreement;

          (vi) There are no actions or proceedings against, or investigations of, the Responsible Party before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B)
     seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Responsible Party of its obligations under, or the validity or enforceability of, this Agreement

          (vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Responsible Party of, or compliance by the Responsible
     Party with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the
     Closing Date;

          (viii) The consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Responsible Party;
     and

          (ix) Neither this Agreement nor any written statement, report or other document prepared and furnished by the Responsible Party pursuant to this
     Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

          (b) The Seller hereby represents and warrants to the Responsible Party and the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

          (i) The Seller is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full limited partnership power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Seller has the full limited partnership power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full limited partnership power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement.

          (ii) The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this
     Agreement, and this Agreement, assuming due authorization, execution and delivery by the Responsible Party and the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization.

                                     C-2-8

          (iii) The execution, delivery and performance of this Agreement by the
     Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the certificate of formation or limited partnership agreement of the Seller,
     (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the
     Mortgage Loans or any documents or instruments evidencing or securing the
     Mortgage Loans.

          (iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of Delaware, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the
     Seller of any other transaction contemplated hereby; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the
     Certificates.

          (v) This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents furnished by the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

          (vi) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder.

          (vii) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

          (viii) Immediately prior to the sale of the Mortgage Loans to the
     Purchaser as herein contemplated, the Seller will be the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage
     Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the
     Purchaser as the owner thereof from and after the date hereof.

                                     C-2-9

          (ix) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B)
     seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the
     Seller of its obligations under, or validity or enforceability of, this
     Agreement.

          (x) The consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller are not subject to the bulk transfer or any similar statutory provisions.

          (xi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.

          (xii) There is no litigation currently pending or, to the best of the
     Seller's knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller.

          (xiii) The Seller is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The Seller is not transferring any Mortgage loan with any intent to hinder, delay or defraud any of its creditors.

          (xiv) The Seller makes each of the additional representations and warranties set forth on Schedule I hereto.

          SECTION 6 Representations and Warranties of the Responsible Party
Relating to the Mortgage Loans.

     The Responsible Party hereby represents and warrants to the Seller and the
Purchaser that as to each Mortgage Loan as of the Closing Date or as of such other date as specified herein:

          (1) The information set forth in the Mortgage Loan Schedule and the
Prepayment Charge Schedule with respect to the Mortgage Loans is complete, true and correct as of the Cut-off Date;

          (2) Each document or instrument in the related Mortgage File is in a form generally acceptable to prudent mortgage lenders that regularly originate or purchase mortgage loans comparable to the Mortgage Loans for sale to prudent investors in the secondary market that invest in mortgage loans such as the
Mortgage Loans;

          (3) All payments required to be made up to the close of business on the Business Day prior to the Cut-off Date for each Mortgage Loan under the terms of the Mortgage Note have been made. Except for payments in the nature of
Escrow Payments, including without

                                     C-2-10

limitation, taxes and insurance payments, the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Note or Mortgage, except for interest accruing from the date of the Mortgage Note or the date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest. No payment under the Mortgage Loan is more than sixty (60) days past due, nor has any payment under the Mortgage Loan been more than sixty (60) days past due at any time since origination. The first Monthly Payment was or shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

          (4) There are no delinquent taxes, ground rents, water and municipal charges, sewer rents, assessments, primary insurance policy premiums, fire and hazard insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related Mortgaged
Property;

          (5) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded, or in the process of being recorded, in the applicable public recording office if necessary to maintain the lien priority of the
Mortgage, and which have been delivered or will be delivered to the Custodian on behalf of the Purchaser; the substance of any such waiver, alteration or modification has been approved by the insurer under any primary insurance policy or lender-paid primary insurance policy, if any, and the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan
Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the primary insurance policy or lender-paid primary insurance policy, if any, and the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Purchaser and the terms of which are reflected in the Mortgage
Loan Schedule;

          (6) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage
Note and/or the Mortgage, or the exercise of any right thereunder, render the
Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

          (7) All buildings or other improvements upon the Mortgaged Property are insured by an insurer acceptable to Fannie Mae and Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of the Pooling and Servicing Agreement. All such insurance policies contain a standard mortgagee clause naming New Century
Mortgage Corporation, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency
Management Agency

                                     C-2-11

as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in the amount described in the Pooling and Servicing
Agreement (and to the extent required in the Pooling and Servicing Agreement) is in effect, which policy conforms to the requirements of Fannie Mae and Freddie
Mac. The Mortgage obligates the Mortgagor thereunder to obtain and maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Servicer upon the consummation of the transactions contemplated by this Agreement. The Originator has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the
Originator;

          (8) Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending laws, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of mortgage loans of a type similar to the Mortgage Loans have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Originator shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

          (9) The Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release. Neither the Originator nor the Servicer has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the
Originator or the Servicer waived any default resulting from any action or inaction by the Mortgagor;

          (10) The related Mortgage is properly recorded and is a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan which is indicated by to be a first lien (as reflected on the Mortgage Loan Schedule), on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the
Mortgage is subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the Responsible Party by the

                                     C-2-12

Originator and which do not adversely affect the Value of the Mortgaged
Property, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property and (d) a first lien on the Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest with respect to each Mortgage Loan which is indicated to be a first lien (as reflected on the Mortgage Loan Schedule), on the property described therein and the Responsible Party had full right to sell and assign the same to the Seller.
The Mortgaged Property was not, as of the date of origination of the Mortgage
Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

          (11) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the Mortgagor and enforceable by the Purchaser against such Mortgagor in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by law;

          (12) All parties to the Mortgage Note, the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan, to execute and deliver the Mortgage Note, the Mortgage and any other related agreement and to pledge, grant or convey the interest therein purported to be conveyed, and the Mortgage Note, the Mortgage and any other related agreement have been duly and properly executed by such parties. The Mortgagor is a natural person;

          (13) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the
Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

          (14) No proceeds from any Mortgage Loan were used to purchase single-premium credit insurance policies;

          (15) All parties which have had any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were): (A)
organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing, or (E) not otherwise required to be licensed in such state. All parties which have had any interest in the Mortgage
Loan were in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located or were not required to be licensed in such state;

                                     C-2-13

          (16) On the date of its origination and on the Closing Date, the
Mortgage Loan was and is covered by an American Land Title Association ("ALTA")
lender's title insurance policy (which, in the case of an Adjustable-Rate
Mortgage Loan has an adjustable rate mortgage endorsement in the form of ALTA
6.0 or 6.1) acceptable to Fannie Mae and Freddie Mac, issued by a title insurer acceptable to Fannie Mae and Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained above in (11)(a) and (b) and, clause (d)) the Servicer, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and, with respect to any
Adjustable-Rate Mortgage Loan, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Rate and Monthly Payment. Additionally,
such lender's title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property, and against encroachments by or upon the
Mortgaged Property or any interest therein. The Servicer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement.
No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Originator, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the
Originator;

          (17) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Originator nor the Servicer nor any other entity involved in originating or servicing a Mortgage Loan has waived any default, breach, violation or event of acceleration;

          (18) There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

          (19) As of the date of origination of the Mortgage Loan, all improvements which were considered in determining the Value of the related
Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property;

          (20) The Mortgage Loan was originated by New Century Mortgage
Corporation or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

                                     C-2-14

          (21) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgage Loan were disbursed. The Mortgage
Loan bears interest at the Mortgage Rate. With respect to each Mortgage Loan, the Mortgage Note is payable on the first day of each month in Monthly Payments, which, in the case of an Adjustable Rate Mortgage Loan, are changed on each
Adjustment Date, and in any case, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Rate. The Index for each Adjustable-Rate Mortgage Loan is as defined in the Mortgage Loan Schedule. The Mortgage Note does not permit negative amortization. No Mortgage Loan is a convertible Mortgage Loan;

          (22) The origination practices used by the Originator and collection practices used by the Servicer with respect to each Mortgage Note and Mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing industry. The Mortgage Loan has been serviced by the
Servicer and any predecessor servicer in accordance with the terms of the
Mortgage Note. With respect to escrow deposits and Escrow Payments, if any, all such payments are in the possession of, or under the control of, the Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. An escrow of funds is not prohibited by applicable law with respect to any Mortgage Loan for which such escrow of funds has been established. All Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note.
The Originator or an Affiliate executed and delivered any and all notices required under applicable law and the terms of the related Mortgage Note and
Mortgage regarding the Mortgage Rate and the monthly payment adjustments. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited. No escrow deposits or Escrow Payments or other charges or payments due the Servicer have been capitalized under any Mortgage or the related Mortgage Note and no such escrow deposits or Escrow Payments are being held by the Servicer for any work on a Mortgaged Property which has not been completed;

          (23) The Mortgaged Property is undamaged by waste, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and there is no proceeding pending or threatened for the total or partial condemnation thereof nor is such a proceeding currently occurring;

          (24) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a
Mortgage designated as a deed of trust, by trustee's sale, and (b) otherwise by judicial or non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage
Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. The Mortgaged
Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for

                                     C-2-15

protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor which would materially interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and rights of redemption. The Mortgagor has not notified the Originator or the Servicer and neither the Originator nor the
Servicer has any knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

          (25) The Mortgage Loan was underwritten in accordance with the underwriting guidelines of New Century Mortgage Corporation in effect at the time the Mortgage Loan was originated; and the Mortgage Note and Mortgage are on forms acceptable to prudent mortgage lending institutions in the secondary market;

          (26) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged
Property and the security interest of any applicable security interest or chattel mortgage referred to in (11) above;

          (27) The Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an "instrument" for purposes of
Section 102(a)(47) of the Uniform Commercial Code;

          (28) The Mortgage File contains an appraisal of the related Mortgaged
Property which (A) satisfied the standards of Fannie Mae and Freddie Mac, (B)
was conducted generally in accordance with the New Century Mortgage
Corporation's underwriting guidelines and included an assessment of the fair market value of the related Mortgaged Property at the time of such appraisal, and (C) was made and signed, prior to the approval of the Mortgage Loan application, by a qualified appraiser, duly appointed by the Originator or the
Servicer, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the Mortgage Loan and who met the minimum qualifications of Fannie Mae and Freddie Mac. Each appraisal of the Mortgage
Loan was made in accordance with the relevant provisions of the Financial
Institutions Reform, Recovery, and Enforcement Act of 1989;

          (29) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the
Mortgagor;

          (30) No Mortgage Loan contains provisions pursuant to which Monthly
Payments are (a) paid or partially paid with funds deposited in any separate account established by the Originator, the Servicer, the Mortgagor, or anyone on behalf of the Mortgagor, (b) paid by any source other than the Mortgagor or (c)
contains any other similar provisions which may constitute a "buydown"
provision. The Mortgage Loan is not a graduated payment mortgage loan and the
Mortgage Loan does not have a shared appreciation or other contingent interest feature;

                                     C-2-16

          (31) The Mortgagor has executed a statement to the effect that the
Mortgagor has received all disclosure materials required by and the Originator has complied with all applicable law with respect to the making of adjustable rate mortgage loans in the case of Adjustable-Rate Mortgage Loans and rescission materials with respect to Refinanced Mortgage Loans, and such statement is and will remain in the Mortgage File;

          (32) No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

          (33) The Mortgaged Property is lawfully occupied under applicable law;
all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. No improvement located on or being part of any
Mortgaged Property is in violation of any applicable zoning law or regulation.
To the best of the Responsible Party's knowledge and with respect to each
Mortgage Loan that is covered by a primary mortgage insurance policy, the improvement(s) located on or being part of the related Mortgaged Property were constructed in accordance with the specifications set forth in the original construction plans;

          (34) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to the origination, modification or amendment of any Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; provided, however, that the
Responsible Party shall not be responsible for facts or circumstances pursuant to this subsection in the event that the Purchaser does not notify the
Responsible Party of such instance within five (5) years of the Closing Date.
The Originator has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

          (35) Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser or the Purchaser's designee) have been recorded, or are in the process of being recorded, in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator. The
Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

          (36) Any principal advances made to the Mortgagor after the date of origination of a Mortgage Loan but prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The lien of the
Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to each Mortgage Loan which is indicated
to be a first lien Mortgage Loan (as reflected on the Mortgage Loan Schedule) by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or

                                     C-2-17

by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the related Mortgage Loan;

          (37) No Mortgage Loan has a balloon payment feature;

          (38) Each Mortgaged Property consists of a fee simple interest in a single parcel of real property improved by a Residential Dwelling. If the
Residential Dwelling on the Mortgaged Property is a condominium unit or a unit in a planned unit development (other than a de minimis planned unit development)
such condominium or planned unit development project meets the eligibility requirements of Fannie Mae and Freddie Mac;

          (39) With respect to each Mortgage Loan secured by a manufactured home: (A) the manufactured home is permanently affixed to a foundation which is suitable for the soil conditions of the site; (B) all foundations, both perimeter and interior, have footings that are located below the frost line; (C)
any wheels, axles and trailer hitches are removed from such manufactured home;
and (D) the related Mortgage Loan is covered under a standard real estate title insurance policy that identifies the manufactured home as part of the real property and insures or indemnifies against any loss if the manufactured home is determined not to be part of the real property;

          (40) Each Mortgage Loan originated in the state of Texas pursuant to
Article XVI, Section 50(a)(6) of the Texas Constitution (a "Texas Refinance
Loan") has been originated in compliance with the provisions of Article XVI,
Section 50(a)(6) of the Texas Constitution, Texas Civil Statutes and the Texas
Finance Code. With respect to each Texas Refinance Loan that is a Cash-Out
Refinancing, the related Mortgage Loan Documents state that the Mortgagor may prepay such Texas Refinance Loan in whole or in part without incurring a
Prepayment Charge. The Originator does not collect any such Prepayment Charges in connection with any such Texas Refinance Loan;

          (41) Interest on each Mortgage Loan is calculated on the basis of a
360-day year consisting of twelve 30-day months;

          (42) There is no pending action or proceeding directly involving the
Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any environmental law, rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property;

          (43) The Originator shall, at its own expense, cause each Mortgage
Loan to be covered by a "life of loan" tax service contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its designee;
provided, however, that if the Originator fails to purchase such tax service contract, the Originator shall be required to reimburse the Purchaser for all costs and expenses incurred by the Purchaser in connection with the purchase of any such tax service contract;

          (44) Each Mortgage Loan is covered by a "life of loan" flood zone service contract which is assignable to the Purchaser or its designee at no cost to the Purchaser or its

                                     C-2-18

designee or, for each Mortgage Loan not covered by such flood zone service contract, the Originator has agreed to purchase such flood zone service contract;

          (45) None of the Mortgage Loans are classified as (a) "high cost"
loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

          (46) The Responsible Party has no knowledge of any circumstances or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or
the Mortgagor's credit standing that can reasonably be expected to cause the
Mortgage Loan to be an unacceptable investment, cause the Mortgage Loan to become delinquent, adversely affect the value of the Mortgage Loan or to cause any Mortgage Loan to prepay during any period materially faster or slower than similar mortgage loans held by the Responsible Party generally secured by properties in the same geographic area as the related Mortgaged Property;

          (47) The Servicer and any predecessor servicer with respect to a
Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting
Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and
Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

          (48) Each first lien Mortgage Loan identified on the Mortgage Loan
Schedule as subject to a primary mortgage insurance policy will be subject to a primary mortgage insurance policy, issued by a qualified insurer, which insures that portion of the Mortgage Loan in excess of the portion of the Value of the
Mortgaged Property required by Fannie Mae. All provisions of such primary mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any first lien Mortgage subject to any such primary mortgage insurance policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage Rate for the Mortgage
Loan does not include any such insurance premium;

          (49) The source of the down payment with respect to each Mortgage Loan has been fully verified by the Originator;

          (50) With respect to any first lien Mortgage Loan, the Loan-to-Value
Ratio of such Mortgage Loan at origination was not more than 95%;

          (51) Each Mortgage Loan constitutes a "qualified mortgage" under
Section 860G(a)(3)(A) of the Code and Treasury Regulation Section
1.860G-2(a)(1);

          (52) Each Mortgage Loan has a valid and original credit score of not less than 500;

                                     C-2-19

          (53) No Mortgage Loan had an original term to maturity of more than thirty (30) years, unless otherwise set forth in the Mortgage Loan Schedule;

          (54) No Mortgagor is the obligor on more than two Mortgage Notes;

          (55) Each Mortgagor has a debt-to-income ratio of less than or equal to 60%, unless otherwise set forth in the Mortgage Loan Schedule;

          (56) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the related Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder and to the best of the Responsible Party's knowledge, such provision is enforceable;

          (57) The pool of Mortgage Loans being sold and transferred to the
Purchaser does not contain the first lien mortgage loans relating to a single
Mortgaged Property if the aggregate original principal balance of such mortgage loans exceeds the loan limits set forth by Freddie Mac's Seller/Servicer Guide;

          (58) No Mortgage Loan is a "Specifically Designated National and
Blocked Person" as designated by the Office of Foreign Assets Control or as a person designated in Presidential Executive Order 13224 as a person who commits, threatens to commit, or supports terrorism;

          (59) Each Mortgage Loan that qualifies as an "alternative mortgage transaction" within the meaning of the Alternative Mortgage Transaction Parity
Act of 1982, as amended (each such Mortgage Loan, a "Parity Act State Mortgage
Loan") was originated and is serviced in conformity with the regulations promulgated by the Office of Thrift Supervision pursuant to the Parity Act;

          (60) No Mortgage Loan has a prepayment penalty longer than three years after its origination. Any prepayment penalty is in an amount equal to or less than the lesser of (a) the maximum amount permitted under applicable state law, and (b) if the Mortgaged Property is secured by residential real property located in a state other than Arizona, Maine, Massachusetts, New York, South
Carolina or Wisconsin, six months interest on the related prepaid amount;

          (61) The Mortgage Loan documents with respect to each Mortgage Loan subject to Prepayment Charges specifically authorizes such Prepayment Charges to be collected and such Prepayment Charges are permissible and enforceable in accordance with the terms of the related Mortgage Loan documents and applicable law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure);

          (62) Any Parity Act State Mortgage Loan originated before July 1, 2003
(i) secured by a Mortgaged Property located in the State of Maine, New York or
South Carolina or the Commonwealth of Massachusetts, (ii) with an original principal balance of less than $10,000 and secured by a Mortgaged Property located in the State of Arizona or (iii) with an original

                                     C-2-20

principal balance of $150,000 or less and secured by a first lien on a Mortgaged
Property located in the State of North Carolina, complies with all applicable state laws, rules and regulations regarding prepayment charges;

          (63) All Parity Act State Mortgage Loans originated on or after July
1, 2003 comply with all applicable state laws, rules and regulations regarding prepayment charges set forth in the Mortgage Loan documents are enforceable under applicable state laws and regulations;

          (64) The Mortgaged Property is located in the state identified in the
Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low rise condominium project, or an individual unit in a planned unit development or a de minimis planned unit development which is in each case four stories or less; provided, however, that any condominium unit, planned unit development, mobile home (double wide only)
or manufactured dwelling shall conform with the applicable Fannie Mae and
Freddie Mac requirements regarding such dwellings and that no Mortgage Loan is secured by a single parcel of real property with a cooperative housing corporation, a log home or, except as specified on the Mortgage Loan Schedule, a mobile home erected thereon or by a mixed use property, a property in excess of
10 acres or other unique property types. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

          (65) With respect to Adjustable-Rate Mortgage Loans, the Index set forth in the Mortgage Note is one-month or six-month LIBOR, unless otherwise set forth in the Mortgage Loan Schedule;

          (66) With respect to each Adjustable-Rate Mortgage Loan, the Mortgage
Loan documents provide that after the related first Adjustment Date, a related
Mortgage Loan may only be assumed if the party assuming such Mortgage Loan meets certain credit requirements stated in the Mortgage Loan documents;

          (67) To the best of the Responsible Party's knowledge, no action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy or bankruptcy bond related to the Mortgage
Loans, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Originator or by any officer, director, or employee of the Originator or any designee of the Originator or any corporation in which the Originator or any officer, director, or employee had a financial interest at the time of placement of such insurance;

          (68) To the best of the Responsible Party's knowledge, no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or

                                     C-2-21

prior to the Closing Date (whether or not known to the Responsible Party on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any primary mortgage insurance
(including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Originator, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay;

          (69) With respect to each Mortgage, the Originator or its Affiliate has within the last twelve months (unless such Mortgage was originated within such twelve month period) analyzed the required Escrow Payments for each
Mortgage and adjusted the amount of such payments so that, assuming all required payments are timely made, any deficiency will be eliminated on or before the first anniversary of such analysis, or any overage will be refunded to the
Mortgagor, in accordance with RESPA and any other applicable law;

          (70) As to each consumer report (as defined in the Fair Credit
Reporting Act, Public Law 91-508) or other credit information furnished by the
Originator to the Purchaser, that the Originator has full right and authority and is not precluded by law or contract from furnishing such information to the
Purchaser;

          (71) If the Mortgage Loan is secured by a long-term residential lease,
(1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the
Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d)
permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5)
the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a generally accepted practice;

          (72) The Mortgage Note and Mortgage are on forms acceptable to Freddie
Mac or Fannie Mae, if available, and neither the Originator nor any Affiliate has made any representations to a Mortgagor that are inconsistent with the mortgage instruments used;

          (73) In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance a single-premium credit life insurance policy;

                                     C-2-22

          (74) Each of the Originator and its Affiliates has complied with all applicable anti-money laundering laws and regulations, including, without limitation, the USA Patriot Act of 2001;

          (75) No Mortgage Loan is a High Cost Loan or Covered Loan, as
applicable (as such terms are defined in the then current Standard & Poor's
LEVELS(R) Glossary which is now Version 5.6c Revised, Appendix E attached hereto as Exhibit 1).

          (76) No mortgage loan originated on or after October 1, 2002 through
March 6, 2003 is governed by the Georgia Fair Lending Act.

          SECTION 7 Repurchase Obligation for Defective Documentation and for
Breach of Representation and Warranty.

          (a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of Mortgage Files or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the
Purchaser, including the Trustee for the benefit of holders of the Certificates.
With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Responsible Party or as to which the Responsible Party has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage
Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Responsible Party's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Responsible Party shall take such action described in the following paragraphs in respect of such Mortgage Loan.

     Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by or at the direction of the Seller (as listed on the Trustee's Preliminary Exception Report) as part of any Mortgage
File, or of a breach of any of the representations and warranties contained in
Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser's assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller (in the case of a missing document) or the Responsible Party and the Seller (in the case of a breach of any of the representations and warranties contained in Section 6). Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred to the
Purchaser as described above, or of materially defective documentation, or of any such breach of a representation and warranty, the Responsible Party or the
Seller (or their related designee), as applicable, promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Responsible Party or the Seller (or their related designee) cannot deliver such missing document or cannot cure such defect or breach, the
Responsible Party or the Seller, as applicable, shall, within ninety (90) days of its discovery or receipt of notice, either (i) repurchase the affected
Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and
Servicing Agreement) or (ii) pursuant to the provisions of the Pooling

                                     C-2-23

and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust
Fund and substitute one or more Qualified Substitute Mortgage Loans. The
Responsible Party or the Seller, as applicable, shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Responsible Party or the Seller, as
applicable, shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the
Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any
repurchase required by this Section shall be made in a manner consistent with
Section 2.03 of the Pooling and Servicing Agreement.

     Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Responsible Party or receipt of notice by the Responsible Party of the breach of the representation of the Responsible Party set forth in Section 6(66)
above which materially and adversely affects the interests of the Holders of the
Class P Certificates in any Prepayment Charge, the Responsible Party shall pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates by remitting such amount to the Servicer for deposit into the Collection Account, net of any amount previously collected by the
Servicer or paid by the Servicer, for the benefit of the Holders of the Class P
Certificates in respect of such Prepayment Charge.

          (b) Notwithstanding the foregoing, with respect to an alleged breach of a representation and warranty which breach is covered by a title insurance policy, the Purchaser shall use reasonable efforts to enforce the provisions of any related title insurance policy prior to seeking a remedy against the
Responsible Party or the Seller hereunder.

          (c) It is understood and agreed that the obligations of the
Responsible Party or the Seller set forth in this Section 7 to cure or repurchase a defective Mortgage Loan constitute the sole remedies of the
Purchaser against the Responsible Party or the Seller respecting a missing document or a breach of the representations and warranties contained in Section
6.

          SECTION 8 Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans shall be held at the New York City office of Mayer, Brown, Rowe & Maw LLP at 10:00 a.m. New York City time on the
Closing Date.

     The closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller and the
Responsible Party under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

          (b) The Purchaser shall have received, or the attorneys of the
Purchaser shall have received in escrow (to be released from escrow at the time of closing), all Closing Documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

                                     C-2-24

          (c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

          (d) All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

     Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement, by delivery to the Seller of the Purchase Price.

          SECTION 9 Closing Documents. Without limiting the generality of
Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

          (a) An Officer's Certificate of the Seller, dated the Closing Date, in form satisfactory to and upon which the Purchaser and Bear, Stearns & Co. Inc.
(the "Representative") may rely, and attached thereto copies of the certificate of formation, limited liability company agreement and certificate of good standing of the Seller;

          (b) An Opinion of Counsel of the Seller, dated the Closing Date, in form satisfactory to and addressed to the Purchaser and the Representative;

          (c) An Officer's Certificate of the Responsible Party, dated the
Closing Date, in form satisfactory to and upon which the Purchaser and the
Representative may rely, and attached thereto copies of the certificate of incorporation, by-laws and certificate of good standing of the Responsible
Party;

          (d) An Opinion of Counsel of the Responsible Party, dated the Closing
Date, in form satisfactory to and addressed to the Purchaser and the
Representative;

          (e) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the
Purchaser or the Seller's execution and delivery of, or performance under, this
Agreement;

          (f) A letter from Deloitte & Touche LLP, certified public accountants, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Purchaser's prospectus supplement for Series
2005-NC4, dated August 11, 2005 (the "Prospectus Supplement") relating to the
Offered Certificates contained under the captions "Summary--The Mortgage Pool,"
"Risk Factors," (to the extent of information concerning the Mortgage Loans contained therein) and "Description of the Mortgage Pool" agrees with the records of the Originator; and

          (g) Such further information, certificates, opinions and documents as the Purchaser or the Representative may reasonably request.

                                     C-2-25

          SECTION 10 Costs. The Seller shall pay (or shall reimburse the
Purchaser or any other Person to the extent that the Purchaser or such other
Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, recording fees, fees for title policy endorsements and continuations and, except as set forth in Section 4(b), the fees for recording Assignments.

     The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) the fees and expenses of the Seller's accountants and attorneys, the costs and expenses incurred in connection with producing the Servicer's or any Subservicer's loan loss, foreclosure and delinquency experience, the costs and expenses incurred in connection with obtaining the documents referred to in Section 9, the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and
Prospectus Supplement, and any private placement memorandum relating to the
Certificates and other related documents, the initial fees, costs and expenses of the Trustee, the fees and expenses of the Purchaser's counsel in connection with the preparation of all documents relating to the securitization of the
Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates, the cost of outside special counsel that may be required by the Originator and the fees charged by any rating agency to rate the Certificates. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

          SECTION 11 [Reserved].

          SECTION 12 Indemnification. The Responsible Party shall indemnify and hold harmless each of (i) the Purchaser, (ii) the Underwriter, (iii) the Person,
if any, to which the Purchaser assigns its rights in and to a Mortgage Loan and each of their respective successors and assigns and (iv) each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities
Act of 1933, as amended (the "1933 Act") ((i) through (iv) collectively, the
"Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933
Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a)
any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any private placement memorandum relating to the offering by the Purchaser or an affiliate thereof, of the Class M-8 Certificate,
Class M-9 Certificates, Class M-10 Certificates, Class CE Certificates or the
Class P Certificates, or the omission or the alleged omission to state therein the material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Seller or any of its affiliates specifically for use therein, which shall include, with respect to the
Prospectus Supplement, the information set forth under the captions
"Summary--The Mortgage Pool," "Risk Factors" (to the extent of information concerning the Mortgage Loans contained therein), "Description of The Mortgage
Pool--The Originator" and "Pooling and Servicing Agreement--The Servicer" and,
with respect to any private placement memorandum, any information of a comparable nature, or (ii) the data files containing information with respect to the Mortgage Loans as transmitted by modem to the Purchaser by the

                                     C-2-26

Responsible Party or any of its affiliates (as such transmitted information may have been amended in writing by the Responsible Party or any of its affiliates with the written consent of the Purchaser subsequent to such transmission), (b)
any representation, warranty or covenant made by the Responsible Party or any affiliate of the Responsible Party herein or in the Pooling and Servicing
Agreement, on which the Purchaser has relied, being, or alleged to be, untrue or incorrect or (c) any updated collateral information provided by any Underwriter to a purchaser of the Certificates derived from the data contained in clause
(ii) and the Remittance Report or a current collateral tape obtained from the
Responsible Party or an affiliate of the Responsible Party, including the current Stated Principal Balances of the Mortgage Loans; provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the
Seller described in clause (a), (b) or (c) above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages, or liabilities of the person or persons asserting the claim are determined to rise from or be based upon matters set forth in clause (1) above and do not result from the gross negligence or willful misconduct of such Indemnified Party. This indemnity shall be in addition to any liability that the Seller may otherwise have.

          SECTION 13 Intent of the Parties, Mandatory Delivery; Grant of
Security Interest. The sale of the Mortgage Loans as contemplated hereby is absolute and is intended by both the Seller and the Purchaser to constitute a sale of the such Mortgage Loans by the Seller to the Purchaser. The sale and delivery on the Closing Date of the Mortgage Loans described on the Mortgage
Loan Schedule in accordance with the terms and conditions of this Agreement is mandatory. It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller's failure to deliver the
Mortgage Loans on or before the Closing Date. The Seller hereby grants to the
Purchaser a lien on and a continuing security interest in the Seller's interest in each Mortgage Loan and each document and instrument evidencing each such
Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser's (i) right, prior to the Closing
Date, to reject any Mortgage Loan to the extent permitted by this Agreement, and
(ii) obligation to deliver or cause to be delivered the consideration for the
Mortgage Loans pursuant to Section 8 hereof. Any Mortgage Loans rejected by the
Purchaser shall concurrently therewith be released from the security interest created hereby. All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this
Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

     Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the
Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the re-delivery of the Mortgage Loans, if delivery to the Purchaser has

                                     C-2-27

occurred, and the security interest created by this Section 12 shall be deemed to have been released.

          SECTION 14 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to Stanwich Asset Acceptance Company, L.L.C., Nine Greewich Office
Park, Greenwich, Connecticut 06831, (Telecopy: (212-272-7206)), Attention:
Darren Fulco; or such other address as may hereafter be furnished to the
Responsible Party and the Seller in writing by the Purchaser; if to the
Responsible Party, addressed to the Responsible Party at 18400 Von Karman, Suite
1000, Irvine, California 92612, fax (949) 440-7033, or such other address as may hereafter be furnished to the Seller and the Purchaser in writing by the
Responsible Party; if to the Seller, addressed to the Seller at Carrington
Securities, LP, Nine Greenwich Office Park, Greenwich, Connecticut 06831,
Attention: Bruce M. Rose, or to such other address as the Seller may designate in writing to the Purchaser and the Responsible Party.

          SECTION 15 Severability of Provisions. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 16 Agreement of Parties. The Seller, the Responsible Party and
the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

          SECTION 17 Survival. (a) The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the
Purchaser, notwithstanding any investigation heretofore or hereafter made by the
Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust
Fund.

          (b) The Responsible Party agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Seller and the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Seller or the Purchaser or on the behalf of

                                     C-2-28

either of them, and that the representations, warranties and agreements made by the Responsible Party herein or in any such certificate or other instrument shall continue in full force and effect, notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

          SECTION 18 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO
CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5 1401 OF THE NEW YORK
GENERAL OBLIGATIONS LAW.

          SECTION 19 Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     It is the express intent of the parties hereto that the conveyance of the
Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the
Purchaser and not as a pledge of the Mortgage Loans by the Seller to the
Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the
Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage
Loans by the Seller to the Purchaser to secure a debt or other obligation of the
Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform
Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession" by the secured party for purposes of perfecting the security interest pursuant to the New York Uniform Commercial
Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the
Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d)
hereof shall also be deemed to be an assignment of any

                                     C-2-29

security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the
Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing
Agreement.

                                     C-2-30

     IN WITNESS WHEREOF, the Purchaser, the Seller and the Responsible Party
have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        STANWICH ASSET ACCEPTANCE COMPANY,
                                        L.L.C., as Purchaser

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        CARRINGTON SECURITIES, LP, as Seller
                                        By: Carrington Capital Management, LLC,
                                        as its general partner

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                        NC CAPITAL CORPORATION, as Responsible
                                        Party

                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     C-2-31

                                   Schedule I

     The Seller hereby represents, warrants, and covenants to the Purchaser as follows on the Closing Date and on each Distribution Date thereafter:

     General

          1. This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code ("UCC")) in the Mortgage Loans
in favor of the Purchaser which security interest is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the
Seller.

          2. The Mortgage Loans constitute "general intangibles" or
"instruments" within the meaning of the applicable UCC.

          3. The Collection Account and all subaccounts thereof constitute either a deposit account or a securities account.

          4. To the extent that payments and collections received or made with respect to the Mortgage Loans constitute securities entitlements, such payments and collections have been and will have been credited to the Collection Account.
The securities intermediary for the Collection Account has agreed to treat all assets credited to the Collection Account as "financial assets" within the meaning of the applicable UCC.

     Creation

          5. The Seller owns and has good and marketable title to the Mortgage
Loans free and clear of any lien, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the lien attaches is not impaired during the pendency of such proceeding.

          6. The Seller has received all consents and approvals to the sale of the Mortgage Loans hereunder to the Purchaser required by the terms of the
Mortgage Loans that constitute instruments.

          7. To the extent the Collection Account or subaccounts thereof constitute securities entitlements, certificated securities or uncertificated securities, the Seller has received all consents and approvals required to transfer to the Purchaser its interest and rights in the Collection Account hereunder.

     Perfection

          8. The Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper

                                     C-2-32

filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Mortgage Loans from the Seller to the Purchaser and the security interest in the Mortgage Loans granted to the Purchaser hereunder.

          9. With respect to the Collection Account and all subaccounts that constitute deposit accounts, either:

          (i) the Seller has delivered to the Purchaser a fully-executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Purchaser directing disposition of the funds in the Collection Account without further consent by the Seller; or

          (ii) the Seller has taken all steps necessary to cause the Purchaser to become the account holder of the Collection Account.

          10. With respect to the Collection Account or subaccounts thereof that constitute securities accounts or securities entitlements, either:

          (i) the Seller has caused or will have caused, within ten days after the effective date of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collection Account granted by the Seller to the Purchaser;
     or

          (ii) the Seller has delivered to the Purchaser a fully-executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Purchaser relating to the
     Collection Account without further consent by the Purchaser; or

          (iii) the Seller has taken all steps necessary to cause the securities intermediary to identify in its records the Purchaser as the person having a security entitlement against the securities intermediary in the
     Collection Account.

     Priority

          11. Other than the transfer of the Mortgage Loans to the Purchaser pursuant to this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The
Seller has not authorized the filing of, or is not aware of any financing statements against the Seller that include a description of collateral covering the Mortgage Loans other than any financing statement relating to the security interest granted to the Purchaser hereunder or that has been terminated.

          12. The Seller is not aware of any judgment, ERISA or tax lien filings against the Seller.

          13. The Trustee has in its possession all original copies of the
Mortgage Notes that constitute or evidence the Mortgage Loans. To the Seller's knowledge, none of the instruments that constitute or evidence the Mortgage
Loans has any marks or notations indicating

                                     C-2-33

that they have been pledged, assigned or otherwise conveyed to any Person other than the Purchaser or its designee. All financing statements filed or to be filed against the Seller in favor of the Purchaser in connection herewith describing the Mortgage Loans contain a statement to the following effect: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Purchaser."

          14. Neither the Collection Account nor any subaccount thereof is in the name of any person other than the Seller or the Purchaser or in the name of its nominee. The Seller has not consented for the securities intermediary of the
Collection Account to comply with entitlement orders of any person other than the Purchaser or its designee.

          15. Survival of Perfection Representations. Notwithstanding any other provision of this Agreement or any other transaction document, the Perfection
Representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any replacement of the Servicer or termination of the Servicer's rights to act as such) until such time as all obligations under this Agreement have been finally and fully paid and performed.

          16. No Waiver. The parties to this Agreement (i) shall not, without obtaining a confirmation of the then-current rating of the Certificates waive any of the Perfection Representations, and (ii) shall provide the Rating
Agencies with prompt written notice of any breach of the Perfection
Representations, and shall not, without obtaining a confirmation of the then-current rating of the Certificates (as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

          17. Seller to Maintain Perfection and Priority. The Seller covenants that, in order to evidence the interests of the Seller and the Purchaser under this Agreement, the Seller shall take such action, or execute and deliver such instruments (other than effecting a Filing (as defined below), unless such
Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by the
Purchaser) to maintain and perfect, as a first priority interest, the
Purchaser's security interest in the Mortgage Loans. The Seller shall, from time to time and within the time limits established by law, prepare and present to the Purchaser or its designee to authorize (based in reliance on the Opinion of
Counsel hereinafter provided for) the Seller to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Purchaser's security interest in the Mortgage Loans as a first-priority interest (each a "Filing"). The Seller shall present each such
Filing to the Purchaser or its designee together with (x) an Opinion of Counsel to the effect that such Filing is (i) consistent with the grant of the security interest to the Purchaser pursuant to Section 19 of this Agreement, (ii)
satisfies all requirements and conditions to such Filing in this Agreement and
(iii) satisfies the requirements for a Filing of such type under the Uniform
Commercial Code in the applicable jurisdiction (or if the Uniform Commercial
Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Purchaser's signature. Upon receipt of such Opinion of Counsel and form of authorization, the Purchaser shall promptly authorize in writing the Seller to, and the Seller shall, effect such Filing under the UCC without the signature of the Seller or the Purchaser where

                                     C-2-34

allowed by applicable law. Notwithstanding anything else in the transaction documents to the contrary, the Seller shall not have any authority to effect a
Filing without obtaining written authorization from the Purchaser or its designee.

                                     C-2-35

                                    Exhibit 1

APPENDIX E - Standard & Poor's Anti-Predatory Lending Categorization

                                                       REVISED February 07, 2005

Standard & Poor's has categorized loans governed by anti-predatory lending laws in the Jurisdictions listed below into three categories based upon a combination of factors that include (a) the risk exposure associated with the assignee liability and (b) the tests and thresholds set forth in those laws. Note that certain loans classified by the relevant statute as Covered are included in
Standard & Poor's High Cost Loan Category because they included thresholds and tests that are typical of what is generally considered High Cost by the industry.

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

--------------------------------------------------------------------------------
                                                                 Category under
                                                                Applicable Anti-
                             Name of Anti-Predatory Lending         Predatory
   State/Jurisdiction              Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Arkansas                  Arkansas Home Loan Protection Act,    High Cost Home
                          Ark. Code Ann. Sections 23-53-101     Loan
                          et seq.

                          Effective July 16, 2003
--------------------------------------------------------------------------------
Cleveland Heights, OH     Ordinance No. 72-2003 (PSH), Mun.     Covered Loan
                          Code Sections 757.01 et seq.

                          Effective June 2, 2003
--------------------------------------------------------------------------------
Colorado                  Consumer Equity Protection, Colo.     Covered Loan
                          Stat. Ann. Sections 5-3.5-101 et
                          seq.

                          Effective for covered loans offered
                          or entered into on or after January
                          1, 2003. Other provisions of the
                          Act took effect on June 7, 2002
--------------------------------------------------------------------------------
Connecticut               Connecticut Abusive Home Loan         High Cost Home
                          Lending Practices Act, Conn. Gen.     Loan
                          Stat.Sections 36a-746 et seq.

                          Effective October 1, 2001
--------------------------------------------------------------------------------
District of Columbia      Home Loan Protection Act, D.C. Code   Covered Loan
                          Sections 26-1151.01 et seq.

                          Effective for loans closed on or
                          after January 28, 2003
--------------------------------------------------------------------------------
Florida                   Fair Lending Act, Fla. Stat. Ann.     High Cost Home
                          Sections 494.0078 et seq.             Loan

                          Effective October 2, 2002
--------------------------------------------------------------------------------

                                       D-1

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

--------------------------------------------------------------------------------
                                                                 Category under
                                                                Applicable Anti-
                             Name of Anti-Predatory Lending         Predatory
   State/Jurisdiction              Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -   Georgia Fair Lending Act, Ga. Code    High Cost Home
Mar. 6, 2003)             Ann. Sections 7-6A-1 et seq.          Loan

                          Effective October 1, 2002 - March
                          6, 2003
--------------------------------------------------------------------------------
Georgia as amended        Georgia Fair Lending Act, Ga. Code    High Cost Home
(Mar. 7, 2003 -           Ann. Sections 7-6A-1 et seq.          Loan
current)
                          Effective for loans closed on or
                          after March 7, 2003
--------------------------------------------------------------------------------
HOEPA Section 32          Home Ownership and Equity             High Cost Loan
                          Protection Act of 1994, 15
                          U.S.C. Section 1639, 12 C.F.R.
                          Sections 226.32 and 226.34

                          Effective October 1, 1995,
                          amendments October 1, 2002
--------------------------------------------------------------------------------
Illinois                  High Risk Home Loan Act, Ill. Comp.   High Risk Home
                          Stat. tit. 815, Sections 137/5 et     Loan
                          seq.

                          Effective January 1, 2004 (prior to
                          this date, regulations under
                          Residential Mortgage License Act
                          effective from May 14, 2001)
--------------------------------------------------------------------------------
Indiana                   Indiana Home Loan Practices Act,      High Cost Home
                          Ind. Code Ann. Sections 24-9-1-1 et   Loan
                          seq.

                          Effective for loans originated on
                          or after January 1, 2005.
--------------------------------------------------------------------------------
Kansas                    Consumer Credit Code, Kan. Stat.      High Loan to
                          Ann. Sections 16a-1-101 et seq.       Value Consumer
                                                                Loan (id.
                          Sections 16a-1-301 and 16a-3-207      Section
                          became effective April 14, 1999;      16a-3-207) and;
                          Section 16a-3-308a became effective
                          July 1, 1999                          High APR
                                                                Consumer Loan
                                                                (id. Section
                                                                16a-3-308a)
--------------------------------------------------------------------------------
Kentucky                  2003 KY H.B. 287 - High Cost Home     High Cost Home
                          Loan Act, Ky. Rev. Stat. Sections     Loan
                          360.100 et seq.

                          Effective June 24, 2003
--------------------------------------------------------------------------------

                                       D-2

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

--------------------------------------------------------------------------------
                                                                 Category under
                                                                Applicable Anti-
                             Name of Anti-Predatory Lending         Predatory
   State/Jurisdiction              Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Maine                     Truth in Lending, Me. Rev. Stat.      High Rate High
                          tit. 9-A, Sections 8-101 et seq.      Fee Mortgage

                          Effective September 29, 1995 and as
                          amended from time to time
--------------------------------------------------------------------------------
Massachusetts             Part 40 and Part 32, 209 C.M.R.       High Cost Home
                          Sections 32.00 et seq. and 209        Loan
                          C.M.R. Sections 40.01 et seq.

                          Effective March 22, 2001 and
                          amended from time to time
--------------------------------------------------------------------------------
                          Massachusetts Predatory Home Loan     High Cost Home
                          Practices Act Mass. Gen. Laws ch.     Mortgage Loan
                          183C, Sections 1 et seq.

                          Effective November 7, 2004
--------------------------------------------------------------------------------
Nevada                    Assembly Bill No. 284, Nev. Rev.      Home Loan
                          Stat. Sections 598D.010 et seq.
                          Effective October 1, 2003
--------------------------------------------------------------------------------
New Jersey                New Jersey Home Ownership Security    High Cost Home
                          Act of 2002, N.J. Rev. Stat.          Loan
                          Sections 46:10B-22 et seq.

                          Effective for loans closed on or
                          after November 27, 2003
--------------------------------------------------------------------------------
New Mexico                Home Loan Protection Act, N.M. Rev.   High Cost Home
                          Stat. Sections 58-21A-1 et seq.       Loan

                          Effective as of January 1, 2004;
                          Revised as of February 26, 2004
--------------------------------------------------------------------------------
New York                  N.Y. Banking Law Article 6-l          High Cost Home
                                                                Loan

                          Effective for applications made on
                          or after April 1, 2003
--------------------------------------------------------------------------------
North Carolina            Restrictions and Limitations on       High Cost Home
                          High Cost Home Loans, N.C. Gen.       Loan
                          Stat. Sections 24-1.1E et seq.

                          Effective July 1, 2000; amended
                          October 1, 2003 (adding open-end
                          lines of credit)
--------------------------------------------------------------------------------

                                       D-3

STANDARD & POOR'S HIGH COST LOAN CATEGORIZATION

--------------------------------------------------------------------------------
                                                                 Category under
                                                                Applicable Anti-
                             Name of Anti-Predatory Lending         Predatory
   State/Jurisdiction              Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Ohio                      H.B. 386 (codified in various          Covered Loan
                          sections of the Ohio Code), Ohio
                          Rev. Code Ann. Sections 1349.25 et
                          seq.

                          Effective May 24, 2002
--------------------------------------------------------------------------------
Oklahoma                  Consumer Credit Code (codified in     Subsection 10
                          various sections of Title 14A)        Mortgage

                          Effective July 1, 2000; amended
                          effective January 1, 2004
--------------------------------------------------------------------------------
South Carolina            South Carolina High Cost and          High Cost Home
                          Consumer Home Loans Act, S.C. Code    Loan
                          Ann. Sections 37-23-10 et seq.

                          Effective for loans taken on or
                          after January 1, 2004
--------------------------------------------------------------------------------
West Virginia             West Virginia Residential Mortgage    West  Virginia
                          Lender, Broker and Servicer Act, W.   Mortgage  Loan
                          Va. Code Ann. Sections 31-17-1 et     Act Loan
                          seq. Effective June 5, 2002
--------------------------------------------------------------------------------

STANDARD & POOR'S COVERED LOAN CATEGORIZATION

--------------------------------------------------------------------------------
                                                                 Category under
                                                                Applicable Anti-
                             Name of Anti-Predatory Lending         Predatory
   State/Jurisdiction              Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -   Georgia Fair Lending Act, Ga. Code    Covered Loan
Mar. 6, 2003)             Ann. Sections 7-6A-1 et seq.

                          Effective October 1, 2002 - March
                          6, 2003
--------------------------------------------------------------------------------
New Jersey                New Jersey Home Ownership Security    Covered Home
                          Act of 2002, N.J. Rev. Stat.          Loan
                          Sections 46:10B-22 et seq.

                          Effective November 27, 2003 - July
                          5, 2004
--------------------------------------------------------------------------------

                                       D-4

STANDARD & POOR'S HOME LOAN CATEGORIZATION

--------------------------------------------------------------------------------
                                                                 Category under
                                                                Applicable Anti-
                             Name of Anti-Predatory Lending         Predatory
   State/Jurisdiction              Law/Effective Date              Lending Law
--------------------------------------------------------------------------------
Georgia (Oct. 1, 2002 -   Georgia Fair Lending Act, Ga. Code    Home Loan
Mar. 6, 2003)             Ann. Sections 7-6A-1 et seq.

                          Effective October 1, 2002 - March
                          6, 2003
--------------------------------------------------------------------------------
New Jersey                New Jersey Home Ownership Security    Home Loan
                          Act of 2002, N.J. Rev. Stat.
                          Sections 46:10B-22 et seq.

                          Effective for loans closed on or
                          after November 27, 2003
--------------------------------------------------------------------------------
New Mexico                Home Loan Protection Act, N.M. Rev.   Home Loan
                          Stat. Sections 58-21A-1 et seq.

                          Effective as of January 1, 2004;
                          Revised as of February 26, 2004
--------------------------------------------------------------------------------
North Carolina            Restrictions and Limitations on       Consumer Home
                          High Cost Home Loans, N.C. Gen.       Loan
                          Stat. Sections 24-1.1E et seq.

                          Effective July 1, 2000; amended
                          October 1, 2003 (adding open-end
                          lines of credit)
--------------------------------------------------------------------------------
South Carolina            South Carolina High Cost and          Consumer Home
                          Consumer Home Loans Act, S.C. Code    Loan
                          Ann. Sections 37-23-10 et seq.

                          Effective for loans taken on or
                          after January 1, 2004
--------------------------------------------------------------------------------

                                       D-5

                                    EXHIBIT E

                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)

Loan Information

     Name of Mortgagor: ________________________________________

     Master Servicer
     Loan No.:          ________________________________________

Trustee/Custodian

     Name:              ________________________________________

     Address:           ________________________________________
                        ________________________________________

     Trustee/Custodian
     Mortgage File No.:

Trustee

     Name:              ________________________________________

     Address:           ________________________________________
                        ________________________________________

Depositor

     Name:              STANWICH ASSET ACCEPTANCE COMPANY, L.L.C.

     Address:           ________________________________________
                        ________________________________________

     Certificates:      Carrington Home Equity Loan Trust, Series
                        2005-NC4 Asset-Backed Pass-Through
                        Certificates

          The undersigned Servicer hereby acknowledges that it has received from
_______________________, as Trustee for the Holders of Carrington Home Equity
Loan Trust, Series 2005-NC4 Asset-Backed Pass-Through Certificates the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have

                                       E-1

the meanings given them in the Pooling and Servicing Agreement, dated as of
August 1, 2005, among the Trustee, the Depositor and the Servicer (the "Pooling
and Servicing Agreement").

          ( ) Promissory Note dated _______________, 20__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

          ( ) Mortgage recorded on _________________________ as instrument no.
____________________ in the County Recorder's Office of the County of__________,
State of __________________ in book/reel/docket _________________ of official records at page/image _____________.

          ( ) Deed of Trust recorded on ___________________ as instrument no.
________________ in the County Recorder's Office of the County of _____________,
State of ____________________ in book/reel/docket _________________ of official records at page/image ______________.

          ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ___________________ as instrument no. _________ in the County Recorder's
Office of the County of _______________, State of _______________________ in
book/reel/docket ____________ of official records at page/image ____________.

          ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

          ( ) ___________________________________________________

          ( ) ___________________________________________________

          ( ) ___________________________________________________

          ( ) ___________________________________________________

          The undersigned Servicer hereby acknowledges and agrees as follows:

          (1) The Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the
Agreement.

          (2) The Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Collection Account and except as expressly provided in the Agreement.

                                       E-2

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Servicer shall at all times be earmarked for the account of the Trustee, and the Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Servicer's possession, custody or control.

Dated:

                                               NEW CENTURY MORTGAGE CORPORATION

                                               By:
                                                   -----------------------------
                                               Name:
                                               Title:

                                       E-3

                                   EXHIBIT F-1

                    FORM OF TRANSFEROR REPRESENTATION LETTER

                                                             [Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - CA 0502

                    Re: Carrington Home Equity Loan Trust, Series 2005-NC4
                        Asset-Backed Pass-Through Certificates, Class ___,
                        representing a ___% Class Percentage Interest

Ladies and Gentlemen:

          In connection with the transfer by ________________ (the "Transferor")
to ________________ (the "Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

          Neither the Transferor nor anyone acting on its behalf has (a)
offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any
Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner,
(d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the
Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the
1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of
August 1, 2005, among Stanwich Asset Acceptance Company, L.L.C. as Depositor,
New Century Mortgage Corporation as Servicer and Deutsche Bank National Trust
Company as Trustee (the "Pooling and Servicing Agreement"), pursuant to which
Pooling and Servicing Agreement the Certificates were issued.

                                      F-1-1

          Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [Transferor]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      F-1-2

                    FORM OF TRANSFEREE REPRESENTATION LETTER

                                                            [Date]

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - CA 0502

                    Re: Carrington Home Equity Loan Trust, Series 2005-NC4
                        Asset-Backed Pass-Through Certificates, Class ___,
                        representing a ___% Percentage Interest

Ladies and Gentlemen:

          In connection with the purchase from ______________________ (the
"Transferor") on the date hereof of the captioned trust certificates (the
"Certificates"), _______________ (the "Transferee") hereby certifies as follows:

          The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the "1933
Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          2. The Transferee has been furnished with all information regarding
(a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement
referred to below, and (d) any credit enhancement mechanism associated with the
Certificates, that it has requested.

          All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of August 1, 2005, among Stanwich Asset Acceptance Company, L.L.C. as
Depositor, New Century Mortgage Corporation as Servicer and Deutsche Bank
National Trust Company as Trustee, pursuant to which the Certificates were issued.

                                        [TRANSFEREE]

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      F-1-3

                                                          ANNEX 1 TO EXHIBIT F-1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and Deutsche Bank National Trust Company, as Trustee, with respect to the mortgage pass-through certificates (the "Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief
Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the "Transferee").

          2. In connection with purchases by the Transferee, the Transferee is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities
(except for the excluded securities referred to below) as of the end of the
Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3)
of the Internal Revenue Code of 1986.

     ___ BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least
$25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

     ___ SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least

----------
(1) Transferee must own and/or invest on a discretionary basis at least
$100,000,000 in securities unless Transferee is a dealer, and, in that case,
Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities. $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                                      F-1-4

     ___ BROKER-DEALER. The Transferee is a dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934.

     ___ INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISOR. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i)
securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___   ___   Will the Transferee be purchasing the Certificates
     Yes    No   only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the
Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only

                                      F-1-5

purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the
Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:

                                           _____________________________________
                                           Print Name of Transferee

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                      F-1-6

                                                          ANNEX 2 TO EXHIBIT F-1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor]
(the "Transferor") and Deutsche Bank National Trust Company, as Trustee, with respect to the mortgage pass- through certificates (the "Certificates")
described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the President, Chief
Financial Officer or Senior Vice President of the entity purchasing the
Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities
Act of 1933 ("Rule 144A") because the Transferee is part of a Family of
Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

          2. In connection with purchases by the Transferee, the Transferee is a
"qualified institutional buyer" as defined in Rule 144A because (i) the
Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee's
Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the
Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment
Companies, the cost of such securities was used.

     _____ The Transferee owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the
           Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     _____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the
           Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "SECURITIES" as used herein does not include (i)
securities of issuers that are affiliated with the Transferee or are part of the
Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,

                                     F-1-7

(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

          6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:

                                           _____________________________________
                                           Print Name of Transferee or Advisor

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                           IF AN ADVISER:

                                           _____________________________________
                                           Print Name of Transferee

                                     F-1-8

                    FORM OF TRANSFEREE REPRESENTATION LETTER

          The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

          1. I am an executive officer of the Purchaser.

          2. The Purchaser is a "qualified institutional buyer", as defined in
Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

          3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

                                           Name of Purchaser

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

Date of this certificate:

Date of information provided in paragraph 3

                                      F-1-9

                                   EXHIBIT F-2

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK  )

COUNTY OF NEW YORK )

          __________________________, being duly sworn, deposes, represents and warrants as follows:

          1. I am a ______________________ of ____________________________ (the
"Owner") a corporation duly organized and existing under the laws of
______________, the record owner of Carrington Home Equity Loan Trust, Series
2005-NC4 Asset-Backed Pass-Through Certificates, Class R-I Certificates and the
Class R-II, (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement. Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

          2. The Owner (i) is and will be a "Permitted Transferee" as of
____________, 20__ and (ii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted
Transferee" is any person other than a "disqualified organization" or a possession of the United States. For this purpose, a "disqualified organization"
means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan
Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization
(other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the
Internal Revenue Code of 1986 that applies to all transfers of the Class R
Certificates after March 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the
Class R Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual

                                     F-2-1

interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

          4. The Owner is aware of the tax imposed on a "pass-through entity"
holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. The Owner is aware that the Trustee will not register the transfer of any Class R Certificate unless the transferee, or the transferee's agent, delivers to the Trustee, among other things, an affidavit in substantially the same form as this affidavit. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

          7. The Owner's taxpayer identification number is _________________.

          8. The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 5.02(d) which authorize the
Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event that the Owner holds such Certificate in violation of Section 5.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          9. The Owner is not acquiring and will not transfer the Class R
Certificates in order to impede the assessment or collection of any tax.

          10. The Owner anticipates that it will, so long as it holds the Class
R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

          11. The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R
Certificates.

          12. The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the
Certificates remain outstanding.

                                     F-2-2

          13. The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R
Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

          14. The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 5.02(d) of the Pooling and Servicing Agreement under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

          15. The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Trustee an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted Transferee".

          16. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          17. The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 9.01 thereof, the undersigned shall assign and transfer to the Holders of the Class CE Certificates (with respect to a termination of REMIC I) any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Trustee is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class CE Certificates. This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

                                     F-2-3

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of
__________, 20__.

                                           [OWNER]

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title: [Vice] President

ATTEST:

By:
    --------------------------------
Name:
Title: [Assistant] Secretary

          Personally appeared before me the above-named, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice]
President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of __________, 20___.

                                                ________________________________
                                                          Notary Public

                                                County of ______________________
                                                State of _______________________

                                                My Commission expires:

                                      F-2-4

                          FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK  )

COUNTY OF NEW YORK )

          __________________________, being duly sworn, deposes, represents and warrants as follows:

          1. I am a ____________________ of ____________________________ (the
"Owner"), a corporation duly organized and existing under the laws of
______________, on behalf of whom I make this affidavit.

          2. The Owner is not transferring the Class R Certificates (the
"Residual Certificates") to impede the assessment or collection of any tax.

          3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the Residual Certificates: (i) has
insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

          4. The Owner understands that the Purchaser has delivered to the
Trustee a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit F-2. The Owner does not know or believe that any representation contained therein is false.

          5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by
Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith)
unless the Owner has conducted such an investigation.

          6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                     F-2-5

          IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of
___________, 20__.

                                           [OWNER]

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title: [Vice] President

ATTEST:

By:
    ---------------------------------
Name:
Title: [Assistant] Secretary

          Personally appeared before me the above-named, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice]
President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ____ day of __________, 20___.

                                                ________________________________
                                                         Notary Public

                                                County of ______________________
                                                State of _______________________

                                                My Commission expires:

                                      F-2-6

                                    EXHIBIT G

            FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

                                                           _____________, 20__

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: Trust Administration - CA 0502

               Re:  Carrington Home Equity Loan Trust, Series 2005-NC4
                    Asset-Backed Pass-Through Certificates

Dear Sirs:

          _______________________ (the "Transferee") intends to acquire from
_____________________ (the "Transferor") $____________ Initial Certificate
Principal Balance of Carrington Home Equity Loan Trust, Series 2005-NC4
Asset-Backed Pass-Through Certificates, Class [CE] [P] [R](the "Certificates"),
issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement") dated as of August [1], 2005, among Stanwich Asset Acceptance
Company, L.L.C. as depositor (the "Depositor"), New Century Mortgage Corporation
as servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee
(the "Trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The
Transferee hereby certifies, represents and warrants to, and covenants with the
Depositor, the Trustee and the Servicer that:

          The Certificates or any interest therein are not being transferred to
(i) any "employee benefit plan" as defined in Section 3(3) of the Employee
Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to
Title I of ERISA, any "plan" as defined in Section 4975 of the Internal Revenue
Code of 1986, as amended (the "Code"), that is subject to Section 4975 of the
Code or any entity deemed to hold plan assets of any of the foregoing (each, a
"Plan"), (ii) any Person acting, directly or indirectly, on behalf of any such
Plan or (iii) any Person acquiring the Certificates with "plan assets" of a Plan
(within the meaning of the Department of Labor regulation promulgated at 29
C.F.R. Section 2510.3-101).

                                       G-1

                                           Very truly yours,

                                           -------------------------------------

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                       G-2

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

Loan #: ____________
Borrower: _____________

                               LOST NOTE AFFIDAVIT

          I, as ____________________ of ______________________, a
_______________ corporation am authorized to make this Affidavit on behalf of
_____________________ (the "Seller"). In connection with the administration of the Mortgage Loans held by ____________________, a _________________ corporation as Seller on behalf of Bear Stearns Asset Backed Securities I LLC (the
"Purchaser"), _____________________ (the "Deponent"), being duly sworn, deposes and says that:

     1.   The Seller's address is: _____________________________________________
                                   _____________________________________________
                                   _____________________________________________

     2.   The Seller previously delivered to the Purchaser a signed Initial
          Certification with respect to such Mortgage and/or Assignment of
          Mortgage;

     3.   Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by ________________________, a ____________
          corporation pursuant to the terms and provisions of a Mortgage Loan
          Purchase Agreement dated as of __________ __, _____;

     4.   Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

     5.   Aforesaid Mortgage Note and/or Assignment of Mortgage (the "Original")
          has been lost;

     6.   Deponent has made or caused to be made a diligent search for the
          Original and has been unable to find or recover same;

     7.   The Seller was the Seller of the Original at the time of the loss; and

     8.   Deponent agrees that, if said Original should ever come into Seller's possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

     9.   Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust
          (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

                                       H-1

     10.  Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that has already purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the
          Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the "Losses") and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through
          Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost
          Note.

     11.  This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. _____________________, a ______________
          corporation represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this ____ day, of ___________ ______.

                                           SELLER

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

          On this _____ day of ________, _____, before me appeared
_________________ to me personally known, who being duly sworn did say that he is the _____________________ of ____________________ a ______________
corporation and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said corporation.

                                           Signature:

                                           [Seal]

                                       H-2

                                   EXHIBIT I-1

       FORM OF CERTIFICATION TO BE PROVIDED BY THE SERVICER WITH FORM 10-K

                                  Certification

          I, [identify the certifying individual], certify that:

          1. I have reviewed this annual report on Form 10-K, and all reports on
Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Carrington Home
Equity Loan Trust, Series 2005-NC4 Asset-Backed Pass-Through Certificates;

          2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

          3. Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

          4. Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and

          5. The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

          In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Deutsche Bank
National Trust Company.

                                           NEW CENTURY MORTGAGE CORPORATION

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:
                                           Date:

                                      I-1-1

                                   EXHIBIT I-2

                           FORM OF CERTIFICATION TO BE
                       PROVIDED TO SERVICER BY THE TRUSTEE

          Re:  Carrington Home Equity Loan Trust, Series 2005-NC4 Asset-Backed
               Pass-Through Certificates

          I, [identify the certifying individual], a [title] of Deutsche Bank
National Trust Company, as Trustee of the Trust, hereby certify to New Century
Mortgage Corporation (the "Servicer"), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          1. I have reviewed the annual report on Form 10-K for the fiscal year
[___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the
Depositor relating to the above-referenced trust;

          2. Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

          3. Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

          Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated August 1, 2005
(the "Pooling and Servicing Agreement"), among Stanwich Asset Acceptance
Company, L.L.C. as depositor (the "Depositor"), New Century Mortgage Corporation
as servicer (the "Servicer") and Deutsche Bank National Trust Company as trustee
(the "Trustee").

                                           DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                           as Trustee

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:
                                           Date:

                                      I-2-1

                                    EXHIBIT J

                    FORM OF ANNUAL STATEMENT AS TO COMPLIANCE

                    Carrington Home Equity Loan Trust, Series 2005-NC4
                    Asset-Backed Pass-Through Certificates

          I, _____________________, hereby certify that I am a duly appointed
__________________________ of New Century Mortgage Corporation. (the
"Servicer"), and further certify as follows:

          1. This certification is being made pursuant to the terms of the
Pooling and Servicing Agreement, dated as of August 1, 2005, (the "Agreement"), among Stanwich Asset Acceptance Company, L.L.C. as depositor (the "Depositor"),
New Century Mortgage Corporation as servicer (the "Servicer") and Deutsche Bank
National Trust Company as trustee (the "Trustee").

          2. I have reviewed the activities of the Servicer during the preceding year and the Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout the year.

          Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.

Dated: _____________

                                       J-1

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

          I, _________________________, a (an) __________________ of the
Servicer, hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the Master Servicer and that the signature appearing above is his/her genuine signature.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.

                                           By:
                                               ---------------------------------
                                           Name:
                                           Title:

                                       J-2

                                    EXHIBIT K

                             FORM OF SWAP AGREEMENT
                            (Available Upon Request)

                                       K-1

                                    EXHIBIT L

                    FORM OF REPORT PURSUANT TO SECTION 12.01

DATA TO BE PROVIDED TO CLASS CE CERTIFICATE HOLDER:

Loan Number:
Original Loan Amount:
Current Loan Amount:
Original Appraisal Value:
Original LTV:
Current Interest Rate:
First Payment Date:
Last Payment Date:
Current P&I Payment Amount:
Origination Date:
Loan Term:
Product Type (adjustable rate or fixed rate):
Property Type:
Street Address:
Zip Code:
State:
Delinquency Status:
Foreclosure Flag:
Bankruptcy Flag:
Payment Plan Flag (forbearance):
MI Certificate Number:
Foreclosure Start Date (Referral Date):
Foreclosure Actual Sale Date:
NOD Date:
REO List Date:
REO List Price:
Occupancy Status:
Eviction Status:
REO Net Sales Proceeds:
REO Sales Price:
Current Market Value:
Prepayment Flag:
Prepayment Expiration Date:
Prepayment Charges Collected:
Prepayment Premium Waived:
Prepayment Calculation:
Senior Lien Position:
Senior Lien Holder:
Senior Lien Balance:
Estimated Senior Lien Foreclosure Sale Date:
Senior Lien in Foreclosure - Flag:

                                       L-1

                                   Schedule 1

                             MORTGAGE LOAN SCHEDULE

                                [FILED BY PAPER]

                                  Schedule 1-1

                                   Schedule 2

                         SCHEDULE OF PREPAYMENT CHARGES

                            (Available Upon Request)

                                  Schedule 2-1